FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-172143-03

February 27, 2012 FREE WRITING PROSPECTUS STRUCTURAL AND COLLATERAL TERM SHEET $941,268,017 (Approximate Total Mortgage Pool Balance) $829,492,000 (Approximate Offered Certificates)
COMM 2012-LC4

Deutsche Mortgage & Asset Receiving Corporation
Depositor

German American Capital Corporation
Ladder Capital Finance LLC
Guggenheim Life and Annuity Company
Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities
Sole Bookrunner and Lead Manager

Ladder Capital Securities	Guggenheim Securities

Morgan Stanley	RBS

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-LC4 Mortgage Trust
Capitalized terms used but not defined herein have the meanings assigned to them in the other Free Writing Prospectus dated February 28, 2012, relating to the offered certificates (hereinafter referred to as the “Free Writing Prospectus”).

KEY FEATURES OF SECURITIZATION

Key Features:		Pooled Collateral Facts(1):
Sole Bookrunner & Lead Manager:	Deutsche Bank Securities Inc.	Initial Outstanding Pool Balance:	$941,268,017
Co-Managers:	Ladder Capital Securities LLC	Number of Mortgage Loans:	43
	Guggenheim Securities, LLC	Number of Mortgaged Properties:	67
	Morgan Stanley & Co. LLC	Average Mortgage Loan Cut-off Date Balance:	$21,889,954
	RBS Securities Inc.	Average Mortgaged Property Cut-off Date Balance:	$14,048,776
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”)	Weighted Avg Mortgage Loan U/W NCF DSCR:	1.78x
	(44.4%), Ladder Capital Finance LLC (“LCF”)	Range of Mortgage Loan U/W NCF DSCR:	1.22x – 4.12x
	(41.8%) and Guggenheim Life and Annuity	Weighted Avg Mortgage Loan Cut-off Date LTV:	59.2%
	Company (“GLAC”) (13.8%)	Range of Mortgage Loan Cut-off Date LTV:	24.2% - 74.8%
	*An indirect wholly owned subsidiary of Deutsche Bank AG.	Weighted Avg Mortgage Loan Maturity Date or ARD LTV:	51.2%
Master Servicer:	Wells Fargo Bank, National Association	Range of Mortgage Loan Maturity Date or ARD LTV:	24.2% - 74.8%
Operating Advisor:	Park Bridge Lender Services LLC	Weighted Avg U/W NOI Debt Yield:	12.8%
Special Servicer:	CWCapital Asset Management LLC	Range of U/W NOI Debt Yield:	9.3% - 21.5%
Trustee:	U.S. Bank National Association	Weighted Avg Mortgage Loan
Certificate Administrator:	Deutsche Bank Trust Company Americas	Original Term to Maturity (months)(2):	115
Rating Agencies:	Fitch, Inc. and Moody’s Investors Service, Inc.	Weighted Avg Mortgage Loan
Determination Date:	The 6th day of each month, or if such 6th day is not a	Remaining Term to Maturity (months)(2):	110
	business day, the following business day,	Weighted Avg Mortgage Loan Seasoning (months):	5
	commencing in April 2012.	% Mortgage Loans with Amortization for Full Term(3):	85.9%
Distribution Date:	4th business day following the Determination Date in	% Mortgage Loans with Partial Interest Only:	3.6%
	each month, commencing April 2012	% Mortgage Loans with Full Interest Only(4):	10.6%
Cut-off Date:	Due Dates in March 2012. Unless otherwise noted,	% Mortgage Loans with Upfront or Ongoing Tax Reserves:	64.9%
	all Mortgage Loan statistics are based on balances	% Mortgage Loans with Upfront or
	as of the Cut-off Date.	Ongoing Replacement Reserves(5):	68.4%
Settlement Date:	On or about March 20, 2012	% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	45.4%
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds,	% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):	51.6%
	with accrued interest.	% Mortgage Loans with Upfront Engineering Reserves:	42.0%
ERISA Eligible:	All of the Offered Classes are expected to be ERISA eligible.	% Mortgage Loans with Upfront or Ongoing Other Reserves:	38.8%
SMMEA Eligible: Day Count: Tax Treatment: Rated Final Distribution Date: Minimum Denominations: Clean-up Call:	None of the Offered Classes will be SMMEA eligible. 30/360 REMIC December 2044 $10,000 and in each case in multiples of $1 thereafter. 1%	(1)	For purposes of calculating distributions on the Certificates, the Hartman Portfolio Mortgage Loan will be divided into a pooled senior trust component having a cut-off date balance of $56,514,846 and a non-pooled junior trust component having a cut-off date balance of $10,000,000. Although the non-pooled junior trust component of the Hartman Portfolio Mortgage Loan is an asset of the trust, unless otherwise indicated, for purposes of numerical and statistical information contained herein, the non-pooled junior trust component of the Hartman Portfolio Mortgage Loan is not reflected and the term “Mortgage Loan” in that context does not include the non-pooled junior trust component of the Hartman Portfolio Mortgage Loan. The numerical and statistical information related to the loan-to-value ratios, debt service coverage ratios and debt yields have been calculated based on the pooled senior trust component only and does not include the non-pooled junior trust component. See “Structure Overview—Hartman Portfolio Loan Components” below.
		(2)	For ARD loans, the original term to maturity and remaining term to maturity are through the Anticipated Repayment Date.
		(3)	Includes 1 ARD loan representing 1.6% of the outstanding pool balance as of the Cut-off Date.
		(4)	Interest only through the maturity date or, in the case of an ARD loan, through the Anticipated Repayment Date.
		(5)	Includes FF&E Reserves.
		(6)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, industrial and mixed use properties only.

Distribution of Collateral by Property Type

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-LC4 Mortgage Trust

SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

Class(1)	Ratings (Fitch/Moody’s)	Initial Certificate Balance(2)	Subordination Levels(3)		Weighted Avg Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1	AAA(sf) / Aaa(sf)	$48,958,000	30.000	%(8)	2.29	1 - 52	41.4%	18.3%
Class A-2	AAA(sf) / Aaa(sf)	$77,841,000	30.000	%(8)	4.64	52 - 60	41.4%	18.3%
Class A-3	AAA(sf) / Aaa(sf)	$115,586,000	30.000	%(8)	6.86	60 - 112	41.4%	18.3%
Class A-4	AAA(sf) / Aaa(sf)	$416,502,000	30.000	%(8)	9.60	112 - 118	41.4%	18.3%
Class A-M	AAA(sf) / Aaa(sf)	$92,950,000	20.125%		9.82	118 - 119	47.3%	16.0%
Class B	AA(sf) / Aa2(sf)	$44,711,000	15.375%		9.89	119 - 119	50.1%	15.1%
Class C	A(sf) / A2(sf)	$32,944,000	11.875%		9.89	119 - 119	52.2%	14.5%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Fitch/Moody’s)	Initial Certificate or Notional Balance(2)(7)	Subordination Levels(3)	Weighted Avg Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class X-A(9)	AAA(sf) / Aaa(sf)	$751,837,000	N/A	8.02	N/A	N/A	N/A
Class X-B(10)	NR / NR	$189,431,016	N/A	9.70	N/A	N/A	N/A
Class D	BBB-(sf) / Baa3(sf)	$52,946,000	6.250%	9.96	119 - 120	55.5%	13.7%
Class E	BB(sf) / Ba2(sf)	$15,296,000	4.625%	9.97	120 - 120	56.5%	13.4%
Class F	B(sf) / B2(sf)	$11,766,000	3.375%	9.97	120 - 120	57.2%	13.2%
Class G	NR / NR	$31,768,016	0.000%	9.97	120 - 120	59.2%	12.8%
Class HP(11)(12)	NR / NR	$10,000,000	N/A	6.26	1 - 79	N/A	N/A

(1)
The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the weighted average net mortgage pass-through rate (in the case of the Hartman Portfolio Mortgage Loan, taking into account the interest rate and principal balance of the pooled senior trust component only), (iii) a rate equal to the lesser of the initial pass-through rate for that class and the weighted average net mortgage pass-through rate (in the case of the Hartman Portfolio Mortgage Loan, taking into account the interest rate and principal balance of the pooled senior trust component only), or (iv) a rate equal to the weighted average net mortgage pass-through rate (in the case of the Hartman Portfolio Mortgage Loan, taking into account the interest rate and principal balance of the pooled senior trust component only) less a specified rate.

(2)	Subject to a permitted variance of plus or minus 5% (except for Class X Certificates).
(3)	The credit support for each class of certificates does not include the non-pooled junior trust component of the Hartman Portfolio Mortgage Loan.
(4)
Based on the structuring assumptions, assuming 0% CPR for the classes with a certificate balance and 100% CPR after each mortgage loan’s applicable lockout, defeasance, yield maintenance or prepayment penalty period for the Class X-A and Class X-B certificates, as described in the Free Writing Prospectus.

(5)
“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the subject class of Certificates and all other classes, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)
“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance, and the denominator of which is the total initial Certificate Balance of the subject class of Certificates and all other classes, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
The Class X-A and Class X-B Certificates (the “Class X Certificates”) will not have a Certificate Balance. The interest accrual amounts on the Class X-A Certificates will be calculated by reference to a notional amount equal to the sum of the total class principal balances of each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M Certificates. The interest accrual amounts on the Class X-B Certificates will be calculated by reference to a notional amount equal to the sum of the total class principal balances of each of the Class B, Class C, Class D, Class E, Class F and Class G Certificates.

(8)	Represents the approximate subordination level for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.
(9)
The pass-through rate applicable to the Class X-A Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average net mortgage pass-through rate (in the case of the Hartman Portfolio Mortgage Loan, taking into account the interest rate and principal balance of the pooled senior trust component only), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus.

(10)
The pass-through rate applicable to the Class X-B Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average net mortgage pass-through rate (in the case of the Hartman Portfolio Mortgage Loan, taking into account the interest rate and principal balance of the pooled senior trust component only), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F and Class G Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus.

(11)	The Class HP certificates will only receive distributions from, and will only incur losses with respect to, the non-pooled component of the Hartman Portfolio Mortgage Loan.
(12)	For any distribution date, the pass-through rate applicable to the Class HP Certificates will be the net mortgage pass-through rate of the non-pooled component of the Hartman Portfolio Mortgage Loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-LC4 Mortgage Trust
SUMMARY OF THE CERTIFICATES

Short-Term Certificate Principal Paydown Summary(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	U/W NOI Debt Yield
A-2	GACC	Healdsburg Hotel	Hospitality	$16,883,352	52	1.46	x	66.2%	13.4%
A-2	LCF	Fingerlakes Crossing Shopping Center	Retail	$10,440,050	54	1.27	x	62.5%	10.3%
A-2	GLAC	Marina Towers	Office	$7,507,794	54	1.31	x	68.3%	10.7%
A-2	LCF	Fox Hunt Apartments	Multifamily	$4,049,455	54	1.74	x	58.1%	14.0%
A-2	LCF	Rio Apartments	Multifamily	$18,479,935	59	1.45	x	65.4%	11.5%
A-2	LCF	Treetop Apartments	Multifamily	$15,982,647	59	1.45	x	65.4%	11.5%
A-3	GLAC	Staybridge Suites SeaWorld	Hospitality	$8,933,110	78	1.39	x	59.6%	12.9%
A-3	GACC	Hartman Portfolio	Various	$56,514,846	79	1.34	x	62.7%	12.5%

(1)
This table identifies loans with balloon payments due during the principal paydown window assuming 0% CPR and no losses for the indicated Certificates. See “Yield and Maturity Considerations – Yield Considerations” in the Free Writing Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-LC4 Mortgage Trust
TRANSACTION HIGHLIGHTS

▪	$941,268,016 (Approximate) New-Issue Multi-Borrower CMBS:

–
Overview: The mortgage pool consists of 43 fixed-rate commercial, manufactured housing community and multifamily loans that have an aggregate Cut-off Date Balance of $941,268,017 (the “Initial Outstanding Pool Balance”), have an average Cut-off Date Balance of $21,889,954 per Mortgage Loan and are secured by 67 Mortgaged Properties located throughout 17 states and Puerto Rico.

–	LTV: 59.2% weighted average Cut-off Date LTV and 51.2% weighted average Maturity Date or ARD LTV.

–	DSCR: 1.91x weighted average Debt Service Coverage Ratio, based on Underwritten Net Operating Income. 1.78x weighted average Debt Service Coverage Ratio, based on Underwritten Net Cash Flow.

–	Debt Yield: 12.8% weighted average debt yield, based on Underwritten Net Operating Income. 11.9% weighted average debt yield, based on Underwritten Net Cash Flow.

–	Credit Support: 30.000% credit support to Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, which are rated AAA(sf) /Aaa(sf) by Fitch/Moody’s.

▪	Loan Structural Features:

–	Amortization: 89.4% of the Mortgage Loans by Initial Outstanding Pool Balance have scheduled amortization:

▪	85.9% of the Mortgage Loans by Initial Outstanding Pool Balance have amortization for the entire term with a balloon payment due at Maturity or ARD.

▪	3.6% of the Mortgage Loans by Initial Outstanding Pool Balance have scheduled amortization following a partial interest-only period with a balloon payment due at Maturity or ARD.

–	Hard Lockboxes: 57.4% of the Mortgage Loans by Initial Outstanding Pool Balance have Hard Lockboxes in place.

▪
Cash Traps: 80.3% of the Mortgage Loans by Initial Pool Balance have cash traps triggered by certain declines in net cash flow, all at levels greater than a 1.05x coverage, that fund an excess cash flow reserve.

–	Reserves: The Mortgage Loans require amounts to be escrowed for reserves upfront or on an ongoing basis as follows:

▪	Real Estate Taxes: 34 Mortgage Loans representing 64.9% of the Initial Outstanding Pool Balance.

▪	Insurance Reserves: 28 Mortgage Loans representing 45.4% of the Initial Outstanding Pool Balance.

▪	Replacement Reserves (Including FF&E Reserves): 35 Mortgage Loans representing 68.4% of Initial Outstanding Pool Balance.

▪	Tenant Improvement / Leasing Commissions: 16 Mortgage Loans representing 51.6% of the allocated Initial Outstanding Pool Balance of office, retail, mixed use and industrial properties only.

–	Defeasance: 80.8% of the Mortgage Loans by Initial Outstanding Pool Balance permit defeasance after a lockout period and prior to an open period.

–
Yield Maintenance: 18.1% of the Mortgage Loans by Initial Outstanding Pool Balance permit prepayment only with a Yield Maintenance Charge, following the respective lockout period (which may be zero) and prior to an open period.

–
Defeasance or Yield Maintenance: 1.2% of the Mortgage Loans by Initial Outstanding Pool Balance permit prepayment with either a Yield Maintenance Charge from the first payment date until the open period, or Defeasance following an initial period of 2 years from the Closing Date until the open period.

▪	Multiple-Asset Types > 5.0% of the Total Pool:

–	Retail: 52.8% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are retail properties (50.9% are anchored retail properties, including single tenant properties).

–	Office: 15.2% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are office properties.

–	Multifamily: 11.6% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are multifamily properties.

–	Manufactured Housing Community: 7.8% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are manufactured housing community properties.

–	Hospitality: 5.3% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are hospitality properties.

▪
Geographic Diversity: The 67 Mortgaged Properties are located throughout 17 states and Puerto Rico, with only four states having greater than 10.0% of the allocated Initial Outstanding Pool Balance: California (13.3%), Massachusetts (11.8%), Texas (11.3%) and New York (11.2%).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-LC4 Mortgage Trust
STRUCTURE OVERVIEW

Principal Payments:
Payments in respect of principal of the Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.  Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M through Class G Certificates has been reduced to zero as a result of loss allocation, payments in respect of principal of the Offered Certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, and then (to the extent of any recoveries on realized losses) to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, in each case until the Certificate Balance of each such Class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X-A and Class X-B Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to Certificates that are components of the notional amount of Class X-A Certificates (the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M Certificates); and (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to Certificates that are components of the notional amount of Class X-B Certificates (the Class B, Class C, Class D, Class E, Class F and Class G Certificates).

Interest Payments:
On each Distribution Date, interest accrued for each Class of the Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4,  Class X-A and Class X-B Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class, and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates in that order, in each case until the interest payable to each such Class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates for each Distribution Date will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the weighted average net mortgage pass-through rate (in the case of the Hartman Portfolio Mortgage Loan, taking into account the interest rate and principal balance of the pooled senior trust component only), (iii) a rate equal to the lesser of the initial pass-through rate for that class and the weighted average net mortgage pass-through rate  (in the case of the Hartman Portfolio Mortgage Loan, taking into account the interest rate and principal balance of the pooled senior trust component only), or (iv) a rate equal to the weighted average net mortgage pass-through rate (in the case of the Hartman Portfolio Mortgage Loan, taking into account the interest rate and principal balance of the pooled senior trust component only) less a specified rate.

The pass-through rate applicable to the Class X-A Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average net mortgage pass-through rate (in the case of the Hartman Portfolio Mortgage Loan, taking into account the interest rate and principal balance of the pooled senior trust component only), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3,  Class A-4 and Class A-M Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus.

The pass-through rate applicable to the Class X-B Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average net mortgage pass-through rate (in the case of the Hartman Portfolio Mortgage Loan, taking into account the

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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STRUCTURE OVERVIEW

interest rate and principal balance of the pooled senior trust component only), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F and Class G Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus.

Prepayment Interest Shortfalls:
Net prepayment interest shortfalls will be allocated pro rata generally based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing certificate classes.

Loss Allocation:
Losses on the Mortgage Loans (other than with respect to the non-pooled component of the Hartman Portfolio Mortgage Loan) will be allocated to each Class of Certificates in reverse alphabetical order starting with Class G through and including Class A-M, and then to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on a pro rata basis. The notional amount of either of the Class X Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amount of such Class of Class X Certificates.

Prepayment Premiums:
A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the principal distribution amount that such Class receives on that Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of such Class of Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the percentage allocated to such Classes as Discount Rates increase.

Control Rights:
Certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights over servicing matters with respect to each Mortgage Loan. The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative the “Directing Holder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan.

In the case of the Hartman Portfolio Mortgage Loan, the Directing Holder for the Mortgage Loan will initially be the majority owner or the appointed representative of the Class HP Certificates until a “Control Appraisal Event” has occurred and is continuing (i.e. the Certificate Balance of the Class HP Certificates, as reduced by payments of principal and any Appraisal Reduction Amounts and realized losses allocated to the Class HP Certificates, is less than 25% of the initial Certificate Balance of the Class HP Certificates,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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STRUCTURE OVERVIEW

as reduced by payments of principal). Following the occurrence and continuation of a Control Appraisal Event, the majority owner or appointed representative of the Controlling Class will be the Directing Holder for the Hartman Portfolio Mortgage Loan.

Control Eligible Certificates:	Class E, Class F and Class G Certificates.

Controlling Class:
The Controlling Class will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance of such Class.

The Controlling Class as of the Settlement Date will be the Class G Certificates.

Appraised-Out Class:	Any Class of Control Eligible Certificates that has been determined, as result of Appraisal Reductions Amounts allocable to such Class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts allocated to such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan that results in the Class becoming an Appraised-Out Class. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will refrain from exercising any rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

Directing Holder:
CPUSI Co-Investment SS Securities, LLC, a Delaware limited liability company, will be the initial Directing Holder (for each Mortgage Loan other than the Hartman Portfolio Mortgage Loan) and will also own 100% of the Class E, Class F and Class G Certificates as of the Settlement Date.

The Directing Holder with respect to the Hartman Portfolio Mortgage Loan will initially be the majority owner or the appointed representative of the Class HP Certificates.

Control Termination Event:
Will occur when no Class of Control Eligible Certificates has a Certificate Balance (as notionally reduced or reduced by any Appraisal Reduction Amounts and Realized Losses) equal to or greater than 25% of the Certificate Balance as of the Settlement Date.

Upon the occurrence and the continuance of a Control Termination Event, the Controlling Class will no longer have any Control Rights. The Directing Holder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder (i.e. the majority owner or representative of the senior most Class of Control Eligible Certificates) will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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STRUCTURE OVERVIEW

Consultation Termination Event:
Will occur when, without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Holder will have no rights under the Pooling and Servicing Agreement other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:
The Directing Holder will appoint the initial Special Servicer as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time by the Directing Holder.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

Replacement of Special Servicer by Vote of Certificateholders:
Upon (i) the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of all Classes of pooled principal balance Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days) of Holders of (1) at least 75% of the aggregate of all Voting Rights of the pooled principal balance  Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) or (2) at least 50% of the Voting Rights of each Class of pooled principal balance Certificates that have not been “appraised out” (i.e. reduced to less than 25% of its initial Certificate Balance as a result of the application of Appraisal Reduction Amounts or realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by a majority of all Classes of pooled Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time of recommendation and is subject to the receipt written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-LC4 Mortgage Trust
STRUCTURE OVERVIEW

Cap / Limitation on Workout and Liquidation Fees:
The workout fees and liquidation fees payable to a Special Servicer will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation proceeds and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount workout and liquidation fees actually payable by the Trust will be capped in the aggregate at $1,000,000 for each Mortgage Loan. If a new special servicer begins servicing the Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Prohibition on Special Servicer Compensation and Disclosure:
The Special Servicer will not be entitled to any workout fees or liquidation fees from the trust with respect to a Mortgage Loan that (1) became a specially serviced loan solely due to a balloon payment default at maturity and (2) is paid off within 9 months of the maturity as a result of a refinancing obtained by the borrower.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including the trust fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement.  The Special Servicer will also be required to disclose in the Certificateholders’ monthly distribution date statement any compensation or other remuneration the Special Servicer or its affiliates have received from any person.

Operating Advisor:
With respect to the mortgage loans and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights.  After a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will be entitled to consult with the Special Servicer with respect to all major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The Operating Advisor will be subject to termination if holders of at least 15% of the Voting Rights of the pooled Certificates (in connection with termination and replacement relating to the Mortgage Loans), vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable Voting Rights that exercise their right to vote, provided that holders of at least 50% of the applicable Voting Rights have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-LC4 Mortgage Trust

STRUCTURE OVERVIEW

Liquidated Loan Waterfall:
On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

Hartman Portfolio Loan Components:
The Hartman Portfolio Mortgage Loan will be divided into a pooled senior trust component having a cut-off date balance of $56,514,846 and a non-pooled junior trust component having an aggregate cut-off date balance of $10,000,000.  The pooled senior trust component of the Hartman Portfolio Mortgage Loan will be pooled together with the other Mortgage Loans and interest and principal received in respect of the pooled senior trust component of the Hartman Portfolio Mortgage Loan will be available to make distributions in respect of each Class of Certificates other than the Class HP Certificates. Payments of interest and principal received in respect of the non-pooled junior trust component of the Hartman Portfolio Mortgage Loan will be available to make distributions in respect of the Class HP Certificates.  Prior to certain events of default under the Hartman Portfolio Mortgage Loan, the non-pooled junior trust component will generally receive distributions of interest and principal on a pro rata basis with the pooled senior trust component.  Subsequent to certain events of default under the Hartman Portfolio Mortgage Loan, the non-pooled junior trust component will be subordinated in right of payment to the pooled senior trust component.  As further described in the Free Writing Prospectus, losses with respect to the Hartman Portfolio Mortgage Loan will be allocated first, to the non-pooled junior trust component and then, to the pooled senior trust component. Losses with respect to the other Mortgage Loans will not be allocated to the non-pooled junior trust component of the Hartman Portfolio Mortgage Loan.

Although the non-pooled junior trust component of the Hartman Portfolio Mortgage Loan is an asset of the trust, unless otherwise indicated, for purposes of numerical and statistical information contained herein, the non-pooled junior trust component of the Hartman Portfolio Mortgage Loan is not reflected and the term “Mortgage Loan” in that context does not include the non-pooled junior trust component of the Hartman Portfolio Mortgage Loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-LC4 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS(1)

Distribution of Cut-off Date Balances

						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
$4,049,455		$9,999,999	14	$104,473,503	11.1%	5.997%	108	1.52x	65.3%	54.9%
$10,000,000	-	$24,999,999	19	$282,766,244	30.0%	5.798%	103	1.66x	60.9%	53.3%
$25,000,000	-	$39,999,999	2	$61,395,902	6.5%	5.799%	119	1.67x	70.0%	60.7%
$40,000,000	-	$54,999,999	4	$203,587,965	21.6%	6.037%	116	1.39x	64.6%	55.0%
$55,000,000	-	$69,999,999	2	$114,264,846	12.1%	6.171%	100	1.47x	65.2%	56.8%
$70,000,000	-	$99,779,556	2	$174,779,556	18.6%	5.219%	116	2.82x	38.7%	34.1%
Total/Weighted Average			43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

Distribution of Mortgage Rates

						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
4.880%		5.749%	13	$325,430,463	34.6%	5.255%	116	2.35x	49.4%	43.4%
5.750%	-	6.249%	20	$417,881,957	44.4%	5.951%	115	1.53x	63.8%	53.9%
6.250%	-	6.750%	10	$197,955,596	21.0%	6.423%	89	1.37x	65.5%	58.3%
Total/Weighted Average			43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

Property Type Distribution(3)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Rooms, Pads or NRA	Cut-off Date Balance per Units, Rooms, Pads or NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
Retail	21	$496,595,028	52.8%	4,435,987	167	5.587%	115	92.6%	2.02	x	55.0%	47.4%
Anchored(4)	18	$479,495,688	50.9%	4,154,091	168	5.567%	115	92.9%	2.05	x	54.6%	47.1%
Unanchored	3	$17,099,340	1.8%	281,896	143	6.152%	96	85.1%	1.41	x	65.5%	57.2%
Office	16	$143,008,710	15.2%	2,212,244	98	6.094%	103	88.7%	1.56	x	59.9%	52.1%
Suburban	13	$65,312,416	6.9%	1,531,063	58	6.315%	84	77.6%	1.34	x	64.9%	58.0%
Data Center	1	$54,888,798	5.8%	350,267	157	5.930%	118	100.0%	1.62	x	57.8%	49.0%
CBD	2	$22,807,496	2.4%	330,914	70	5.855%	118	93.1%	2.02	x	50.4%	42.6%
Multifamily	11	$109,074,771	11.6%	3,191	42,415	6.168%	96	94.9%	1.40	x	65.9%	57.9%
Manufactured Housing Community	8	$73,170,195	7.8%	2,456	30,764	6.098%	116	91.1%	1.44	x	64.4%	54.5%
Hospitality	5	$49,419,862	5.3%	426	164,977	6.294%	88	74.6%	1.61	x	62.1%	53.2%
Mixed Use	2	$34,700,000	3.7%	243,969	147	5.511%	120	94.0%	1.45	x	74.1%	64.9%
Industrial	3	$21,747,925	2.3%	680,732	32	6.041%	116	97.0%	1.39	x	65.4%	51.4%
Other	1	$13,551,525	1.4%	46	NAP	5.150%	113	100.0%	1.98	x	65.2%	65.2%
Total/Weighted Average	67	$941,268,017	100.0%			5.810%	110	91.5%	1.78	x	59.2%	51.2%

Geographic Distribution(3)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
California	6	$125,262,187	13.3%	5.660%	108	1.69	x	58.2%	49.9%
Southern(5)	5	$108,378,835	11.5%	5.553%	117	1.72	x	56.9%	47.9%
Northern(5)	1	$16,883,352	1.8%	6.350%	52	1.46	x	66.2%	62.7%
Massachusetts	2	$110,779,556	11.8%	5.476%	118	1.82	x	52.1%	44.8%
Texas	17	$106,226,989	11.3%	6.327%	94	1.39	x	63.5%	55.0%
New York	4	$105,145,654	11.2%	5.213%	109	3.33	x	34.8%	32.4%
Pennsylvania	3	$74,947,427	8.0%	5.682%	118	1.73	x	69.2%	61.5%
North Carolina	2	$65,783,085	7.0%	5.825%	113	1.57	x	63.5%	54.0%
Puerto Rico	4	$57,750,000	6.1%	5.850%	120	1.59	x	67.6%	57.1%
Other	29	$295,373,119	31.4%	6.046%	108	1.48	x	64.3%	55.1%
Total/Weighted Average	67	$941,268,017	100.0%	5.810%	110	1.78	x	59.2%	51.2%

(1)
For the Hartman Portfolio Mortgage Loan, the numerical and statistical information related to the loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balances per Unit includes the pooled senior trust component, but does not include the non-pooled junior trust component.

(2)	In the case of 1 Mortgage Loan with an Anticipated Repayment Date, Stated Remaining Term (Mos.) is through the related Anticipated Repayment Date.

(3)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(4)	Includes single tenant properties.

(5)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-LC4 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS(1)

Distribution of Cut-off Date LTV Ratios

						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
24.2%	-	49.9%	5	$221,541,167	23.5%	5.281%	117	2.72x	39.3%	34.3%
50.0%	-	54.9%	2	$30,500,656	3.2%	5.258%	113	1.86x	53.7%	43.9%
55.0%	-	59.9%	5	$87,879,610	9.3%	5.895%	111	1.61x	58.0%	49.1%
60.0%	-	64.9%	7	$135,097,267	14.4%	6.124%	96	1.52x	63.1%	55.3%
65.0%	-	69.9%	18	$384,099,098	40.8%	6.027%	108	1.43x	67.0%	57.7%
70.0%	-	74.8%	6	$82,150,218	8.7%	5.817%	118	1.43x	73.1%	64.6%
Total/Weighted Average			43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

Distribution of LTV Ratios at Maturity or ARD

						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
24.2%	-	44.9%	7	$252,041,823	26.8%	5.278%	116	2.62x	41.1%	35.4%
45.0%	-	49.9%	3	$74,897,044	8.0%	5.811%	118	1.63x	57.9%	48.4%
50.0%	-	54.9%	9	$87,656,239	9.3%	5.909%	110	1.53x	63.7%	52.4%
55.0%	-	59.9%	13	$372,117,439	39.5%	6.074%	110	1.42x	66.3%	56.9%
60.0%	-	64.9%	8	$96,503,946	10.3%	6.323%	80	1.40x	68.2%	61.9%
65.0%	-	74.8%	3	$58,051,525	6.2%	5.418%	118	1.61x	72.3%	67.0%
Total/Weighted Average			43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

Distribution of Underwritten NCF Debt Service Coverage Ratios

						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
1.22x	-	1.29x	3	$61,970,602	6.6%	6.276%	108	1.24x	66.2%	57.6%
1.30x	-	1.34x	6	$148,156,200	15.7%	6.251%	99	1.33x	65.2%	57.1%
1.35x	-	1.39x	5	$111,701,476	11.9%	5.956%	112	1.36x	67.3%	56.2%
1.40x	-	1.49x	9	$132,587,980	14.1%	6.072%	95	1.44x	68.5%	60.9%
1.50x	-	1.59x	4	$82,674,611	8.8%	5.833%	120	1.56x	67.1%	56.2%
1.60x	-	1.69x	4	$87,936,731	9.3%	5.708%	118	1.63x	61.3%	53.1%
1.70x	-	1.79x	3	$30,526,333	3.2%	5.488%	108	1.77x	53.5%	45.6%
1.80x	-	1.99x	6	$179,406,704	19.1%	5.558%	117	1.88x	54.6%	46.3%
2.00x	-	4.12x	3	$106,307,379	11.3%	5.025%	115	3.68x	28.1%	26.3%
Total/Weighted Average			43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

Distribution of Original Terms to Maturity or ARD

						Weighted Averages
Range of Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
60	-	119	8	$132,730,466	14.1%	6.152%	79	1.40x	66.3%	59.9%
120	-	120	35	$808,537,551	85.9%	5.754%	115	1.84x	58.0%	49.8%
Total/Weighted Average			43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

Distribution of Remaining Terms to Maturity or ARD

						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
52	-	64	6	$73,343,234	7.8%	6.301%	56	1.43x	65.1%	61.3%
65	-	101	2	$65,447,957	7.0%	6.534%	79	1.35x	62.3%	55.9%
102	-	120	35	$802,476,826	85.3%	5.706%	117	1.84x	58.4%	49.9%
Total/Weighted Average			43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

(1)
For the Hartman Portfolio Mortgage Loan, the numerical and statistical information related to the loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balances per Unit includes the pooled senior trust component, but does not include the non-pooled junior trust component.

(2)	In the case of 1 Mortgage Loan with an Anticipated Repayment Date, Stated Remaining Term (Mos.) is through the related Anticipated Repayment Date.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-LC4 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS(1)

Ten Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

Mortgage Loans	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance/SF/ Unit/Room	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
Square One Mall	GACC	Saugus, MA	Retail	$99,779,556	10.6%	$184	49.6%	1.84x	13.2%
Union Square Retail	LCF	New York, NY	Retail	$75,000,000	8.0%	$318	24.2%	4.12x	21.5%
Puerto Rico Retail Portfolio	LCF	Various, PR	Retail	$57,750,000	6.1%	$104	67.6%	1.59x	12.0%
Hartman Portfolio	GACC	Various, TX	Various	$56,514,846	6.0%	$34	62.7%	1.34x	12.5%
180 Peachtree Street	GACC	Atlanta, GA	Office	$54,888,798	5.8%	$157	57.8%	1.62x	12.4%
Hampshire Multifamily Portfolio	GACC	Indianapolis, IN	Multifamily	$54,793,389	5.8%	$26,055	65.9%	1.32x	10.9%
Alamance Crossing	GLAC	Burlington, NC	Retail	$50,454,122	5.4%	$110	69.4%	1.35x	10.2%
Brea Plaza Shopping Center	LCF	Brea, CA	Retail	$43,451,656	4.6%	$263	65.8%	1.22x	9.6%
Rio Apartments(2)	LCF	Miami, FL	Multifamily	$18,479,935	2.0%	$62,857	65.4%	1.45x	11.5%
Treetop Apartments(2)	LCF	Miami, FL	Multifamily	$15,982,647	1.7%	$60,771	65.4%	1.45x	11.5%
Piatt Place	GLAC	Pittsburgh, PA	Mixed Use	$33,500,000	3.6%	$151	74.3%	1.45x	10.2%
Total/Weighted Average:				$560,594,950	59.6%		57.3%	1.86x	13.0%

Split Loan Summary

Mortgage Loans	A-Note or Pooled Component Cut-off Date Balance	B-Note or Non- Pooled Component Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance	Pooled Trust U/W NCF DSCR	Total Mortgage U/W NCF DSCR	Pooled Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio	Pooled Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
Hartman Portfolio(1)	$56,514,846	$10,000,000	$66,514,846	1.34x	1.14x	62.7%	73.7%	12.5%	10.6%

Existing Mezzanine Debt Summary

Mortgage Loans	Cut-off Date Balance	Mezzanine Cut-off Date Balance	Total Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
Puerto Rico Retail Portfolio	$57,750,000	$15,000,000	$72,750,000	1.59x	1.13x	67.6%	85.2%	12.0%	9.5%
BB&T Headquarters Building	$15,328,964	$8,933,996	$24,262,960	2.29x	1.25x	44.0%	69.7%	17.2%	10.9%

Previous Securitization History(3)

Mortgage Loans	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization
Square One Mall	GACC	Saugus, MA	Retail	$99,779,556	10.6%	LBUBS 2002-C2
Puerto Rico Retail Portfolio	LCF	Various, PR	Retail	$57,750,000	6.1%	GECMC 2001-1(4)
Rio Apartments	LCF	Miami, FL	Multifamily	$18,479,935	2.0%	BACM 2000-2
Evergreen Portfolio	LCF	Various, Various	Manufactured Housing Community	$16,964,976	1.8%	LBUBS 2004-C8
Holiday Village	LCF	Mesa, AZ	Manufactured Housing Community	$15,454,232	1.6%	WBCMT 2002-C1
BB&T Headquarters Building	LCF	Winston-Salem, NC	Office	$15,328,964	1.6%	WBCMT 2003-C7
Rancho Penasquitos Towne Center II	GACC	San Diego, CA	Retail	$11,022,646	1.2%	BAFU 2001-3
Southwood Manor MHC	LCF	Anchorage, AK	Manufactured Housing Community	$11,000,933	1.2%	JPMCC 2004-C3
Penland Park MHC	LCF	Anchorage, AK	Manufactured Housing Community	$10,951,155	1.2%	JPMCC 2004-C3
Eagle Crest MHC	LCF	Hamburg, NY	Manufactured Housing Community	$10,720,004	1.1%	FUNBC 2002-C1
Hickory Glen Apartments	LCF	Springfield, IL	Multifamily	$8,989,011	1.0%	LBUBS 2007-C2
Boulevard Estates MHC	LCF	Clearwater, FL	Manufactured Housing Community	$8,078,896	0.9%	LBUBS 2006-C7
Spalding Building	LCF	Portland, OR	Office	$7,478,533	0.8%	BACM 2001-1
Addison Place North	GACC	Delray Beach, FL	Retail	$6,950,000	0.7%	LBUBS 2002-C2
Wood Forest Apartments	GLAC	Nacogdoches, TX	Multifamily	$6,780,333	0.7%	CSFB 2005-C2
Fox Hunt Apartments	LCF	Dayton, OH	Multifamily	$4,049,455	0.4%	PSSF 2000-C1
Total				$309,778,629	32.9%

(1)
For the Hartman Portfolio Mortgage Loan, the numerical and statistical information related to the loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balances per Unit includes the pooled senior trust component, but does not include the non-pooled junior trust component unless otherwise specified.

(2)	The Rio Apartments Mortgage Loan and the Treetop Apartments Mortgage Loan are cross-collateralized and cross-defaulted with each other and included in this table as a crossed group.

(3)	Includes Mortgaged Properties securing Mortgage Loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization.

(4)	For the Puerto Rico Retail Portfolio Mortgage Loan, only the Juncos Plaza Mortgaged Property was securitized in GECMC 2001-1.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Regional Mall
Sponsor:	Mayflower Realty LLC		Collateral:	Fee Simple
Borrower:	Mayflower Square One, LLC		Location:	Saugus, MA
Original Balance:	$100,000,000		Year Built / Renovated:	1959 / 1994, 2001
Cut-off Date Balance:	$99,779,556		Total Sq. Ft.:	928,667
% by Initial UPB:	10.60%		Total Collateral Sq. Ft.(3):	541,128
Interest Rate:	5.47%		Property Management:	Simon Management Associates, LLC
Payment Date:	6th of each month		Underwritten NOI:	$13,141,569
First Payment Date:	6-Feb-12		Underwritten NCF:	$12,519,255
Maturity Date:	6-Jan-22		Appraised Value:	$201,000,000
Amortization:	360 months		Appraisal Date:	November 11, 2011
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)		Historical NOI
Lockbox / Cash Management:	Hard / In Place		TTM NOI:	$14,209,439 (T-12 October 31, 2011)
			2010 NOI:	$14,172,910 (December 31, 2010)
Reserves(1)			2009 NOI:	$15,021,283 (December 31, 2009)
	Initial	Monthly	2008 NOI:	$15,215,979 (December 31, 2008)
Taxes:	$0	Springing	2007 NOI:	NAV
Insurance:	$0	Springing	2006 NOI:	NAV
Replacement:	$0	Springing
TI/LC:	$0	Springing	Historical Occupancy(4)
			Current Occupancy:	90.0% (December 1, 2011)
Financial Information			2010 Occupancy:	93.6% (December 31, 2010)
Cut-off Date Balance / Sq. Ft.(2):		$184	2009 Occupancy:	97.2% (December 31, 2009)
Balloon Balance / Sq. Ft.(2):		$154	2008 Occupancy:	93.5% (December 31, 2008)
Cut-off Date LTV:		49.60%	2007 Occupancy:	NAV
Balloon LTV:		41.50%	2006 Occupancy:	NAV
Underwritten NOI DSCR:		1.93x
Underwritten NCF DSCR:		1.84x	Historical Annual Rent PSF(5)
Underwritten NOI Debt Yield:		13.20%	Current Rent PSF:	$27.66 (December 1, 2011)
Underwritten NCF Debt Yield:		12.50%	2010 Rent PSF:	$27.82 (December 31, 2010)
			2009 Rent PSF:	$25.88 (December 31, 2009)
			2008 Rent PSF:	$28.86 (December 31, 2008)
			(1) See Initial Reserves” and “Ongoing Reserves” herein.
			(2) Based on the Total Collateral Sq. Ft. of 541,128.
			(3) Excludes Sears (210,427 sq. ft.) and Macy’s (177,112 sq. ft.), which are not part of the collateral.

(4) Current Occupancy does not include non-collateral anchor space. Historical occupancy percentages include the non-collateral anchor space. Including the non-collateral anchor space, Current Occupancy would be 94.2%.

(5) Historical Rent PSF shown in the table above is based on historical operating statements and occupancy rates provided by the borrower, and do not include non-collateral anchor space or 32,022 sq. ft. of temporary tenant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Anchor and Major Tenant Summary
Anchor Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)
Dick’s Clothing & Sporting Goods(3)	NR/NR/NR	68,500	12.7%	1/31/2023	$10,279	$150	15.0%
Best Buy (3)(4)	BBB-/Baa2/BBB-	60,000	11.1%	2/28/2013	NAP	NAP	NAP
T.J. Maxx & More(3)	NR/A3/A	58,075	10.7%	1/31/2014	$11,824	$204	12.3%
Subtotal		186,575	34.5%		$22,103	$175	13.5%

Non-Collateral Anchors
Sears	NR/NR/CCC+	210,427	NAP	NAP	NAP	NAP	NAP
Macy’s	NR/Baa3/BBB-	177,112	NAP	NAP	NAP	NAP	NAP
Subtotal		387,539

Major In-Line Tenants
Old Navy	BBB-/Baa3/BB+	18,800	3.5%	5/31/2021	$3,925	$209	11.5%
Gap(5)	BBB-/Baa3/BB+	11,977	2.2%	MTM	$1,678	$140	22.8%
Express	BB+/Ba2/BB+	8,529	1.6%	1/31/2021	$3,406	$399	13.7%
American Eagle Outfitters	NR/NR/NR	8,359	1.5%	1/31/2021	$1,940	$232	27.1%
New York & Company	NR/NR/NR	7,432	1.4%	1/31/2016	$2,005	$270	23.7%
Subtotal		55,097	10.2%		$12,954	$235	17.7%

Remaining Tenants
Other In-line		203,514	37.6%		$62,023	$328	18.7%
Temporary		32,022	5.9%		NAP	NAP	NAP
Food Court		8,405	1.6%		$5,236	$699	23.4%
Kiosk		1,294	0.2%		$1,939	$1,498	33.4%
Subtotal		245,235	45.3%

Total Occupied Collateral		486,907	90.0%

Vacant		54,221	10.0%
Total(6)		541,128	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrower as of December 31, 2011 and only include tenants reporting sales.
(3)	The Rent PSF for Dick’s Clothing & Sporting Goods is $19.75 PSF, for Best Buy is $8.90 PSF, and for T.J. Maxx & More is $18.90 PSF.
(4)	Blast Fitness subleases 21,668 sq. ft. of the Best Buy space.
(5)	Gap’s current lease expired at the end of January 2012. A one-year lease extension is out for signature. Gap is open and currently paying rent.
(6)	Does not include non-collateral anchor tenants.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent
Temp Tenants(2)	13	32,022	5.9%	32,022	5.9%	$0.00	0.0%	0.0%
MTM	5	31,271	5.8%	63,293	11.7%	$26.61	6.6%	6.6%
2012	10	8,831	1.6%	72,124	13.3%	$82.47	5.8%	12.4%
2013	13	89,610	16.6%	161,734	29.9%	$16.40	11.7%	24.1%
2014	19	88,768	16.4%	250,502	46.3%	$28.60	20.2%	44.3%
2015	11	35,330	6.5%	285,832	52.8%	$40.77	11.4%	55.7%
2016	10	24,574	4.5%	310,406	57.4%	$42.05	8.2%	63.9%
2017	6	30,165	5.6%	340,571	62.9%	$31.12	7.5%	71.4%
2018	7	12,759	2.4%	353,330	65.3%	$39.53	4.0%	75.4%
2019	1	2,176	0.4%	355,506	65.7%	$40.84	0.7%	76.1%
2020	3	4,332	0.8%	359,838	66.5%	$34.52	1.2%	77.3%
2021	11	56,485	10.4%	416,323	76.9%	$25.35	11.4%	88.7%
2022	1	2,084	0.4%	418,407	77.3%	$35.00	0.6%	89.2%
Thereafter	1	68,500	12.7%	486,907	90.0%	$19.75	10.8%	100.0%
Vacant	NAP	54,221	10.0%	541,128	100.0%	NAP	NAP
Total / Wtd. Avg.	111	541,128	100.0%			$27.66	100.0%

(1)	Excludes non-collateral anchor tenants, Sears and Macy’s.
(2)	Temp Tenants represent tenants with leases of less than a year.
(3)	Total / Wtd. Avg. Annual U/W Base Rent Per Sq. Ft. and % U/W Base Rent Rolling excludes Temp Tenant space.

The Loan. The Square One Mall loan (the “Square One Mall Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 541,128 square foot regional mall located at 1201 Broadway in Saugus, Massachusetts (the “Square One Mall Property”) with an original principal balance of $100.0 million. The Square One Mall Loan has a 10-year term and amortizes on a 30-year schedule. The Square One Mall Loan accrues interest at a fixed rate equal to 5.4730% and has a Cut-off Date Balance of approximately $99.8 million. Proceeds were used to retire existing debt of approximately $83.3 million, resulting in a cash-out of $15.6 million. Based on the appraised value of $201.0 million as of November 11, 2011, the Cut-off Date LTV is 49.6% and the remaining implied equity is $101.0 million. The most recent prior financing of the Square One Mall Property was included in the LBUBS 2002-C2 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$100,000,000	100.0%	Loan Payoff	$83,337,494	83.3%
			Closing Costs	1,052,394	1.1%
			Cash Out	15,610,112	15.6%
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

The Borrower / Sponsor.    The borrower, Mayflower Square One, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Mayflower Realty LLC (the “Guarantor”). However, recourse for any such claim is limited to the Series B Assets of Guarantor (as described in the related mortgage loan documents), including any proceeds from the sale of such assets. Mayflower Realty LLC is a joint venture between Simon Property Group, L.P., The Canada Pension Plan Investment Board and Teachers Insurance and Annuity Association of America.

Simon Property Group, L.P. (“SPG”), rated A-/Baa1/A- by Fitch/Moody’s/S&P, is an S&P 500 company, and one of the largest real estate companies in the United States, owning or having an interest in 391 retail properties comprising 261 million square feet of gross leasable area in North America, Europe and Asia. On October 5, 2011, the company entered into a new, unsecured revolving credit facility that increased the company’s borrowing capacity by $4.0 billion and matures in 2015, and in November 2011, SPG issued $1.2 billion of investment grade debt, rated A- with a “stable” outlook by both Fitch and S&P.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Canadian Pension Plan (“CPP”) Fund is a contributory, earnings-related insurance program, forming one of the two major components of Canada’s public retirement income system. As of September 30, 2011, the Net Asset Value (CAN) was $152.3 billion, with approximately $13.9 billion invested in real estate.

Teachers Insurance and Annuity Association of America (“TIAA”) is a Fortune 100 financial services organization that is the leading retirement provider for people who work in the academic, research, medical and cultural fields. TIAA made its first real estate investments in 1947 and today is one of the largest commercial real estate owners in the nation. TIAA has more than 400 real estate investments in the United States and Europe with an equity investment of approximately $15 billion. More than half of TIAA’s real estate holdings belong to the TIAA Real Estate Account, which was created in 1995 to allow retirement savers to invest directly in a broadly diversified portfolio of income-producing real estate properties. TIAA serves 3.7 million active and retired employees participating at more than 15,000 institutions and has $440.7 billion in combined assets under management as of September 30, 2011.

The Property. The Square One Mall Property is a two-story, enclosed super-regional shopping center totaling 928,667 square feet, of which 541,128 square feet is collateral for the Square One Mall Loan.  Located in Saugus, Massachusetts, the Square One Mall Property was originally constructed in 1959, renovated in 1994 and expanded in 2001. The sponsor purchased the Square One Mall Property in 1998 for an undisclosed price. As of year-end 2011, reporting in-line tenants had trailing-12 month sales of $307 PSF and an occupancy cost of 17.6%. As of December 1, 2011, the Square One Mall Property is 90.0% occupied not including non-collateral anchor tenants and 94.2% occupied including non-collateral anchor tenants. Occupancy at the Square One Mall Property has averaged 94.6% (including non-collateral anchors) since 2008.

The Square One Mall Property is anchored by Sears, Macy’s, Dick’s Clothing & Sporting Goods, Best Buy and T.J. Maxx & More. Sears (210,427 sq. ft.) and Macy’s (177,112 sq. ft.) own their stores and are not collateral for the Square One Mall Loan. Dick’s Clothing & Sporting Goods and T.J. Maxx & More are the only anchors that report sales; Dick’s Clothing & Sporting Goods reported year-end 2011 sales of $150 PSF and an occupancy cost of 15.0%, while T.J. Maxx & More reported sales of $204 PSF and an occupancy cost of 12.3%. In addition, the Square One Mall Property is occupied by a diverse roster of national tenants including Old Navy, The Gap/Gap Kids, H&M, Express, American Eagle Outfitters, Victoria’s Secret, Hollister Co. and Aeropostale.

Historical Sales PSF(1)(2)
	2007	2008	2009	2010	2011
Dick’s Clothing & Sporting Goods	$108	$147	$136	$146	$150
T.J. Maxx & More	$193	$199	$202	$203	$204

In-Line Tenants	$360	$357	$319	$287	$307

(1)	Historical Sales PSF are based on historical operating statements provided by the borrower.
(2)	Approximately 92% of in-line tenants report sales.

Environmental Matters. The Phase I environmental report dated November 17, 2011 recommended the continued implementation of an Asbestos Operations and Maintenance Plan at the Square One Mall Property, which is already in place.

The Market.   The Square One Mall Property is located on the west side of Route 1 in the southwestern portion of Saugus, Massachusetts, about 10 miles north of downtown Boston. U.S. Route 1 is a multi-lane state highway that links the local area with the center of Boston and most of the North Shore communities. According to the appraisal, within a three-mile radius of the Square One Mall Property, the 2010 population was 122,726, increasing to 416,419 people at five miles, and over one million people within 10 miles. The average household income was $78,025 within three miles of the site.

The Square One Mall Property is part of the Route 128 North Submarket, which accounts for 30.9 million square feet of total retail space. Per the CoStar Q4 2011 report, the Route 128 North retail market has a vacancy rate of 4.3% and the quoted net rate is $18.72 PSF. Malls located in the Route 128 North Submarket total 5.7 million square feet of space, representing approximately 19% of total mall space in the Boston retail market. The Square One Mall Property competes directly with four other mall properties located within 14 miles. The four mall properties are considered super regional malls, with an average size of 1.1 million square feet and average occupancy of 94.5%. Northshore Mall and Burlington Mall are also owned by Simon Property Group. The competitive set is detailed in the following chart:

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Competitive Set(1)
Name	Square One Mall Property(2)	Northshore Mall	Burlington Mall	CambridgeSide Galleria	Liberty Tree Mall
Distance from Subject	NAP	10 miles North	14 miles West	9 miles South	11 miles North
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built / Renovated	1959 / 1994	1958 / 1993	1968 / 1996	1991 / NAP	1972 / 1996
Total Occupancy	94.2%	94.0%	97.0%	96.0%	91.0%
Size (Sq. Ft.)	928,667	1,579,820	1,317,061	636,847	859,087
Anchors / Major Tenants	Sears Macy’s Dick’s Clothing & Sporting Goods Best Buy T.J. Maxx & More	Macy's JCPenney Macy's Men & Furniture Nordstrom Sears	Macy's Lord & Taylor Sears Crate & Barrel Nordstrom	Best Buy H&M Macy's Macy's Home Sears	Best Buy Kohl's Marshalls Nordstrom Rack Target Stop & Shop

(1)	Source: Appraisal
(2)	Includes non-collateral anchor tenants Sears and Macy’s.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 10/31/2011	U/W	U/W PSF
Base Rent(1)	$13,643,864	$13,680,131	$13,523,162	$13,938,060	$25.76
Value of Vacant Space	0	0	0	818,535	1.51
Gross Potential Rent	$13,643,864	$13,680,131	$13,523,162	$14,756,595	$27.27
Total Recoveries	8,847,648	7,866,668	8,278,893	7,409,608	13.69
Total Other Income	895,129	926,087	883,310	824,960	1.52
Less: Vacancy(2)	256,376	(110,199)	(140,052)	(1,757,983)	(3.25)
Effective Gross Income	$23,643,017	$22,362,687	$22,545,313	$21,233,180	$39.24
Total Operating Expenses	8,621,734	8,189,777	8,335,874	8,091,611	14.95
Net Operating Income	$15,021,283	$14,172,910	$14,209,439	$13,141,569	$24.29
TI/LC	0	0	0	439,808	0.81
Capital Expenditures	0	0	0	182,506	0.34
Net Cash Flow	$15,021,283	$14,172,910	$14,209,439	$12,519,255	$23.14

(1)	U/W Base Rent includes $149,024 in contractual step rent through November 2012.
(2)	U/W Vacancy of $1,757,983 is comprised of 3.6% of gross income ($818,535) of actual vacancy and 4.1% of gross income ($939,448) of mark to market.

Property Management.    The Square One Mall Property is managed by Simon Management Associates, LLC, a borrower affiliate.

Lockbox / Cash Management.    The Square One Mall Loan is structured with a hard lockbox and in place cash management.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default (until such time that such event of default has been cured), (ii) a bankruptcy action by the manager, borrower or guarantor (until such time that such entity is replaced, or in the case of an involuntary bankruptcy, such action is dismissed), or (iii) if the debt service coverage ratio for the trailing four calendar quarters is less than 1.10x for two consecutive quarters, as calculated on the last day of the calendar quarter (until such time that the DSCR is at least 1.10x for two consecutive calendar quarters); provided, however, that the borrower may not cure a cash sweep event more than five times during the loan term.

Initial Reserves.    None.

Ongoing Reserves.   The Square One Loan provides for springing reserves as follows: if (i) the DSCR falls below 1.30x for two consecutive calendar quarters, (ii) there is an event of default, or (iii) there is a bankruptcy action by the manager, then the borrower will be required to make monthly deposits of (i) 1/12 of the annual tax premium into a tax reserve account, (ii) 1/12 of the annual insurance premium into an insurance reserve account; however monthly insurance deposits will not be required so long as (a) an acceptable blanket policy is in place and (b) the insurance premiums for the subsequent 12 months have been paid, (iii) $9,019 into a capital expenditure account, subject to a cap of $216,452 and (iv) $44,167 into a TI/LC reserve account, subject to a cap of $1,060,000.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.  The loan documents permit, without lender consent, the free release of non-income producing portions of the Square One Mall Property, for use that is integrated and consistent with the use of the Square One Mall Property, subject to, among other things, the satisfaction of a loan-to-value test.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Square One Mall
1201 Broadway
Saugus, MA 01906
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The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	The Related Companies, L.P.		Collateral:	Leasehold
	(“Related”); OTR, an Ohio general		Location:	New York, NY
	partnership acting as the duly		Year Built / Renovated:	1999 / NAP
	designated nominee of the Board of		Total Sq. Ft.:	236,215
	the State Teachers Retirement System		Property Management:	Related Management Company, L.P.
	of Ohio (“STRSO”)		Underwritten NOI(2):	$16,090,296
Borrower:	Union Square Retail Lessee, LLC		Underwritten NCF(2):	$15,293,527
Original Balance:	$75,000,000		Appraised Value:	$310,000,000
Cut-off Date Balance:	$75,000,000		Appraisal Date:	January 4, 2012
% by Initial UPB:	8.00%
Interest Rate:	4.88%		Historical NOI
Payment Date:	6th of each month		2011 NOI(2):	$18,885,516 (YTD November 30, 2011 Ann.)
First Payment Date:	6-Oct-11		2010 NOI(2):	$9,205,430 (December 31, 2010)
Maturity Date:	6-Sep-21		2009 NOI:	$3,334,520 (December 31, 2009)
Amortization:	Interest Only		2008 NOI:	$6,285,738 (December 31, 2008)
Additional Debt:	None
Call Protection:	L(30), D(86), O(4)		Historical Occupancy
Lockbox / Cash Management(1):	None		Current Occupancy:	100.0% (November 30, 2011)
			2010 Occupancy:	88.2% (December 31, 2010)
Reserves			2009 Occupancy:	73.1% (December 31, 2009)
	Initial	Monthly	2008 Occupancy:	100.0% (December 31, 2008)
None	NAP	NAP	(1) See “Lockbox / Cash Management” herein.
			(2) Includes rents paid by certain sub-subtenants.
Financial Information
Cut-off Date Balance / Sq. Ft.:	$318
Balloon Balance / Sq. Ft.:	$318
Cut-off Date LTV:	24.20%
Balloon LTV:	24.20%
Underwritten NOI DSCR:	4.34x
Underwritten NCF DSCR:	4.12x
Underwritten NOI Debt Yield:	21.50%
Underwritten NCF Debt Yield:	20.40%

Tenant Summary
	Ratings	Net Rentable	% of Net	U/W Base	% of Total	Lease
Tenant	(Fitch/Moody’s/S&P)(1)	Area (Sq. Ft.)	Rentable Area	Rent PSF	U/W Base Rent	Expiration
Regal Cinemas	B+/B3/B+	118,779	50.30%	$42.24	23.20%	4/30/2023
Best Buy(2)	BBB-/Baa2/BBB-	46,088	19.50%	$74.00	15.80%	1/31/2025
Nordstrom Rack(2)	A-/Baa1/A-	32,136	13.60%	$124.47	18.50%	5/31/2020
Duane Reade(2)	NR/A2/A	13,947	5.90%	$238.40	15.40%	9/30/2030
Citibank, N.A. (2)	A/A3/A-	9,755	4.10%	$500.00	22.60%	3/31/2020
Total Major Tenants		220,705	93.40%	$93.48	95.50%
Remaining Tenants		15,510	6.60%	$62.46	4.50%
Total Occupied Collateral		236,215	100.00%	$91.44	100.00%
Vacant		0	0.00%
Total		236,215	100.00%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease
(2)	Tenant listed is a sub-subtenant. See “The Property” herein.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	1	9,091	3.8%	9,091	3.8%	$46.66	2.0%	2.0%
2018	0	0	0.0%	9,091	3.8%	$0.00	0.0%	2.0%
2019	0	0	0.0%	9,091	3.8%	$0.00	0.0%	2.0%
2020	3	48,310	20.5%	57,401	24.3%	$195.03	43.6%	45.6%
2021	0	0	0.0%	57,401	24.3%	$0.0	0.0%	45.6%
2022	0	0	0.0%	57,401	24.3%	$0.0	0.0%	45.6%
Thereafter	3	178,814	75.7%	236,215	100.0%	$65.73	54.4%	100.0%
Vacant	NAP	0	0.0%	236,215	100.0%	NAP	NAP
Total / Wtd. Avg.	7	236,215	100.0%			$91.44	100.0%

The Loan.    The Union Square Retail loan (the “Union Square Retail Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in the 236,215 square foot Class A, anchored retail property located at One Union Square South in New York, New York (the “Union Square Retail Property”) with an original principal balance of $75.0 million. The Union Square Retail Loan has a 10-year term and is interest only throughout the term. The Union Square Retail Loan accrues interest at a fixed rate equal to 4.8800% and has a Cut-off Date Balance of $75.0 million. Loan proceeds were used to pay off a prior mezzanine loan in the amount of approximately $32.8 million secured by the equity interest in the mortgage borrower, giving the principals a cash-out of $39.4 million. Based on the appraised value of $310.0 million as of January 4, 2012, the Cut-off Date LTV is 24.2% and the remaining implied equity is $235.0 million.  The most recent prior financing of the Union Square Retail Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$75,000,000	100%	Loan Payoff	$32,754,946	43.7%
			Borrower Recapitalization	$39,357,952	52.5%
			Closing Costs	$2,887,102	3.8%
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%

The Borrower / Sponsors.    The borrower, Union Square Retail Lessee, LLC (for purposes of this “Union Square Retail” discussion, the “Borrower”) is a single purpose Delaware limited liability company with two independent directors in its organizational structure.  The sponsors of the borrower are The Related Companies, L.P. and OTR, an Ohio general partnership acting as the duly designated nominee of the Board of the State Teachers Retirement System of Ohio (“STRSO”) and the nonrecourse carve-out guarantor is The Related Companies, L.P. (“Related”).  Related owns and operates a portfolio of real estate assets with an estimated value over $12 billion, consisting of a diversified mix of real estate properties. Related’s operating portfolio includes 19 luxury rental buildings with approximately 4,700 units, 18 retail assets totaling more than 3.5 million square feet, and approximately 13,000 affordable housing apartments located throughout the United States. Their operating assets also include over 5 million square feet of office and trade show space.  Related developed a majority of their operating properties and maintains management responsibilities for a majority of the assets.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

The Property. The Union Square Retail Property consists of a multi-level retail building totaling 236,215 square feet of net rentable area within four above grade levels and one below grade level, within the luxury mixed-use development located at One Union Square South. The entire One Union Square South mixed-use development is a 22-story building on a 48,223 square foot parcel of land, with a four-story retail component and an 18-story luxury residential component above.  The entire mixed use development contains 240 residential rental apartment units (208,961 square feet), and 236,215 square feet of retail space.  The Union Square Retail Property is leased by the Borrower pursuant to three subleases to (i) Regal Cinemas, (ii) Union Square Development Associates, LLC (“USDA”), a wholly-owned subsidiary of the Borrower and (iii) Union Square Development Associates II, LLC (“USDA II”), a wholly-owned subsidiary of the Borrower as landlord (the subleases to USDA and USDA II are, collectively, the “Affiliate Subleases”).  USDA sub-subleases its tenant space to Best Buy.  USDA II sub-subleases its tenant space to Nordstrom Rack, Duane Reade, Citibank, N.A., Park South Imaging and Union Square Wines. The Union Square Retail Property is anchored by Regal Cinemas, Best Buy and Nordstrom Rack, which occupy 83.4% of the Union Square Retail Property. The site is ground leased through December 31, 2095 with no renewal options.

The Union Square Retail Property was constructed in 1999 and is a retail “air rights” development parcel established pursuant to a reciprocal easement and operating agreement with the owner of the luxury residential apartment tower above the Union Square Retail Property.  The residential tower is separately owned and managed by Related.  The ground floor of the Union Square Retail Property is comprised of an entrance for each of the seven tenants along with a lobby for the residential component of the building.

The Union Square Retail Property, which was originally owned 100% by STRSO, was developed in 1996 and leased by STRSO to its initial subtenants, Circuit City, Virgin Megastore, and United Artists Theaters.  In March 2008, STRSO sold a 49% interest in the ownership of the Union Square Retail Property to Related Union Square Retail Associates, LLC, an affiliate of Related (“Related Owner”).  USDA acquired the Circuit City sublease out of the Circuit City bankruptcy and USDA II acquired the Virgin Megastore sublease in connection with an acquisition of Virgin Megastore.

Environmental Matters. The Phase I environmental report dated February 1, 2012 recommended no further action at the Union Square Retail Property.

Major Tenants.

Regal Cinemas (118,779 sq. ft., 50.3% of NRA, 23.2% of U/W Base Rent)
Regal Cinemas, Inc. (successor-in-interest to United Artists Theatre Circuit, Inc.) is the tenant under the Regal Cinemas lease.  Regal Cinemas, Inc. is a wholly-owned subsidiary of Regal Entertainment Group (S&P/Moody’s/Fitch rated B+/B3/B+).  Regal Entertainment Group (NYSE: RGC), through its subsidiaries, operates a theatre circuit in the United States. It develops, acquires, and operates multi-screen theatres primarily in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets under Regal Cinemas, United Artists, and Edwards brand names. As of December 31, 2010, Regal Entertainment Group operated 6,698 screens in 539 theatres in 37 states and the District of Columbia. The company was founded in 2002 and is based in Knoxville, Tennessee.  The location reportedly represents the second-highest gross theater in the tenant’s chain.  Regal has been at the location since its original development.

Best Buy (46,088 sq. ft., 19.5% of NRA, 15.8% of U/W Base Rent)
Best Buy Co., Inc. (NYSE: BBY) (S&P/Moody’s/Fitch rated BBB-/Baa2/BBB-) operates as a retailer of consumer electronics, home office products, entertainment software, appliances, and related services. In addition, the company offers service contracts, warranties, repair, delivery, and computer-related services, as well as installation services for home theaters, and mobile audio and appliances. It operates its retail stores and call centers, as well as online retail operations under various brand names, such as Best Buy, The Carphone Warehouse, Five Star, Future Shop, Geek Squad, Magnolia Audio Video, Napster, Pacific Sales, The Phone House, and Speakeasy. Best Buy was formerly known as Sound of Music, Inc. and changed its name to Best Buy Co., Inc. in 1983.  Best Buy Co., Inc. was founded in 1966 and is headquartered in Richfield, Minnesota.  Best Buy began operations at the Union Square Retail Property in 2009, and replaced Circuit City, which vacated in 2009 upon the liquidation of the company.

Nordstrom Rack (32,136 sq. ft., 13.6% of NRA, 18.5% of U/W Base Rent)
Nordstrom, Inc. (NYSE: JWN) (S&P/Moody’s/Fitch rated A-/Baa1/A-) is a fashion specialty retailer, offering apparel, shoes, cosmetics, and accessories for women, men, and children in the United States. The company offers a selection of brand name and private label merchandise. It sells its products through various channels, including Nordstrom full-line stores, Nordstrom Rack off-price stores, Last Chance clearance stores, and Jeffrey boutiques; and through catalog and the Internet. Nordstrom, Inc. also provides a private label card, two Nordstrom VISA credit cards, and a debit card for Nordstrom purchases. Its credit and debit cards feature a shopping-based loyalty program. The company also designs and contracts to manufacture private label merchandise sold in its retail stores. As of March 19, 2010, it had 187 retail stores located in 28 states.  The company was founded in 1901 and is based in Seattle, Washington.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

Nordstrom Rack opened at the property in 2009, replacing a portion of the space vacated by the Virgin Megastore previously at the Union Square Retail Property.

The Market.  The Union Square Retail Property is located along the south side of Union Square Park in Union Square, a destination location in downtown Manhattan.  Union Square is located at one of New York City’s largest transportation hubs, with seven subway lines stopping at the location.  The Union Square subway station boasts 35.5 million people passing through every year, and the area is one of the most convenient destinations in Manhattan attracting residents, tourists, and businesses alike.  The Union Square area further benefits from its proximity to NYU, creating a strong, stable demand for the property’s retail tenancy.

Competitive Set(1)
Name	10 Union Square East	156 Fifth Avenue	541 Broadway	110 Fifth Avenue	530 Fifth Avenue	38 E. 14th Street
Distance from Subject	0.1 miles	0.5 miles	1.0 miles	0.3 miles	1.7 miles	0.1 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Total Occupancy	100%	100%	100%	100%	100%	100%
Size (Sq. Ft.)	4,556 SF	9,000 SF	4,800 SF	12,300 SF	11,100 SF	4,000 SF
Tenant	Panera Bread	Nike	Lacoste	Joe Fresh	Chase Bank	Bank of America

(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	YTD 11/30/2011 (Annualized)	U/W	U/W PSF
Base Rent(1)	$8,374,149	$13,994,963	$21,946,605	$22,587,984	$95.62
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$8,374,149	$13,994,963	$21,946,605	$22,587,984	$95.62
Total Recoveries	3,338,748	3,706,990	3,757,727	3,782,263	16.01
Total Other Income	0	56,042	6,479	6,479	0.03
Less: Vacancy(2)	0	0	0	(1,318,512)	(5.58)
Effective Gross Income	$11,712,897	$17,757,995	$25,706,810	$25,058,213	$106.08
Total Operating Expenses	8,378,377	8,552,565	6,821,294	8,967,917	37.97
Net Operating Income	$3,334,520	$9,205,430	$18,885,516	$16,090,296	$68.12
TI/LC	0	0	0	749,526	3.17
Capital Expenditures	0	0	0	47,243	0.20
Net Cash Flow	$3,334,520	$9,205,430	$18,885,516	$15,293,527	$64.74

(1)	U/W Base Rent includes $65,845 in contractual step rent through August 2012 and $988,662 in straight-line rent over the term of the loan for investment grade tenants.
(2)	U/W vacancy of 5.0% of gross income.

Property Management.    The Union Square Retail Property is managed by Related Management Company, L.P., an affiliate of the sponsor.

Lockbox / Cash Management. The Union Square Retail Loan is structured with no initial lockbox or cash management at the tenant level.  Any sums that are distributable by the Borrower to Related Owner, which is the holder of a 49% interest in the Borrower, are paid into an account controlled by STRSO (the “STRSO Account”) and then transferred to an account controlled by the lender and, provided no event of default exists under the Union Square Retail Loan, are transferred to the Related Owner.  Following the occurrence of an event of default under the Union Square Retail Loan, all such sums are transferred to an account of the lender, to be applied as determined by the lender.

In the event that STRSO no longer controls the STRSO Account or in the event that STRSO no longer controls the Borrower, the Borrower is required to establish a lockbox account controlled by the lender (the “Springing Lockbox”).  The Borrower must cause all subtenants to deposit their rent payable to the Borrower into the Springing Lockbox and must require all subtenants to deposit any sub-subrent payable to the subtenants (which is not already payable to the Borrower) into the Springing Lockbox.  All sums deposited into

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

the Springing Lockbox shall be applied by Lender to the payment of ground rent, debt service payments and operating expenses, with any excess sums distributed to the Borrower provided no event of default exists under the Union Square Retail Loan.

Initial Reserves.    None.

Ongoing Reserves.    None.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Ground Lease.    The Union Square Retail Property is subject to a ground lease through December 31, 2095 (the “Ground Lease”).  The Ground Lease was executed on December 13, 1996 between First Sterling Corporation and West Realty Co., LLC as landlord and STRSO, as tenant.  STRSO assigned its leasehold interest to Union Square Retail Trust, the Borrower, on February 29, 2008 (the borrower converted from a trust to a limited liability company and changed its name prior to the closing of the Union Square Retail Loan).  The Ground Lease carried an initial base rent of $2,500,000 per annum.  The Ground Lease includes base rent steps every five years of 12%, with base rent revaluations every 25 years and, during certain periods, otherwise in connection with the expiration of certain below market subleases.  The current base rent being paid by the Borrower under the Ground lease is $3,136,000.  The next base rent step occurs on July 1, 2013, to a rate of $3,512,320 per annum.

There is currently ongoing litigation pertaining to the ground lease, which litigation was filed in 2010 by the ground landlords thereunder against the Borrower, Related, STRSO, USDA and USDA II.  The litigation alleges improprieties in the Affiliate Subleases and in certain of the sub-subleases, including allegations of violations of use restrictions by certain sub-subtenants.  The litigation makes claims for increases in the ground rent payable by the Borrower (and reimbursement for additional historical ground rent payments).  See “Risk Factors – Risks Related to the Mortgage Loans - Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the Free Writing Prospectus for additional information.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

Union Square Retail
One Union Square South
New York, NY 10003
Garment Dist.
Chelsea
Flatiron District
Meatpacking District
West Village
Greenwich Village
East Village
NoHo
SoHo
Nolita
Little Italy
Lower East Side
Tribeca
Stuyvesant Town
Hudson River
Holland Tunnel
Lincoln Tunnel
FDR Drive
Union Square
Madison Square Park
Washington Square
Gramercy Park
Stuyvesant Square
Tompkins Square Park
Chelsea Park
James J. Walker Park
Sara D. Roosevelt Park
New York University
Empire State Building
Macy's
Madison Square Garden
General Post Office
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Fashion Institute of Technology
Flatiron Building
Metropolitan Life Building
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Theo. Roosevelt Birthplace Natl. Historic Site
NY Film Academy School of Film & Acting
Con Edison Building
Baruch College
Cabrini Medical Center
NYU Hospital for Joint Diseases
Beth Israel Medical Center
New York Eye & Ear Infirmary
VA Medical Center-Manhattan
Forbes Galleries
Jefferson Market Library
Grace Church
Cooper Union
The Public Theater
Ukrainian Museum
Washington Arch
Museum of Comic and Cartoon Art
New Museum of Contemporary Art
NYC Fire Museum
Lower East Side Tenement Museum
The Morgan Library & Museum
Herald Square
Manhattan Mall
North Bergen
West New York
Secaucus
Weehawken
Union City
Hoboken
Jersey City
New Jersey
Manhattan
New York City
Queens
Brooklyn
0 0.125 0.25 Mile

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

Mortgage Loan Information		Property Information
Loan Seller:	LCF	Single Asset / Portfolio:	Portfolio of 4 Properties
Loan Purpose:	Acquisition	Property Type:	Anchored Retail
Sponsor:	Community Reinvestment Partners II LP	Collateral:	Fee Simple
Borrowers:	CRP II – Juncos, LLC;	Location:	Various, Puerto Rico
	CRP II – Los Prados, LLC;	Year Built / Renovated:	1999-2008 / NAP
	CRP II – Manati, LLC;	Total Sq. Ft.:	554,490
	CRP II – University, LLC	Property Management:	The Sembler Company of Puerto Rico, Inc.
Original Balance:	$57,750,000	Underwritten NOI:	$6,922,251
Cut-off Date Balance:	$57,750,000	Underwritten NCF:	$6,514,823
% by Initial UPB:	6.10%	Appraised Value:	$85,400,000
Interest Rate:	5.85%	Appraisal Dates:	November 21-22, 2011
Payment Date:	6th of each month
First Payment Date:	6-Apr-12
Maturity Date:	6-Mar-22	Historical NOI(5)
Amortization:	360 months	TTM NOI:	$6,478,922 (T-12 October 31, 2011)
Additional Debt(1):	Mezzanine	2010 NOI:	$6,148,240 (December 31, 2010)
Call Protection(2):	L(24), D(93), O(3)	2009 NOI:	$6,489,963 (December 31, 2009)
Lockbox / Cash Management:	Hard / In Place	2008 NOI:	$6,751,118 (December 31, 2008)

Reserves(3)			Historical Occupancy
	Initial	Monthly	Current Occupancy:	88.5% (January 5, 2012)
Taxes:	$128,080	$42,693	2011 Occupancy:	87.2% (October 31, 2011)
Insurance:	$0	Springing	2010 Occupancy:	87.4% (December 31, 2010)
Replacement:	$0	$13,862	2009 Occupancy:	90.3% (December 31, 2009)
TI/LC:	$0	$19,407	(1) See “Current Mezzanine or Subordinate Indebtedness” herein.
Tank Permit Reserve:	$69,375	$0	(2) See “Partial Release” herein.
Required Repairs:	$121,141	NAP	(3) See “Initial Reserves” and “Ongoing Reserves” herein.
			(4) Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein.
			The mezzanine loan currently has an interest rate of 11.0%.
Financial Information			(5) The Walgreens building at the Plaza Los Prados property was recently constructed and opened and commenced
	Mortgage Loan	Total Debt(4)	paying rent in May 2011. Walgreens pays underwritten total rent of $680,366. The rental income from Walgreens
Cut-off Date Balance / Sq. Ft.:	$104	$131	is not included in the 2008, 2009, 2010 or TTM NOI. Including the rental income from Walgreens, the 2008, 2009,
Balloon Balance / Sq. Ft.:	$88	$115	2010 and TTM NOI are $7,431,484, $7,170,329, $6,828,606, and $7,159,288, respectively.
Cut-off Date LTV:	67.60%	85.20%
Balloon LTV:	57.10%	74.70%
Underwritten NOI DSCR:	1.69x	1.20x
Underwritten NCF DSCR:	1.59x	1.13x
Underwritten NOI Debt Yield:	12.00%	9.50%
Underwritten NCF Debt Yield:	11.30%	9.00%

Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy
Juncos Plaza	Juncos, PR	208,080	1999 / NAP	$14,250,000	$23,000,000	76.3%
Plaza Los Prados	Caguas, PR	163,532	2008 / NAP	22,700,000	32,600,000	94.5%
Manati Centro Plaza	Manati, PR	117,872	2001 / NAP	13,800,000	20,300,000	95.3%
University Plaza	Mayaguez, PR	65,006	1999 / NAP	7,000,000	9,500,000	100.0%
Total / Wtd. Average:		554,490		$57,750,000	$85,400,000	88.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

Tenant Summary
	Ratings	Net Rentable	% of Net	U/W Base	% of Total	Lease
Tenant	(Fitch/Moody’s/S&P)(1)	Area (Sq. Ft.)	Rentable Area	Rent PSF	U/W Base Rent	Expiration
Capri(2)	NR/NR/NR	90,903	16.40%	$10.96	13.20%	Various
PITUSA (Todo a Peso)	NR/NR/NR	35,000	6.30%	$7.87	3.60%	12/31/2019
Selectos	NR/NR/NR	32,081	5.80%	$8.00	3.40%	3/31/2027
Supermercado Amigo	AA/Aa2/AA	30,046	5.40%	$7.00	2.80%	11/30/2018
Marshall’s	NR/A3/A	29,500	5.30%	$13.50	5.30%	1/31/2017
Gatsby(3)	NR/NR/NR	27,760	5.00%	$15.48	5.70%	Various
Total Major Tenants		245,290	44.20%	$10.46	33.90%
Remaining Tenants		245,304	44.30%	$20.41	66.10%
Total Occupied Collateral		490,594	88.50%	$15.44	100.00%
Vacant		63,896	11.50%
Total		554,490	100.00%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Capri leases expire January 2015 (25,789 sq. ft.), October 2016 (30,000 sq. ft.) and July 2027 (35,114 sq. ft.).
(3)
The Gatsby lease at Manati Centro Plaza includes a termination option at either April 2015 or April 2016 with 180 days advance notice. The Gatsby lease at University Plaza includes a termination option at either April 2013 or April 2014 with 180 days advance notice. The Gatsby lease for Manati Centro Plaza (14,512 sq. ft.) expires March 2017 and the Gatsby lease for University Plaza (13,248 sq. ft.) expires February 2015.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	2,151	0.4%	2,151	0.4%	$23.13	0.7%	0.7%
2012	21	41,836	7.5%	43,987	7.9%	$22.49	12.4%	13.1%
2013	8	21,022	3.8%	65,009	11.7%	$19.27	5.3%	18.4%
2014	14	48,429	8.7%	113,438	20.5%	$14.14	9.0%	27.5%
2015	14	66,827	12.1%	180,265	32.5%	$15.69	13.8%	41.3%
2016	13	51,260	9.2%	231,525	41.8%	$15.44	10.5%	51.8%
2017	10	63,575	11.5%	295,100	53.2%	$16.73	14.0%	65.8%
2018	4	54,720	9.9%	349,820	63.1%	$8.48	6.1%	71.9%
2019	1	35,000	6.3%	384,820	69.4%	$7.87	3.6%	75.6%
2020	0	0	0.0%	384,820	69.4%	$0.00	0.0%	75.6%
2021	4	15,760	2.8%	400,580	72.2%	$23.89	5.0%	80.5%
2022	0	0	0.0%	400,580	72.2%	$0.00	0.0%	80.5%
Thereafter	5	90,014	16.2%	490,594	88.5%	$16.37	19.5%	100.0%
Vacant	NAP	63,896	11.5%	554,490	100.0%	NAP	NAP
Total / Wtd. Avg.	96	554,490	100.0%			$15.44	100.0%

The Loan.    The Puerto Rico Retail Portfolio loan (the “Puerto Rico Retail Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 554,490 sq. ft. anchored retail Puerto Rico Retail Portfolio properties located in Puerto Rico (the “Puerto Rico Retail Portfolio Properties”) with an original principal balance of $57.75 million. The Puerto Rico Retail Portfolio Loan has a 10-year term and amortizes on a 30-year schedule. The Puerto Rico Retail Portfolio Loan accrues interest at a fixed rate equal to 5.8500% and has a Cut-off Date Balance of $57.75 million. The Puerto Rico Retail Portfolio Loan proceeds along with mezzanine debt of $15.00 million and $10.59 million of equity from the borrower were used to acquire the Puerto Rico Retail Portfolio Properties for a total cost of approximately $83.34 million. Based on the appraised value of $85.40 million as of November 21 and 22, 2011, the Cut-off Date LTV of the Puerto Rico Portfolio Loan is 67.6%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$57,750,000	69.3%	Purchase Price	$80,000,000	96.0%
Mezzanine Loan	15,000,000	18.0%	Escrow at Closing	318,596	0.4%
Borrower Equity	10,593,233	12.7%	Closing Costs	3,024,637	3.6%
Total Sources	$83,343,233	100.0%	Total Uses	$83,343,233	100.0%

The Borrower / Sponsor.    The borrowers, CRP II – Juncos, LLC, CRP II – Los Prados, LLC, CRP II – University, LLC, and CRP II Manati, LLC, are single purpose Delaware limited liability companies with two independent directors in their organizational structure.  The sponsor of the borrowers and the nonrecourse carve-out guarantor is Community Reinvestment Partners II LP. Community Reinvestment Partners II LP (“CRP II”) is the second private equity fund launched by Forge Capital Partners, LLC to develop, redevelop and invest in retail shopping centers in Florida, Georgia, Alabama, South Carolina, North Carolina, and Puerto Rico.

As of September 30, 2011, CRP II held 21 properties, including 11 retail properties, five vacant land properties for development, two multifamily properties, one mixed use property, one student housing property, and one office property.  The properties were all acquired between 2008 and 2011.  The properties are all located in the southeastern US, primarily in Florida, with additional properties in Georgia and South Carolina.

The Properties:  The Puerto Rico Retail Portfolio Properties consist of the borrowers’ fee interests in four retail properties totaling 554,490 sq. ft. of space in Puerto Rico.

Juncos Plaza is a 208,080 sq. ft., grocery-anchored shopping center built in 1999 and located in the Municipality of Juncos, with a 2009 estimated population of 121,296 within a five-mile radius. It is located approximately 11 miles east of Caguas and approximately 24 miles south of San Juan (largest municipality in Puerto Rico).   The Juncos Plaza property is located directly across PR-31 from Amgen’s Puerto Rico manufacturing facility.  Amgen has been located in Juncos for over a decade, and is a multi-million sq. ft. facility. Amgen recently completed an expansion, constructing an additional 500,000 sq. ft. to create a state-of-the-art biotechnology facility for bulk manufacturing.  The Juncos Plaza property is anchored by Supermercado Amigo (subsidiary of WalMart, 2010 sales of $440 PSF, 2.0% occupancy cost).  The Juncos Plaza property is currently 76.3% leased, with the majority of the vacancy attributed to a 30,680 sq. ft. vacant anchor space currently being marketed for lease.  Other major tenants at the Juncos Plaza property include Capri (T-12 sales of $242 PSF, 5.3% occupancy cost), and National Lumber & Hardware.

Plaza Los Prados is a 163,532 sq. ft., anchored shopping center built in 2008 and located in the Municipality of Caguas, with a 2009 estimated population of 182,085 within a five-mile radius. It is located approximately 16 miles south of San Juan.  The direct area has significant commercial development, with shopping malls including Plaza Centro (enclosed mall anchored by Sam’s Club, Costco, and JCPenney), Plaza Villa Blanca (community center  anchored by Marshall’s and Grande Supermarket) and Las Catalinas Mall (enclosed mall anchored by Kmart and Sears).  The Plaza Los Prados property is anchored by Selectos supermarket (T-12 sales of $481 PSF, 2.4% occupancy cost) and Capri (T-12 sales of $300 PSF, 5.2% occupancy cost).  A newly constructed Walgreens (completed in 2011) is additionally located at the Plaza Los Prados property and included in the collateral for the Loan.  The Plaza Los Prados property is currently 94.5% leased, and has been greater than 90% leased for at least the past three years.

Manati Centro Plaza is a 117,872 sq. ft., anchored shopping center built in 2001 and located in the Municipality of Manati, with a 2009 estimated population of 74,538 within a five-mile radius. It is located approximately 17 miles east of Arecibo and 23 miles west of Bayamon.  The Manati Centro Plaza property is located directly across PR-2 from the Doctors’ Center Hospital.  The hospital, founded in 1959, has undergone several expansions and renovations, with the most recent renovation completed in 2005, and currently holds more than 240 beds, with 238 specialists and sub-specialists on staff and 16,000 admissions per year.  The hospital also boasts the Doctors’ Cancer Center, the only center for treatment of oncological and hematological conditions using radiotherapy and chemotherapy in the region, providing a significant draw throughout the island as well as throughout the Caribbean.  The Manati Centro Plaza property is anchored by Marshall’s (TJX Companies) (T-12 sales of $393 PSF, 4.3% occupancy cost) and Capri (T-12 sales of $312 PSF, 5.3% occupancy cost).  The Manati Centro Plaza property is currently 95.3% leased, and has been greater than 90% leased for at least the past three years.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

University Plaza is a 65,006 sq. ft. anchored retail shopping center built in 1999 and located in the Municipality of Mayaguez, with a 2009 estimated population of 104,482 within a five-mile radius.  The University Plaza property is located approximately one-half (0.5) mile north of the University of Puerto Rico – Mayaguez campus.  With approximately 13,000 students, the campus is the second largest campus in the 65,000 student, eleven campus University of Puerto Rico system.  The University Plaza property is anchored by PITUS (Todo a Peso).  The University Plaza property is currently 100% leased, and has been greater than 95% leased for at least the past three years.

Environmental Matters. The Phase I environmental reports dated December 22, 2011 recommended no further action at the Puerto Rico Retail Portfolio Properties.

The Market. The Puerto Rico Retail Portfolio Properties are located in various municipalities within Puerto Rico, an island located between the Dominican Republic and the US Virgin Islands.  The island has a population of approximately 4.0 million and the island’s major industries are pharmaceutical manufacturing, textiles, and tourism.  The Puerto Rico Retail Portfolio Properties are all located within infill locations within their respective markets.  The Puerto Rico retail market benefits from a limited existing supply, driving significant demand for retail space in existing properties.  According to a report from a trade organization, Puerto Rico has between 10 sq. ft. and 12 sq. ft. of retail per capita, representing less than 50% of the US mainland ratio of approximately 24 sq. ft. per capita.

The appraisals identified 13 comparable retail properties located throughout the island.  With the exception of one property (Rexville Plaza in Bayamon, PR) all of the properties exhibited occupancy rates greater than 93%.  Rexville Plaza was adversely affected by the recent vacating of Pueblos Supermarket (a local grocery chain that filed for bankruptcy due to the increased competition when Amigos entered the market). Rents for retail properties in Puerto Rico vary depending on market location.  Retail rents in the larger municipalities generally range from $25 PSF NNN and higher, with secondary municipalities commanding rents in the $15 PSF to $25 PSF NNN range.  Outparcel buildings generally command a premium to inline space.

Juncos Plaza Competitive Set(1)
Name	Plaza Los Prados	Perez Hermanos Plaza	Plaza Centro 2	Plaza Junana Diaz	Plaza Villa Blanca
Distance from Subject	Approx 13 miles	Approx 15 miles	Approx 7 miles	Approx 25 miles	Approx 6 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built / Renovated	2008	1994	1995	1989	1985
Total Occupancy	95%	100%	97%	100%	94%
Size (Sq. Ft.)	163,532	156,399	366,346	234,823	138,274
Anchors / Major Tenants	Selectos, Capri, Walgreens	Xtra Supermarket, Kmart	Sam’s Club, Costco, Office Max	Big Kmart, Pueblo Supermarket, Walgreens	Marshall’s, Grande Supermarket

(1)	Source: Appraisal and Rent Roll

Plaza Los Prados Competitive Set(1)
Name	Montehiedra Town Center	Plaza Centro 2	Plaza Escorial	Plaza Villa Blanca
Distance from Subject	Approx 10 miles	Approx 2 miles	Approx 14 miles	Approx 2 miles
Property Type	Retail	Retail	Retail	Retail
Year Built / Renovated	1999	1995	1997	1985
Total Occupancy	99%	97%	100%	94%
Size (Sq. Ft.)	610,911	366,346	636,415	138,274
Anchors / Major Tenants	Kmart, Home Depot, Caribbean Cinemas, Mega Marshall’s	Sam’s Club, Costco, Office Max	Sam's Club, WalMart, Home Depot, Caribbean Cinemas, Office Max	Marshall’s, Grande Supermarket

(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

Manati Centro Plaza Competitive Set(1)
Name	Plaza Isabela SC	Plaza Vega Baja SC	Rexville Plaza	Rexville Towne Center	Western Plaza II SC
Distance from Subject	Approx 38 miles	Approx 10 miles	Approx 30 miles	Approx 30 miles	Approx 50 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built / Renovated	1994	1990	1980	1975	1998
Total Occupancy	99%	95%	71%	96%	97%
Size (Sq. Ft.)	255,520	184,938	132,309	366,400	224,655
Anchors / Major Tenants	WalMart, Selectos, Pep Boys, Caribbean Cinemas	WalMart, Econo Supermarket, Walgreens	Capri, CVS, Western Auto Parts	Supermercado Amigo, Office Max	Caribbean Cinemas, Sam’s Club, Pep Boys

(1)	Source: Appraisal

University Plaza Competitive Set(1)
Name	Manati Centro Plaza	Plaza Del Oeste SC	Plaza Isabela SC	Western Plaza II SC	Yauco Plaza 2
Distance from Subject	Approx 55 miles	Approx 18 miles	Approx 22 miles	Approx 1 miles	Approx 28 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built / Renovated	2001	1991	1994	1998	N/A
Total Occupancy	95%	99%	99%	97%	100%
Size (Sq. Ft.)	134,685	184,746	255,250	224,655	205,714
Anchors / Major Tenants	Marshall's, Capri, Gatsby	Kmart, Pueblo Supermarket	WalMart, Selectos, Pep Boys, Caribbean Cinemas	Caribbean Cinemas, Sam's Club, Pep Boys	Kmart, Walgreens, Grande Supermarket

(1)	Source: Appraisal and Rent Roll

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 10/31/11	U/W	U/W PSF
Base Rent(1)	$6,736,219	$6,434,525	$6,764,521	$7,573,089	$13.66
Value of Vacant Space	0	0	0	811,205	1.46
Gross Potential Rent	$6,736,219	$6,434,525	$6,764,521	$8,384,294	$15.12
Total Recoveries	2,125,693	2,169,553	2,331,883	2,471,049	4.46
Total Other Income	305,091	289,192	335,265	302,750	0.55
Less: Vacancy(2)	0	0	0	(1,119,387)	(2.02)
Effective Gross Income	$9,167,003	$8,893,270	$9,431,669	$10,038,706	$18.10
Total Operating Expenses	2,677,040	2,745,030	2,952,747	3,116,456	5.62
Net Operating Income	$6,489,963	$6,148,240	$6,478,922	$6,922,251	$12.48
TI/LC	399	599	3,787	241,081	0.43
Capital Expenditures	16,870	22,596	12,135	166,347	0.30
Net Cash Flow	$6,472,694	$6,125,045	$6,463,000	$6,514,823	$11.75

(1)	U/W Base Rent includes $143,176 in contractual step rent through November 2012.
(2)	U/W vacancy of 10.0% of gross income.

Property Management.    The Puerto Rico Retail Portfolio Properties are managed by The Sembler Company of Puerto Rico, Inc.  Affiliates of The Sembler Company of Puerto Rico, Inc. sold the Puerto Rico Retail Portfolio Properties to the borrowers.  Additionally, Greg and Brent Sembler, members of The Sembler Company of Puerto Rico, Inc. collectively own a 30% indirect interest in the borrowers.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

Lockbox / Cash Management.    The Puerto Rico Retail Portfolio Loan is structured with a hard lockbox and in place cash management.

Additionally, all excess cash will be swept into a lender controlled account (i) upon the occurrence of an event of default, (ii) if the debt service coverage ratio for the trailing 12-month period is less than 1.20x, or (iii) if any tenant occupying more than 20% of the Puerto Rico Retail Properties (either physical or economic occupancy) goes dark, notifies of intent to vacate or surrender, becomes insolvent or files for bankruptcy protection. If the excess cash flow sweep resulted from item (ii) above, then the borrower may exit the excess cash flow sweep (but not cash management) once during the loan term upon the Puerto Rico Retail Portfolio Properties achieving a debt service coverage ratio of 1.45x or better for two consecutive quarters and no other sweep trigger event has occurred.

Initial Reserves.    At closing, the borrower deposited (i) $128,080 into a tax reserve account, (ii) $121,141 into the required repair reserve account and (iii) $69,375 into the Tank Permit reserve account to cover the estimated cost to obtain the required permits for above ground storage tanks at the Puerto Rico Retail Portfolio Properties to be in compliance with Junta de Calidad Ambiental (Environmental Quality Board).

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $42,693 into a monthly tax reserve account, (ii) $13,862 into a replacement reserve account and (iii) $19,407 into a TI/LC reserve account. The TI/LC reserve account is capped at $825,000. Insurance is currently covered under a blanket policy. In the event that the Puerto Rico Retail Portfolio Properties are required to be insured under individual policies in the future, insurance reserves will be taken on an ongoing monthly basis.

Current Mezzanine or Subordinate Indebtedness.  In conjunction with the origination of the Puerto Rico Retail Portfolio Loan, Ladder Capital Finance LLC provided $15,000,000 of co-terminus mezzanine financing. The mezzanine loan borrower is required to make interest only payments for the full ten-year term of the mezzanine loan. The mezzanine loan bears interest at an annual rate of 11.0% for the first five years and 12.0% for the last five years.

Future Mezzanine or Subordinate Indebtedness Permitted.   None

Partial Release. A vacant land parcel of 2,315.0251 square meters located at the northwest corner of the Juncos Plaza property (the “Juncos Release Parcel”) may be released from the collateral subject to a paydown of the Puerto Rico Retail Portfolio Loan in the amount equal to the greater of (i) the gross sales proceeds of the sale for the Juncos Release Parcel less actual closing costs not to exceed 6.0% of such gross sales proceeds, and (ii) $660,000, and upon payment of the applicable yield maintenance premium as determined by the related loan documents.  No other partial releases are permitted during the term of the Puerto Rico Retail Portfolio Loan.

Substitution of Properties. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

Puerto Rico Retail Portfolio
1 Juncos Plaza Juncos, PR
2 Plaza Los Prados Caguas, PR
3 Manati Centro Plaza Manati, PR
4 University Plaza Mayaguez, PR
San Juan
EL YUNQUE NATIONAL FOREST
Caguas 10 miles
El Encanto
Espreso Cruz Ortiz Stella
Villa Graciela
Valenciano
Paseo Palma Real
Parque de Valenciano
Juncos
Ceiba Norte
Paseo de la Ceiba
Lirios
Juncos Municipality
Virginia Valley
Colinas de Este
San Juan 18 miles
Aguas Buenas Municipality
Valle Verde
Lago Loiza
Gurabo Municipality
Bairoa
Villa Blanca
Complejo Deportivo Municipal
Centro Commercial Villa Blanca Shopping Ctr.
Plaza Central
Las Catalinas Mall
Autopista Luis A Ferre
Caguas
Huertas Junior College
Villa Caliz
Hospital Menonita de Caguas
Villa Hermosa
Villa de Carmen
Hospital Interamericano de Medicina
Villas de Castro
Villas de Rio Verde
Villa Nueva
Altos de la Fuente
Caguas Municipality
Caribbean Sea
Puerto de Tortuguero
Laguna Tortuguero Nature Reserve
Laguna Tortuguero
Tierras Nuevas Poniente
Barceloneta
La Luisa
Espreso Jose de Diego
San Juan 29 miles
Lacoste Barceloneta Outlet
Manati Medical Center
Coto Norte
Vega Baja
Barceloneta Municipality
Manati
Coto Sur
Manati Municipality
Vega Baja Municipality
Eugenio María de Hostos Airport
Añasco Municipality
Western Plaza
Ave. Eugenio Maria de Hostos
Punta Algarrobo
Mayagüez Resort and Casino
Mayagüez
Mayagüez Municipality
Punta Boca Morena
University of Puerto Rico - Mayagüez
Mayagüez Zoo
Bahia de Mayagüez
Parque De Los Proceres
Caribbean Sea
Parque Isidoro Garcia
Vista Verde Shopping Ctr.
Tribunal de Mayagüez
Mayagüez Medical Center
Cabo Rojo Municipality
Hormigueros
Mayagüez Mall
Hormigueros Municipality

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Mortgage Loan Information			Property Information
Loan Seller(1):	GACC		Single Asset / Portfolio:	Portfolio of 12 Properties
Loan Purpose:	Refinance		Property Type:	Office, Retail and Industrial
Sponsor:	Allen R. Hartman; Hartman Income REIT, Inc.		Collateral:	Fee Simple
Borrower:	Hartman Income REIT Property Holdings, LLC		Location:	Various, TX
Original Balance(2):	$56,514,846		Year Built / Renovated:	1970-1984 / Various
Cut-off Date Balance(2):	$56,514,846		Total Sq. Ft.:	1,638,830
% by Initial UPB:	6.00%		Property Management:	Hartman Income REIT Management, LLC
Interest Rate:	6.50%		Underwritten NOI:	$7,074,166
Payment Date:	1st of each month		Underwritten NCF:	$5,841,945
First Payment Date:	1-Nov-08		“As-is” Appraised Value:	$90,200,000
Maturity Date:	1-Oct-18		“As-is” Appraisal Date:	May-July 2011
Amortization(3):	360 months		“As Stabilized” Appraised Value(5):	$96,540,000
Additional Debt(2):	$10,000,000 Non-Pooled Junior Trust Component		“As Stabilized” Appraisal Date(5):	July 2012-May 2014
Call Protection:	YM1(117), O(3)
Lockbox / Cash Management:	None		Historical NOI
			TTM NOI:	$7,755,639 (T-12 October 31, 2011)
Reserves(4)			2010 NOI:	$8,824,245 (December 31, 2010)
	Initial	Monthly	2009 NOI:	$8,834,836 (December 31, 2009)
None	NAP	NAP	2008 NOI:	$7,169,586 (December 31, 2008)

Financial Information			Historical Occupancy
	Mortgage Loan	Total Debt	Current Occupancy:	70.5% (November 14, 2011)
Cut-off Date Balance / Sq. Ft.:	$34	$41	2010 Occupancy:	71.6% (December 31, 2010)
Balloon Balance / Sq. Ft.:	$31	$37	2009 Occupancy:	76.8% (December 31, 2009)
Cut-off Date LTV:	62.70%	73.70%	2008 Occupancy:	82.6% (December 31, 2008)
Balloon LTV:	56.50%	66.40%	(1) At origination in September 2008, J. P. Morgan Investment Management Inc.
Underwritten NOI DSCR:	1.62x	1.38x	funded a loan with an original principal balance of $67.6 million.
Underwritten NCF DSCR:	1.34x	1.14x	GACC purchased the loan in June 2011.
Underwritten NOI Debt Yield:	12.50%	10.60%	(2) The Hartman Portfolio Loan has been split into a pooled senior trust component
Underwritten NCF Debt Yield:	10.30%	8.80%	of approximately $56.5 million and a non-pooled junior trust component of $10.0 million.
			The $56,514,846 balance represents the original Total Debt of
			$67,600,000 amortized down to $66,514,846, less the $10,000,000 Non-Pooled
			Junior Trust Component. See “Current Mezzanine or Subordinate
			Indebtedness” herein.
			(3) The Hartman Portfolio Loan was structured with an initial 2-year interest only
			period that expired after the payment date in October 2010.
			(4) The lender may require, in its discretion, monthly deposits of 1/12 of 110% of
			the annual insurance premiums and taxes due.
			(5) The “As Stabilized” Cut-off Date LTV is 58.5% based on the Mortgage Loan
			amount and certain properties achieving stabilized occupancy levels. Total Debt
			As Stabilized Cut-off Date LTV is 68.9%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Mortgage Loan Amount	Appraised Value
Westheimer Central Plaza	Houston, TX	182,506	1982 / NAP	$9,397,628	$14,750,000
The Preserve	Houston, TX	218,689	1970 / NAP	6,881,402	10,000,000
North Central Plaza	Dallas, TX	198,374	1982 / NAP	6,112,582	13,000,000
Walzem Plaza	San Antonio, TX	182,713	1981 / NAP	5,790,096	11,560,000
3100 Timmons Lane	Houston, TX	111,265	1975 / 2000	4,560,381	10,750,000
One Mason Plaza	Katy, TX	75,183	1983 / NAP	4,359,243	6,900,000
Northbelt Atrium I	Houston, TX	118,461	1980 / NAP	4,250,177	3,350,000
Park Central	Dallas, TX	127,913	1974 / NAP	3,892,502	6,000,000
Northbelt Atrium II	Houston, TX	106,677	1983 / NAP	3,653,721	2,800,000
11811 North Freeway	Houston, TX	156,361	1982 / 2000	3,477,462	4,500,000
Tower Pavilion	Houston, TX	87,589	1981 / NAP	2,359,532	3,550,000
Central Park Business Center	Richardson, TX	73,099	1984 / NAP	1,780,118	3,040,000
Total / Wtd. Avg.		1,638,830		$56,514,846	$90,200,000

Tenant Summary
Tenant	Property	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Alon USA Energy, Inc.	Park Central	NR/NR/B	41,969	2.60%	$17.70	4.50%	12/31/2012
Harris County Sheriff’s Department	Northbelt Atrium I	NR/NR/NR	27,303	1.70%	$14.57	2.40%	6/30/2020
Fallas Paredes / J & M Sales	Walzem Plaza	NR/NR/NR	25,000	1.50%	$5.00	0.80%	7/31/2018
F.E.S. Management	Westheimer Central Plaza	NR/NR/NR	20,565	1.30%	$18.00	2.20%	MTM(2)
Harbor Freight Tools	Walzem Plaza	NR/NR/NR	18,125	1.10%	$5.52	0.60%	1/31/2017
Total Major Tenants			132,962	8.10%	$13.05	10.40%
Remaining Tenants			1,023,017	62.40%	$14.55	89.60%
Total Occupied Collateral			1,155,979	70.50%	$14.38	100.00%
Vacant			482,851	29.50%
Total			1,638,830	100.00%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	F.E.S. Management has been at the property since July 2003 and has been on a MTM lease since March 2008.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	33	73,523	4.5%	73,523	4.5%	$16.15	7.1%	7.1%
2012	65	201,252	12.3%	274,775	16.8%	$16.46	19.9%	27.1%
2013	74	200,926	12.3%	475,701	29.0%	$14.36	17.4%	44.4%
2014	43	128,162	7.8%	603,863	36.8%	$15.15	11.7%	56.1%
2015	62	184,920	11.3%	788,783	48.1%	$14.97	16.7%	72.8%
2016	52	146,366	8.9%	935,149	57.1%	$15.05	13.3%	86.0%
2017	16	106,918	6.5%	1,042,067	63.6%	$11.33	7.3%	93.3%
2018	11	36,969	2.3%	1,079,036	65.8%	$7.49	1.7%	95.0%
2019	2	6,628	0.4%	1,085,664	66.2%	$16.67	0.7%	95.6%
2020	6	50,753	3.1%	1,136,417	69.3%	$13.78	4.2%	99.9%
2021	0	0	0.0%	1,136,417	69.3%	$0.00	0.0%	99.9%
2022	0	0	0.0%	1,136,417	69.3%	$0.00	0.0%	99.9%
Thereafter	13	19,562	1.2%	1,155,979	70.5%	$1.21	0.1%	100.0%
Vacant	NAP	482,851	29.5%	1,638,830	100.0%	NAP	NAP
Total / Wtd. Avg.	377	1,638,830	100.0%			$14.38	100.0%

The Loan.    The Hartman Portfolio loan (the “Hartman Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 1,638,830 square foot portfolio of office, retail and industrial properties located in Harris, Dallas, and Bexar counties in Texas (the “Hartman Portfolio Properties”). The Hartman Portfolio Loan was originated by an affiliate of J.P. Morgan Investment Management Inc. in September 2008 with an original principal balance of $67.6 million, and subsequently acquired by GACC in June 2011. The Hartman Portfolio Loan has a 10-year term and currently amortizes on a 30-year schedule, as the 24-month interest only period expired after the October 2010 payment. The Hartman Portfolio Loan accrues interest at a fixed rate equal to 6.5000% and has a Cut-off Date Balance of approximately $56.5 million, along with a non-pooled junior trust component with a Cut-off Date Balance of $10.0 million. Loan proceeds were used to retire existing debt of approximately $52.8 million, giving the borrower a cash out of approximately $13.3 million. Based on the “As-is” appraised value of $90.2 million as of May 2011 through July 2011, the Cut-off Date LTV is 62.7% based on the pooled senior trust amount, 73.7% based on the Total Debt amount and the remaining implied equity is $22.6 million. Based on the “As Stabilized” appraised value of $96.54 million as of July 2012 to May 2014, the “As Stabilized” Cut-off Date LTV is 58.5% based on the pooled senior trust amount and 68.9% based on the Total Debt amount. The most recent prior financing for the Hartman Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$57,600,000	85.2%	Loan Payoff	$52,841,825	78.2%
Non-Pooled Junior Trust Component	$10,000,000	14.8%	Closing Costs	1,429,967	2.1%
			Borrower Cash Out	13,328,208	19.7%
Total Sources	$67,600,000	100.0%	Total Uses	$67,600,000	100.0%

The Borrower / Sponsor.    The borrower, Hartman Income REIT Property Holdings, LLC, is a single purpose Delaware limited liability company. The borrower does not have independent directors in its organizational structure, but is required to obtain lender consent for material actions. The sponsor of the borrower and the nonrecourse carve-out guarantor is Allen R. Hartman and Hartman Income REIT, Inc., jointly and severally.

Hartman Income REIT, Inc. is a Real Estate Investment Trust founded in 1983 by Allen R. Hartman. Hartman Income REIT, Inc. owns and/or manages 31 properties with 4.2 million square feet of office, industrial and retail space located in Houston, Dallas and San Antonio, Texas. As of Q1 2011, Hartman Income REIT, Inc. reported total assets of $115.2 million and total shareholders’ equity $31.8 million. Allen R. Hartman is the President, Chief Executive Officer and Chairman of the Board of Directors of Hartman Income REIT, Inc. Allen R. Hartman, as well as his wholly owned affiliates, holds a 20.4% interest in the securities of Hartman Income REIT, Inc. and its subsidiaries.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

The Properties. The Hartman Portfolio Properties consist of 12 properties totaling 1,638,830 square feet, and located in Houston, Dallas, San Antonio, Katy and Richardson, Texas. The collateral consists of nine Class B office buildings that total 1,307,835 square feet (79.8% of Total Sq. Ft. and 85.0% of Annual U/W Base Rent), two retail properties that total 257,896 square feet (15.7% of Total Sq. Ft. and 12.8% of Annual U/W Base Rent) and one industrial property that totals 73,099 square feet (4.5% of Total Sq. Ft. and 2.2% of Annual U/W Base Rent). Overall, the Hartman Portfolio Properties are 70.5% leased to approximately 380 tenants as of November 14, 2011.

Westheimer Central Plaza (11.1% of Portfolio NRA, 14.8% of Annual U/W Base Rent) is a 182,506 square foot Class B office property located 12 miles west of the Houston CBD in the Westchase District. Westheimer Central was built in 1982 and is 71.2% leased to 38 tenants as of November 14, 2011. The top three tenants are F.E.S. Management, Lifestyles Unlimited, Inc. and Triple Point Technology, Inc., which make up 24.3% of the property NRA.

The Preserve (13.3% of Portfolio NRA, 14.0% of Annual U/W Base Rent) is a 218,689 square foot Class B office property consisting of seven low-rise buildings located 10 miles west of the Houston CBD. The Preserve was built in 1970 and is 78.3% leased to 82 tenants as of November 14, 2011. The top three tenants are General Welding Works, Pacific Industrial Contractor Screening and The Reyna Group, which make up 10.5% of the property NRA.

North Central Plaza (12.1% of Portfolio NRA, 15.2% of Annual U/W Base Rent) is a 198,374 square foot, 10-story Class B office building located approximately 10 miles north of the Dallas CBD. North Central Plaza was built in 1982, and is 75.7% leased to 40 tenants as of November 14, 2011. The top three tenants are Allied Interstate, Inc. d/b/a Iqor, Inc., Pyke & Pyke, P.C. and Prosperity Bank, which make up 17.9% of the property NRA. The property also includes a four-story parking garage. Its location along U.S. Highway 75 (North Central Expressway) and Interstate Highway 635 (LBJ Freeway) offer access to DFW International Airport, Love Field Airport, and the Dallas CBD.

Walzem Plaza (11.1% of Portfolio NRA, 7.7% of Annual U/W Base Rent) is a 182,713 square foot community retail center located approximately 7 miles from the San Antonio CBD and approximately 4 miles from the San Antonio International Airport. Walzem Plaza was built in 1981, and is 79.9% leased to 29 tenants as of November 14, 2011. The top three tenants are Fallas Paredes / J & M Sales, Harbor Freight Tools and 99 Cent Only Store, which make up 33.4% of the property NRA. The immediate area surrounding Walzem Plaza consists mainly of retail and single-family residential properties.

3100 Timmons Lane (6.8% of Portfolio NRA, 11.5% of Annual U/W Base Rent) is a 111,265 square foot, five-story Class B office building located approximately six miles west of the Houston CBD. 3100 Timmons was built in 1975, renovated in 2000 and is 94.6% leased to 33 tenants as of November 14, 2011. The top three tenants are The Methodist Hospital, Techcess Solutions, Inc. and RWS Architects, Inc., which make up 22.5% of the property NRA. There is a minimal amount of vacant land in the immediate neighborhood, which is considered to be approximately 95% built-out.

One Mason Plaza (4.6% of Portfolio NRA, 5.1% of Annual U/W Base Rent) is a 75,183 square foot neighborhood retail center located in the city of Katy, approximately 25 miles southwest of the Houston CBD. One Mason Plaza Shopping Center was built in 1983 and is 82.1% leased to 23 tenants as of November 14, 2011. The top three tenants are El Mene, Inc. d/b/a Einstein's Pub, Katy Quilt N' Sew, Inc. and Alsafa Imports, Inc., which make up 24.6% of the property NRA. The immediate area surrounding the subject is an area of development, consisting primarily of residential uses with much of the development being built from 1999 to the present.

Northbelt Atrium I (7.2% of Portfolio NRA, 5.9% of Annual U/W Base Rent) is a 118,461 square foot office building, built in 1980 and is 57.5% leased to 19 tenants as of November 14, 2011. The top three tenants are Harris County Sheriff's Department, Tradenet Enterprise, Inc. and Alhlers & Stoll P.C., which make up 30.4% of the property NRA. Northbelt Atrium II (6.5% of Portfolio NRA, 1.7% of Annual U/W Base Rent) is a 106,677 square foot Class B office building, built in 1983 and is 16.1% leased to four tenants as of November 14, 2011. The top three tenants are Leschaco Inc., USA-General Services Administration and Mothers Against Drunk Driving, which make up 13.7% of the property NRA. Both properties are located in the northern Houston MSA, across the street from each other. The properties are located in close proximity to the George Bush Intercontinental Airport, within an energy sector known as Greenspoint. The two properties had previously been largely occupied by Baker Hughes, the world’s third largest oil field services company. Baker Hughes had been a tenant at these properties since 1989 during which time they once occupied approximately 37% of the total square feet at Northbelt Atrium I and approximately 60% of the square feet at Northbelt Atrium II, a total of approximately 107,850 square feet at both properties. Baker Hughes undertook development of an office building in North Houston for the stated purpose of consolidating a number of Houston area office locations, and relocated various Houston area offices, including the offices at Northbelt Atrium I and II.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Park Central (7.8% of Portfolio NRA, 10.0% of Annual U/W Base Rent) is a 127,913 square foot, eight-story Class B office building located in north Dallas County, approximately 10 miles north of the Dallas CBD, near the intersection of LBJ Freeway and North Central Expressway. Park Central was built in 1974 and is 85.4% leased to 29 tenants of November 14, 2011. The top three tenants are Alon USA Energy, Inc., Always Home Health Services, Inc. and Saturn Learning Solutions, which make up 42.9% of the property NRA. Its location offers access to DFW International Airport, Love Field Airport, and the Dallas CBD.

11811 North Freeway (9.5% of Portfolio NRA, 6.0% of Annual U/W Base Rent) is a 156,361 square foot, nine-story Class B office property located in the northern Houston MSA. 11811 North Freeway was built in 1982, renovated in 2000, and is 50.9% leased to 39 tenants as of November 14, 2011. The top three tenants are Meridian Business Centers SW Partners LP, Wisco Inc. and Naca Logistics, which make up 21.3% of the property NRA. The property is located in close proximity to the George Bush Intercontinental Airport, within an energy sector known as Greenspoint. FMA Alliance, a Houston based collection agency, occupied 41,258 square feet of office space (approximately 26.4% of property NRA) and moved out in the second half of 2010 when their lease expired.

Tower Pavilion (5.3% of Portfolio NRA, 5.9% of Annual U/W Base Rent) is a 87,589 square foot, six-story Class B office property located eight miles southwest of the Houston CBD. Tower Pavilion was built in 1981 and is 80.8% leased to 38 tenants as of November 14, 2011. The top three tenants are Hartman Management, Unity Church and Busby & Associates, which make up 26.1% of the property NRA. The property has a structured parking garage attached to the building and is located one block south of the Westheimer Central property.

Central Park Business Center (4.5% of Portfolio NRA, 2.2% of Annual U/W Base Rent) is a 73,099 square foot industrial property located in the city of Richardson, approximately 15 miles north of the Dallas CBD. Central Park Business Center was built in 1984 and is 63.7% leased to 5 tenants as of November 14, 2011. The top three tenants are Sipera Systems, Inc., Adolfson & Peterson and USA Signal Technology, LLC, which make up 54.4% of the property NRA.

Environmental Matters. The Phase I environmental reports dated June 29, 2011 recommended no further action at the Westheimer Central Plaza, North Central Plaza, One Mason Plaza, Northbelt Atrium II, Tower Pavilion and Central Park Business Center Properties. An Asbestos Operation and Maintenance Plan was recommended at The Preserve, 3100 Timmons, Northbelt Atrium I, and Park Central Properties, which is already in place. Routine maintenance was recommended at Walzem Plaza (replacing mold-impacted ceiling tiles) and 11811 North Freeway (installment of a secondary containment beam or similar structure around the on-site 130-gallon AST).

The Market.    The Hartman Portfolio Properties are located throughout five cities in Texas. Seven properties (59.9% of Total Sq. Ft.) are located in Houston, two properties are located in Dallas (19.9% of Total Sq. Ft.) and the remaining three properties are located in San Antonio (11.1% of Total Sq. Ft.), Katy (4.6% of Total Sq. Ft.) and Richardson (4.5% of Total Sq. Ft.). A summary of submarket rental rates and occupancy information is presented in the following chart. Average market lease rates and occupancy percentages are presented in the chart below.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Hartman Portfolio Market Comparison
		CoStar Property Type(1)		Occupancy			Rental Rate PSF
Property Name	City		CoStar Submaket(1)	Phys.(2)	U/W	Mkt.(1)	U/W	Mkt. (1)
Westheimer Central Plaza	Houston, TX	Class B Office	Westchase	71.2%	71.1%	85.8%	$19.00	$18.22
The Preserve	Houston, TX	Class B Office	North Loop West	78.3%	78.6%	76.4%	$13.60	$16.33
North Central Plaza	Dallas, TX	Class B Office	East LBJ Freeway	75.7%	76.7%	75.9%	$16.80	$16.03
Walzem Plaza	San Antonio, TX	Retail Shopping Center	Northeast	79.9%	80.4%	88.9%	$8.80	$11.29
3100 Timmons Lane	Houston, TX	Class B Office	Greenway Plaza	94.6%	94.8%	91.6%	$18.12	$22.38
One Mason Plaza	Katy, TX	Retail Shopping Center	Far Katy South Ret	82.1%	82.2%	91.5%	$13.71	$18.97
Northbelt Atrium I	Houston, TX	Class B Office	Greenspoint/IAH	57.5%	57.6%	87.1%	$14.50	$16.67
Park Central	Dallas, TX	Class B Office	East LBJ Freeway	85.4%	86.3%	75.9%	$15.21	$16.03
Northbelt Atrium II	Houston, TX	Class B Office	Greenspoint/IAH	16.1%	16.1%	87.1%	$16.01	$16.67
11811 North Freeway	Houston, TX	Class B Office	Greenspoint/N Belt West	50.9%	51.2%	80.7%	$12.53	$15.32
Tower Pavilion	Houston, TX	Class B Office	Richmond/Fountainview	80.8%	81.1%	89.5%	$13.82	$15.97
Central Park Business Center	Richardson, TX	Flex Industrial	Richardson Ind	63.7%	62.4%	75.8%	$7.69	$8.48
Total / Wtd. Avg.				70.5%	71.4%	83.0%	$14.38	$16.03

(1)	Market information is based on Q3 2011 CoStar Reports, and represents submarket Occupancy and Rent Rates PSF.
(2)	Physical Occupancy based on the rent rolls dated November 14, 2011.

Houston Market
Fueled by high energy prices, Houston’s economy grew steadily in 2011, with job growth more than doubling the national average. Total employment gained nearly 70,000 new jobs from November 2010 to November 2011, largely supported by the professional and business services. Houston is home to the headquarters of over 20 Fortune 500 companies, with the large majority being in the energy sector. According to CoStar Q3 2011, the Houston office market’s inventory totaled in excess of 265 million square feet within over 5,400 buildings. Its current inventory is represented by 107.1 million square feet of Class A space, 118.5 million square feet of Class B space and 40.0 million square feet of Class C space. Direct vacancy for the overall Houston office market was 13.3% with the average quoted rental rate at $22.77 PSF. Direct vacancy for Class B properties in the Houston office market was 14.0% with the average quoted rental rate at $19.22 PSF.

Houston’s retail inventory consists mainly of shopping centers (including neighborhood, community, and strip centers) and general retail. Malls (11%) and power centers (6%) make up a small portion of the retail stock in Houston. Shopping center vacancies peaked in Q4 2008 at 12.3% and have fallen by approximately 2.5% since then. According to CoStar Q3 2011, direct vacancy for the Houston retail market was 6.9%, and has ranged between 6.9% and 8.7% since 2007. The Q3 2011 average quoted rental rate for Houston retail was $14.48 PSF.

Dallas/Fort Worth Market
According to the U.S. Bureau of Labor Statistics, Dallas Fort Worth has added more than 80,000 jobs since November 2010, one of the largest nominal gains of any metro area in the U.S.  The Dallas/Fort Worth metro is home to a number of corporate headquarters in a variety of industry sectors, as a result employment growth here is not solely reliant on any singular sector. The Dallas forecast is positive as a result of strengthening national demand and growth in the IT industry.  According to CoStar Q3 2011, the Dallas/Fort Worth office market’s inventory totaled approximately 336.1 million square feet within over 9,800 buildings. Its current inventory is represented by 120.8 million square feet of Class A space, 164.9 million square feet of Class B space and 50.5 million square feet of Class C space. Direct vacancy for the overall Dallas/Fort Worth office market was 16.7%, with the average quoted rental rate at $19.22 PSF. Direct vacancy for Class B properties in the Dallas/Fort Worth office market was 17.4%, with the average quoted rental rate at $17.57 PSF.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Key market indicators in the 1st quarter of 2011 signify that recovery continues to move forward at a moderate pace in the Dallas/Fort Worth industrial market. After first experiencing a wave of recovery at the end of 2010 with marked improvements in absorption, vacancy rates and overall economic conditions, the market has shown no signs of slowing down. Considering the recent trends in absorption and the lack of new construction, the local market area is projected to maintain a stabilized occupancy position.  According to CoStar Q3 2011, the Dallas/Fort Worth industrial market’s inventory totaled approximately 764.7 million square feet within approximately 19,000 buildings. Its current inventory is represented by 140.3 million square feet of Flex space and 624.4 million square feet of warehouse space. Direct vacancy for the Dallas/Fort Worth market was 10.5% with the average quoted rental rate at $4.32 PSF.

San Antonio Retail Market
PPR projects San Antonio to have some of the strongest employment growth in the nation exceeding 2.0% per year through 2015, and boding well for in-migration, population growth, and retail sales growth here. Strong retail demand drivers coupled with very limited supply should result in a decline in vacancies.  San Antonio also maintains a burgeoning tourism industry, which will bolster above-average retail sales per capita. According to CoStar Q3 2011, the San Antonio retail market’s inventory totaled in excess of 123.4 million square feet within over 11,800 buildings. Its current inventory is represented by 59.5 million square feet of general retail space, 14.7 million square feet of mall space, 6.2 million square feet of power center space, and 43.1 million square feet of specialty and shopping center space. Direct vacancy for the San Antonio retail market was 6.5% with the average quoted rental rate at $14.25 PSF.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 10/31/2011	U/W	U/W PSF
Base Rent(1)	$19,355,695	$18,916,707	$16,418,858	$16,915,297	$10.32
Value of Vacant Space	0	0	0	7,250,666	4.42
Gross Potential Rent	$19,355,695	$18,916,707	$16,418,858	$24,165,962	$14.75
Total Recoveries	1,479,976	1,240,763	1,391,373	807,022	0.49
Total Other Income	399,640	389,891	383,371	394,692	0.24
Credit Loss	(193,795)	(608,846)	355,484	0	0.00
Less: Vacancy(2)	0	0	0	(7,250,666)	(4.42)
Effective Gross Income	$21,041,517	$19,938,515	$18,549,086	$18,117,011	$11.05
Total Operating Expenses	12,206,681	11,114,270	10,793,447	11,042,844	6.74
Net Operating Income	$8,834,836	$8,824,245	$7,755,639	$7,074,166	$4.32
TI/LC	0	0	0	904,455	0.55
Capital Expenditures	0	0	0	327,766	0.20
Net Cash Flow	$8,834,836	$8,824,245	$7,755,639	$5,841,945	$3.56

(1)	U/W Base Rent includes $295,890 in contractual step rent through December 2012.
(2)	Underwritten vacancy of 28.6% of gross income, compared to Q3 2011 overall market vacancy of 17.0%.

Property Management.    The Hartman Portfolio Properties are managed by Hartman Income REIT Management, LLC, a borrower affiliate.

Lockbox / Cash Management.    None.

Initial Reserves.    None.

Ongoing Reserves.    None. The lender may require, in its discretion, monthly reserves of one-twelfth of one-hundred ten percent of the annual amounts due for insurance premiums and taxes.

Current Mezzanine or Subordinate Indebtedness.    The Hartman Portfolio Loan will be divided into a “Pooled Senior Trust Component” having a Cut-off Date Balance of $56,514,846 and a “Non-Pooled Junior Trust Component” having a Cut-off Date Balance of $10,000,000.

Future Mezzanine or Subordinate Indebtedness Permitted.    None

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Partial Release. At any time prior to two years before the Hartman Portfolio Loan maturity date, any one individual property may be released from the lien upon satisfaction of each of the following conditions, including but not limited to: (a) prior written notice specifying the release property and the date on which the partial prepayment of the Hartman Portfolio Loan is to be made; (b) payment to lender of the specified release price, which is 115% of the allocated loan amount for each property; (c) payment of the partial payment make-whole amount if the release occurs at least 90 days before the stated maturity date; (d) payment of all lender’s costs and expenses incurred in connection with the release; (e) the debt service coverage ratio for the loan after the release is equal to or greater than 1.90x; and (f) receipt of evidence reasonably satisfactory to lender that borrower is solvent and will not be rendered insolvent by the release of the property.

Substitution of Properties. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office / Data Center
Sponsor:	Carter/Validus Operating Partnership, LP		Collateral:	Fee Simple / Leasehold
Borrower:	DC-180 Peachtree, LLC		Location:	Atlanta, GA
Original Balance:	$55,000,000		Year Built / Renovated:	1927 / 2000
Cut-off Date Balance:	$54,888,798		Total Sq. Ft.(3):	350,267
% by Initial UPB:	5.80%		Property Management:	Carter Validus Real Estate Management Services, LLC
Interest Rate:	5.93%		Underwritten NOI:	$6,782,969
Payment Date:	6th of each month		Underwritten NCF:	$6,352,551
First Payment Date:	6-Feb-12		Appraised Value:	$95,000,000
Maturity Date:	6-Jan-22		Appraisal Date:	18-Nov-11
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(26), D(89), O(5)		TTM NOI:	$7,364,036 (T-12 August 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	$7,102,209 (December 31, 2010)
			2009 NOI:	$5,638,145 (December 31, 2009)
Reserves(1)			2008 NOI:	$4,742,280 (December 31, 2008)
	Initial	Monthly
Taxes:	$233,781	$51,234	Historical Occupancy
Insurance:	$29,971	$5,994	Current Occupancy:	100.0% (December 22, 2011)
Replacement:	$0	$10,763	2010 Occupancy:	99.2% (December 31, 2010)
TI/LC(2):	$313,289	Springing	2009 Occupancy:	99.2% (December 31, 2009)
Required Repairs:	$1,052,823	NAP	2008 Occupancy:	77.0% (December 31, 2008)
Ground Rent:	$0	$4,792	(1) See “Initial Reserves” herein and “Ongoing Reserves” herein.
Common Charges:	$0	Springing	(2) Initial Reserve represents the City of Atlanta rental payments collected at closing for months
			February through June 2012. See “City of Atlanta Reserve” herein.
Financial Information			(3) Total Sq. Ft. represents the total square feet of the fee simple interest in the office and data center
Cut-off Date Balance / Sq. Ft.:	$157		property located at 180 Peachtree Street Northwest. It excludes the 4-story garage adjacent to the
Balloon Balance / Sq. Ft.:	$133		180 Peachtree Street Northwest building and the leasehold interest in the 9-story garage located at 150
Cut-off Date LTV:	57.80%		Carnegie Way Northwest.
Balloon LTV:	49.00%
Underwritten NOI DSCR:	1.73x
Underwritten NCF DSCR:	1.62x
Underwritten NOI Debt Yield:	12.40%
Underwritten NCF Debt Yield:	11.60%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Level 3 Communications	B-/Caa2/B-	158,073	45.1%	$24.46	57.5%	5/31/2021
Equinix	NR/Ba2/BB-	83,473	23.8%	$12.39	15.4%	11/30/2023
City of Atlanta	NR/Aa2/A	54,485	15.6%	$13.80	11.2%	6/30/2037
Stanley Beaman Sears	NR/NR/NR	24,728	7.1%	$18.68	6.9%	1/31/2016
Time Warner Telecom	NR/B2/BB-	17,704	5.1%	$26.82	7.1%	6/30/2016
Total Major Tenants		338,463	96.6%	$19.47	98.1%
Remaining Tenants		11,804	3.4%	$11.04	1.9%
Total Occupied Collateral		350,267	100.0%	$19.18	100.0%
Vacant		0	0.0%
Total		350,267	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	3	54,236	15.5%	54,236	15.5%	$19.67	15.9%	15.9%
2017	0	0	0.0%	54,236	15.5%	$0.00	0.0%	15.9%
2018	0	0	0.0%	54,236	15.5%	$0.00	0.0%	15.9%
2019	0	0	0.0%	54,236	15.5%	$0.00	0.0%	15.9%
2020	0	0	0.0%	54,236	15.5%	$0.00	0.0%	15.9%
2021	1	158,073	45.1%	212,309	60.6%	$24.46	57.5%	73.4%
2022	0	0	0.0%	212,309	60.6%	$0.00	0.0%	73.4%
Thereafter	2	137,958	39.4%	350,267	100.0%	$12.95	26.6%	100.0%
Vacant	NAP	0	0.0%	350,267	100.0%	NAP	NAP
Total / Wtd. Avg.	6	350,267	100.0%			$19.18	100.0%

The Loan.    The 180 Peachtree Street loan (the “180 Peachtree Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 350,267 square foot office and data center building located at 180 Peachtree Street Northwest, the adjacent parking lot located at 171 Carnegie Way Northwest and leasehold interest in the parking structure located at 150 Carnegie Way Northwest in Atlanta, Georgia (collectively, the “180 Peachtree Street Property”) with an original principal balance of $55.0 million. The 180 Peachtree Street Loan has a 10-year term and amortizes on a 30-year schedule. The 180 Peachtree Street Loan accrues interest at a fixed rate equal to 5.930% and has a Cut-off Date Balance of approximately $54.9 million. Loan proceeds along with approximately $43.3 million from the borrower were used to acquire the property for approximately $94.8 million. Based on the appraised value of $95.0 million as of November 18, 2011, the Cut-off Date LTV is 57.8%. The most recent prior financing of the 180 Peachtree Street Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$55,000,000	55.9%	Acquisition of Property	$94,750,000	96.4%
Sponsor Equity	43,337,272	44.1%	Closing Costs	1,957,409	2.0%
			Reserves	1,629,863	1.6%
Total Sources	$98,337,272	100.0%	Total Uses	$98,337,272	100.0%

The Borrower / Sponsor.    The borrower, DC-180 Peachtree, LLC is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Carter/Validus Operating Partnership, LP, whose sole general partner is Carter Validus Mission Critical REIT, Inc.

Carter Validus Mission Critical REIT, Inc. (the “REIT”) is a Maryland corporation that intends to invest primarily in income-producing commercial real estate with a focus on the data center and medical sectors, net leased to investment grade and other creditworthy tenants. The REIT is a subsidiary of Carter & Associates (“Carter”), which is a full service real estate firm with over 50 years of experience in development, acquisition, asset management and reposition. Carter provides specialized site selection, brokerage services and project management for large corporations, including AT&T, Atmos Energy and Global Payments. As of December 2010, Carter has developed or managed over 13.8 million square feet of data center space in 120 projects with over $590.0 million in projects under construction. Carter currently owns, manages or leases 25 million square feet of space in 15 states.

The Property.    The collateral consists of a 350,267 square foot office and data center building with a parking garage located at 180 Peachtree Street Northwest and an additional parking structure located at 150 Carnegie Way Northwest in Atlanta, Georgia. The 180 Peachtree Street Property is a 6-story building located at the corner of Peachtree and Ellis Streets in the downtown Atlanta submarket. The building consists of approximately 233,261 square feet leased to data center tenants, 25,602 square feet of leased rooftop space for placement of emergency generators and chillers, 79,213 square feet leased to office tenants and a 12,191 square foot fuel farm, which provides backup to the tenants’ generators in the event of an interruption in power supply. The adjacent parking structure at 150 Carnegie Way Northwest is partially subject to a ground lease that expires in 2055 with one 40-year extension option.

The 180 Peachtree Street Property was built in 1927 by R.H. Macy to house Davidson’s Department Store. It operated as Davidson’s for nearly 60 years until Federated Department Stores (“Federated”) changed the name to Macy’s in 1985. In 2000, Federated sold the 180 Peachtree Street Property to Taconic Investment Partners (“Taconic”). Taconic invested over $24.0 million in capital improvements into the building, which included converting the upper floors for telecom and data use. Taconic sold the building to Peachtree Carnegie LLC in 2007 and in December 2011, Carter/Validus Operating Partnership, LP acquired the 180 Peachtree Street Property.

The 180 Peachtree Street Property currently operates under a condominium structure consisting of two units, the retail unit (which includes the conference center) and the subject office unit, whereby the owners of the mortgaged 180 Peachtree Street Property control 65.5% of the votes with the remaining 34.5% controlled by the owners of the retail center and conference hall. In addition, the 180 Peachtree Street Property is served by two parking structures which are also part of the collateral. The 5-story annex garage has 153 spaces and is leased to Central Parking on a 10-year lease expiring in 2015. The main user for this garage is the Westin Hotel adjacent to the 180 Peachtree Street Property. The 9-story parking garage at 150 Carnegie Way Northwest, which is connected to the office and data center building by a pedestrian sky bridge, consists of 1,296 parking spaces, with 475 of these spaces leased to the retail center. The remaining spaces are under a management agreement with Midtown Lanier Parking, Inc. There are spaces allocated to data center tenants per lease with the balance of these spaces leased to contract users and public parking.

Environmental Matters.    The Phase I environmental report dated November 1, 2011 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the 180 Peachtree Street Property, which is already in place.

Major Tenants.

Level 3 Communications (158,073 sq. ft., 45.1% of NRA, 57.5% of GPR)
Level 3 Communications (“Level 3”) initially took space at the 180 Peachtree Property in 2000 and has invested approximately $55 million ($348 PSF) in equipment and improvements to its space. The tenant uses this space for colocation, fiber traffic and its own network. As the backup location for Level 3’s main office in Colorado, the 180 Peachtree Street Property is a critical facility for Level 3. The tenant has two 10-year options to extend its current lease.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

Equinix (83,473 sq. ft., 23.8% of NRA, 15.4% of GPR)
Equinix has been in occupancy in the 180 Peachtree Street Property since 2008 and has invested $65 million ($779 PSF) into its space and will have a total of $100 million ($1,198 PSF) invested once the space is fully built out. Equinix operates in North America, South America, Europe and Asia and facilitates interconnection and peering to enable companies to quickly and efficiently reach traffic sources and end-users, improving performance of online applications and content. The tenant uses the 180 Peachtree Street Property for colocation. Equinix has two data centers in the Atlanta area and 98 worldwide, with the 180 Peachtree Street Property representing the tenant’s main presence in Atlanta. Equinix has one 10-year or one 15-year option to extend its current lease.

City of Atlanta (54,485 sq. ft., 15.6% of NRA, 11.2% of GPR)
The City of Atlanta began its occupancy at the 180 Peachtree Street Property in 2007 with a 30-year lease. The City of Atlanta space is mission-critical for the city’s operations and houses the Atlanta 911 call center facility. This location is the only one of such use for the City of Atlanta. In the event of a disaster, this location can also serve as mission control for emergency response units.

The Market.    The 180 Peachtree Street Property is located within the downtown Atlanta submarket, with easy access to Interstate 75/85 and Interstate 20. Downtown Atlanta is home to an extensive mixture of hotels, entertainment and convention facilities including the Georgia Dome, World Congress Center, Phillips Arena and Fox Theater. The downtown area is also home to the Georgia Institute of Technology and Georgia State University. The greater Atlanta area tied for fourth with Minneapolis in the number of Fortune 500 & Fortune 1000 companies headquartered within city boundaries, behind New York City, Houston and Dallas. Several major national and international companies are headquartered in Atlanta or its suburbs, including 12 Fortune 500 companies. According to a 2009 Milken Institute report, the Atlanta-Sandy Springs-Marietta metropolitan statistical area is the nation’s 12th largest high-tech employment center, with an estimated 164,126 high-tech jobs. The same report ranked Atlanta first nationally in telecommunication employment.

Per the appraisal, the turbulence in the capital markets between 2008 and 2010 severely impacted data center construction and expansions and will constrain supply. According to a 2011 Tier1 Research report, the change in demand for multi-tenant data center space in Atlanta outpaced the change in supply by 2.0% in 2010 and 5.0% in 2011, and is projected to outpace supply by 7.0% in 2012 and 4.5% in 2013. Tier1 Research also estimates that multi-tenant data center utilization in Atlanta will increase from 82% in 2011 to 87% in 2012 and 91% in 2013. According to the appraisal, many enterprise and Fortune 100 companies who originally planned to build data centers are now seeking to lease turn-key data center space with smaller footprints. The appraiser states the “outsource model” will continue to be favorable in the coming years due to the high costs of construction associated with a data center, and predicts supply of data center space will continue to be constrained.

The appraisal categorizes the data center space at the 180 Peachtree Street Property as cold-shell space, warm-shell space and Legacy or 2nd generation space. Cold-shell space is considered to be shell space with no in-place connectivity. Warm-shell space is considered underdeveloped space with in-place power and connectivity. The space leased by the City of Atlanta and Equinix (collectively, 39.4% of NRA), which permits tenants to remove equipment from the premises at the end of their lease terms, is considered to be warm-shell data center space. The space occupied by Verizon and Level 3 (collectively, 48.5% of NRA) is considered 2nd generation space where the equipment reverts back to the landlord at the end of their leases. A summary of weighted average terms for comparable recent leases is presented below:

Data Center Market Rents(1)
Category	Lease Term	Annual Initial Rent PSF	Rent Abatement
Cold-Shell Data Center Space	15 years	$12.50	6 months
Warm-Shell Data Center Space	15 years	$20.00	6 months
2nd Generation Data Center Space	15 years	$33.48	6 months
  (1) Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 8/31/2011	U/W	U/W PSF
Base Rent(1)	$5,391,195	$6,372,046	$6,483,934	$6,932,543	$19.79
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$5,391,195	$6,372,046	$6,483,934	$6,932,543	$19.79
Total Recoveries	2,973,705	3,536,660	4,123,522	4,554,238	13.00
Total Other Income	789,638	1,323,589	1,366,358	1,514,198	4.32
Less: Vacancy(2)	0	0	0	(1,118,084)	(3.19)
Effective Gross Income	$9,154,538	$11,232,296	$11,973,814	$11,882,895	$33.93
Total Operating Expenses	3,516,392	4,130,087	4,609,778	5,099,926	14.56
Net Operating Income	$5,638,145	$7,102,209	$7,364,036	$6,782,969	$19.37
TI/LC	0	0	0	301,256	0.86
Capital Expenditures	23,750	73,344	0	129,162	0.37
Net Cash Flow	$5,614,396	$7,028,865	$7,364,036	$6,352,551	$18.14

(1)	U/W Base Rent includes $147,912 in contractual step rent through October 2012.
(2)	Underwritten vacancy of 8.6% of gross income.

Property Management.    The 180 Peachtree Street Property is managed by Carter Validus Real Estate Management Services, LLC, a borrower affiliate.

Lockbox / Cash Management.    The 180 Peachtree Street Loan is structured with a hard lockbox and in place cash management. Additionally, all excess cash will be swept into a lender-controlled account upon and during the continuance of an event of default, if the debt service coverage ratio is less than 1.25x on the last day of the calendar quarter until such time that the debt service coverage ratio is 1.30x for two consecutive quarters, or if the 2016 Cash Sweep or Level 3 Cash Sweep is occurring.

2016 Cash Sweep. A cash sweep will begin 12 months prior to the expiration of the earliest to expire of the Stanley Beaman Sears, Verizon and Time Warner leases in 2016. All excess cash flow will be swept to a 2016 rollover reserve to be used to fund qualified tenant improvement costs related to the roll of such 2016 rolling leases. The sweep will continue until $30 PSF for each of the 2016 roll leases has been deposited into the 2016 rollover reserve. In the event Stanley Beaman Sears, Verizon or Time Warner renew, the cash flow sweep will cease for the corresponding portion of the rolling NRA.

Level 3 Cash Sweep. A cash sweep will begin 18 months prior to the expiration of the Level 3 lease in 2021. All excess cash flow will be swept to a Level 3 rollover reserve to be used to fund qualified tenant improvement costs related to the roll of the Level 3 lease. The reserve is subject to a cap of $4,742,190 when combining (i) the TI/LC reserve and (ii) the Level 3 reserve. This sweep is waived if at least 30 days prior to commencement of the sweep, the borrower delivers a letter of credit that is satisfactory to lender. In the event that Level 3 renews its lease, the cash flow sweep will cease.

Initial Reserves.    At closing, the borrower deposited (i) $233,781 into a tax reserve account, (ii) $29,971 into an insurance reserve account, (iii) $313,289 into the TI/LC reserve account (which represents rents due under the City of Atlanta lease) and (iv) $1,052,823 into the required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $51,234 into a monthly tax reserve account, (ii) $5,994 into a monthly insurance reserve account, (iii) $10,763 into a capital expenditure account and (iv) $4,792 into a ground rent reserve account. The TI/LC reserve is waived for the first 12 months of the loan term with monthly payments of $8,333 commencing thereafter, subject to a cap of $500,000. In addition, the City of Atlanta currently pays its full annual rent in July of each year. The total annual rent will be deposited into the City of Atlanta reserve each July and will be added to the rents disbursed on such monthly payment date in an amount equal to 1/12 of the annual payment. During a trigger period not initiated from a cash sweep period, the borrower is required to deposit into the common charges reserve account an amount equal to the monthly amount set forth in the approved annual budget for common charges.

Current Mezzanine or Subordinate Indebtedness.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Ground Lease.    The 180 Peachtree Street Property is subject to a long term ground lease on a portion of the adjacent parking garage at 150 Carnegie Way Northwest. The lessors on the ground lease are Dennie R. Peteet, Jr. and Dorothy Peteet Mitchell. The lease commenced in December 1960 and expires in December 31, 2055 with one renewal option for 40 years, extending the ground lease to December 31, 2095. The ground rent is currently $57,500 per year and increases $7,500 every ten years beginning in January 2021.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

180 Peachtree Street
180 Peachtree Street Northwest and 150 Carnegie Way Northwest
Atlanta, GA 30303
Atlanta
Downtown
Georgia Institute of Technology
Centennial Place
Centennial Hill
SoNo
Central Park
Fairlie-Poplar
Vine City
Castleberry Hill
Sweet Auburn
Aquatics Center
Bobby Dodd Stadium
The Varsity
AT&T Center
North Avenue
One Georgia Center
Crawford Long Hospital
Atlanta Contemporary Art Center
Coca Cola World Headquarters
Northyards Business Park
Civic Center
Atlanta Civic Center
W Hotel
Allen Plaza
New World of Coca Cola
Georgia Aquarium
SunTrust Plaza
Georgia Power
Atlanta Medical Center
Hyatt Regency
Marriott Marquis
Atlanta Hilton & Towers
PEACHTREE CENTER
Peachtree Center
Intl. Peach Mart
AmericasMart
Centennial Olympic Park
GEORGIA WORLD CONGRESS CENTER
Chamber of Commerce
Building A
Tabernacle/ Cotton Club
Westin Peachtree Plaza
191 Peachtree Tower
Ritz Carlton
Sheraton Atlanta
Georgia Pacific Center
Omni Hotel
CNN Center
Philips Arena
Georgia Dome
Georgia International Plaza
Dome/GWCC/ Philips/CNN
Centennial Tower
The Equitable
Rialto Center for the Arts
GA State University
Martin Luther King Jr. Natl. Historic Site
Atlanta Journal-Constitution Bldg.
Woodruff Park
Apex Museum
Hurt Plaza
Hurt Park
Sweet Auburn Curb Market
Five Points
Richard B. Russell Building
Sam Nunn Atlanta Federal Center
MLK Jr. Federal Bldg.
UNDERGROUND ATLANTA
Georgia State University
Grady Memorial Hospital
Selena Butler Park
Fulton County Gov't.
Fulton County Courthouse
Georgia State
King Memorial
State Capitol Building
City Hall
Greyhound Bus Terminal
Garnett
Oakland Cemetery
Rawson-Washington Park
Hartsfield-Jackson Atlanta Intl. Airport 8 miles
WEST LINE
EAST LINE
SOUTH LINE
NORTH LINE
marta
Tech Pkwy NW
Campbellton Rd SW
Atlantic Dr NW
Techwood Dr NW
Spring St NW
W Peachtree St NE
Marietta St NW
North Ave NW
Luckie St NW
Pine St NW
Gray St NW
Mills St NW
Ivan Allen Jr. Blvd
Jones Ave NW
Simpson St NW
Ralph McGill Blvd NE
Peachtree St NE
Baker St NE
Highland Ave NE
International Blvd NE
Ellis St NE
Irwin St NE
John Wesley Dobbs Ave
Auburn Ave NE
Edgewood Ave SE
Northside Dr NW
Mangum St NW
MLK Jr Dr
Mitchell St SW
Butler St NE
Hilliard St SE
Jackson St NE
Piedmont Ave SE
Decatur St SE
Spring St SW
Forsyth St SW
Walker St SW
MLK Jr Dr SW
Trinity Ave SW
Central Ave SW
Washington St SW
Bell St SE
Memorial Dr SW
MLK Jr Dr SE
Memorial Dr SE
Woodward Ave SE
Peters St SW
Whitehall St SW
Capitol Ave SE
Hill St SE
75
85
20
29
78
278
19
41
10
154
Marietta
Sandy Springs
Dunwoody
Mechanicsville
Doraville
Smyrna
Chamblee
Vinings
North Atlanta
Tucker
Mableton
North Druid Hills
Clarkston
North Decatur
Scottdale
Druid Hills
Decatur
Avondale Estates
Redan
Belvedere
Gresham Park
East Point
Hapeville
College Park
Forest Park
Hartsfield-Jackson Atlanta International Airport

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio of 6 Properties
Loan Purpose:	Refinance		Property Type:	Conventional Multifamily
Sponsor:	Tomas Rosenthal; Henri Schmidt; The JR Family Credit Shelter Trust, U/T/A Dated January 3, 1996; The TR Family Trust, U/T/A Dated December 26, 1995		Collateral:	Fee Simple
			Location:	Indianapolis, IN
			Year Built / Renovated:	1967-1981 / Various
			Total Units:	2,103
Borrower:	Riverwood Holdings LLC; Spyglass Holdings LLC; Villa Nova Holdings LLC; Westlake Properties LLC; Wind Drift Holdings LLC; Woods Edge Holdings LLC		Property Management(2):	Flaherty & Collins, Inc.; Buckingham Management, LLC
			Underwritten NOI:	$5,997,401
			Underwritten NCF:	$5,286,411
Original Balance:	$55,000,000		Appraised Value:	$83,090,000
Cut-off Date Balance:	$54,793,389		Appraisal Date:	October 2011
% by Initial UPB:	5.8%
Interest Rate:	6.1100%		Historical NOI
Payment Date:	6th of each month		TTM NOI:	$6,379,655 (T-12 September 30, 2011)
First Payment Date:	December 6, 2011		2010 NOI:	$6,125,553 (December 31, 2010)
Maturity Date:	November 6, 2021		2009 NOI:	$5,963,154 (December 31, 2009)
Amortization:	360 months		2008 NOI:	NAV
Additional Debt:	None
Call Protection:	L(28), D(88), O(4)		Historical Occupancy
Lockbox / Cash Management:	Springing Soft / Springing		Current Occupancy:	93.8% (September – October 2011)
			2010 Occupancy:	88.3% (December 31, 2010)
Reserves(1)			2009 Occupancy:	89.0% (December 31, 2009)
	Initial	Monthly	2008 Occupancy:	NAV
Taxes:	$92,291	$92,291	(1) See “Initial Reserves” herein and “Ongoing Reserves” herein.
Insurance:	$160,976	$26,829
(2) Flaherty & Collins, Inc. manages Westlake Apartments and Wind Drift Apartments, and Buckingham Management, LLC manages Woods Edge Apartments, Riverwood Apartments, Spyglass Apartments and Villa Nova Apartments.

Replacement:	$0	$59,312
Required Repairs:	$735,260	NAP

Financial Information
Cut-off Date Balance / Unit:		$26,055
Balloon Balance / Unit:		$22,253
Cut-off Date LTV:		65.9%
Balloon LTV:		56.3%
Underwritten NOI DSCR:		1.50x
Underwritten NCF DSCR:		1.32x
Underwritten NOI Debt Yield:		10.9%
Underwritten NCF Debt Yield:		9.6%

Property Name	Location	Units	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
Westlake Apartments	Indianapolis, IN	1,381	1967-1976 / 2009-2011	$32,025,774	$45,100,000	93.6%
Woods Edge Apartments	Indianapolis, IN	190	1981 / NAP	7,360,361	10,490,000	98.9%
Wind Drift Apartments	Indianapolis, IN	166	1979 / NAP	5,511,655	7,870,000	92.8%
Riverwood Apartments	Indianapolis, IN	120	1977 / NAP	4,111,166	8,030,000	90.8%
Spyglass Apartments	Indianapolis, IN	120	1979 / 2009-2010	3,810,391	6,800,000	95.0%
Villa Nova Apartments	Indianapolis, IN	126	1972 / NAP	2,180,651	4,800,000	91.3%
Total / Wtd. Avg.		2,103		$55,000,000	$83,090,000	93.8%
(1)	Based on borrower rent rolls dated September – October 2011.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	232	11.0%	217	93.5%	454	$377	$0.83
1 Bedroom	741	35.2%	698	94.2%	625	$476	$0.76
2 Bedroom	1,012	48.1%	948	93.7%	946	$608	$0.64
3 Bedroom	118	5.6%	109	92.4%	1,300	$897	$0.69
Total / Wtd. Avg.	2,103	100.0%	1,972	93.8%	799	$539	$0.69
(1)	Based on borrower rent rolls dated September – October 2011.
(2)	Average Monthly Rental Rate does not include Section 8 units and is based on occupied units only.

The Loan. The Hampshire Multifamily Portfolio loan (the “Hampshire Multifamily Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in six multifamily apartment properties containing 2,103 units located in Indianapolis, Indiana (the “Hampshire Multifamily Portfolio Properties”) with an original principal balance of $55.0 million. The Hampshire Multifamily Portfolio Loan has a 10-year term and amortizes on a 30-year schedule. The Hampshire Multifamily Portfolio Loan accrues interest at a fixed rate equal to 6.110% and has a Cut-off Date Balance of approximately $54.8 million. Loan proceeds were used to retire existing debt of approximately $44.3 million, giving the borrower a cash-out of approximately $9.4 million. Based on the appraised value of approximately $83.1 million as of October 2011, the Cut-off Date LTV is 65.9% and the remaining implied equity is approximately $28.3 million. The most recent prior financing of the Hampshire Multifamily Portfolio Properties was not included in a securitization.

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
First Mortgage	$55,000,000	100.0%	Loan Payoff	$44,321,844	80.6%
			Reserves	988,527	1.8%
			Closing Costs	275,601	0.5%
			Borrower Cash Out	9,414,028	17.1%
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)
The sponsors initially acquired the Hampshire Multifamily Portfolio Properties in 2008 for a total of $44.5 million. Approximately $3.5 million ($1,662/Unit) of capital expenditures have been invested into the properties since acquisition.

The Borrower / Sponsor. Each of the borrowers, Riverwood Holdings LLC, Spyglass Holdings LLC, Villa Nova Holdings LLC, Westlake Properties LLC, Wind Drift Holdings LLC and Woods Edge Holdings LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors in its organizational structure. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Tomas Rosenthal, Henri Schmidt, The TR Family Trust, U/T/A Dated December 26, 1995 and The JR Family Credit Shelter Trust, U/T/A Dated January 3, 1996.

In 1988, Henri Schmidt co-founded Hampshire Properties with partner Tomas Rosenthal. For eleven years prior to co-founding Hampshire Properties, Tomas Rosenthal developed his real estate career at K&J Management in Brooklyn, New York, with positions involving lease negotiations, rehab and maintenance supervision and real estate project purchasing for the company. Since its inception, Hampshire Properties has been actively involved in the acquisition and management of multifamily and commercial projects across the United States and Canada. According to its website, Hampshire Properties’ current holdings are valued in excess of $500 million.

The Properties. The Hampshire Multifamily Portfolio Properties consist of six Class B and C multifamily properties located throughout the Indianapolis metropolitan statistical area, containing 2,103 units within 170 two- and three-story buildings. The Hampshire Multifamily Portfolio Properties were built between 1967 and 1981 with renovations and upgrades occurring at Westlake Apartments between 2009 and 2011 and Spyglass Apartments between 2009 and 2010. Overall, as of September-October 2011, the Hampshire Multifamily Portfolio Properties are 93.8% occupied. Spyglass Apartments has 25 Section 8 units (20.8% of total units), Woods Edge Apartments has one Section 8 unit (0.5% of total units), and Villa Nova Apartments has four Section 8 units (3.2% of total units).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Westlake Apartments (1,381 units, 65.7% of total portfolio units) The Westlake Apartments property consists of 101 two-story buildings located approximately five miles west of the Indianapolis central business district. The Westlake Apartments property was developed in three phases in 1967, 1974 and 1976 and as of October 17, 2011 was 93.6% occupied. Since 2009, the Westlake Apartments property has undergone approximately $1.8 million in renovations ($1,303/Unit), which included exterior, floor, appliance and common area replacements and upgrades. The Westlake Apartments property benefits from access to the I-465 Beltway (less than 1 mile) which connects to two cross-country interstates, I-70 and I-74. Amenities at Westlake Apartments include a fitness center, laundry rooms, tennis and volleyball courts, a pool, a tanning salon, a business center and a daycare facility, among others. The daycare facility, Open Door School of Learning, is leased to a third party operator for $1,250 per month through July 2013. There are no subsidized housing units at the property.

Westlake Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	232	16.8%	217	93.5%	454	$377	$1.21
1 BR – 1 BA(3)	493	35.7%	457	92.7%	591	$451	$1.31
2 BR – 1 BA	472	34.2%	444	94.1%	825	$536	$1.55
2 BR – 1.5 BA	72	5.2%	68	94.4%	1,066	$656	$1.66
2 BR – 2 BA	72	5.2%	70	97.2%	1,134	$653	$1.77
2 BR – 2.5 BA	24	1.7%	21	87.5%	1,276	$699	$1.81
3 BR – 1.5 BA	16	1.2%	15	93.8%	1,200	$786	$1.53
Total / Wtd. Avg.	1,381	100.0%	1,292	93.6%	720	$497	$1.43
(1)	Based on the October 17, 2011 rent roll.
(2)	Average Monthly Rental Rate is based on occupied units only.
(3)	The 1 BR – 1 BA unit type includes the Open Door School of Learning space which pays $1,250 per month.

Woods Edge Apartments (190 units, 9.0% of total portfolio units) The Woods Edge Apartments property consists of 16 two- and three-story buildings built in 1981 and was 98.9% occupied as of October 6, 2011. The Woods Edge Apartments property is located in the Castleton submarket, is proximate to multiple retail centers and the nearby Community Hospital North and benefits from access to the I-465 Beltway (less than 1.5 miles). Woods Edge Apartments has undergone $496,805 ($2,615 per unit) in capital expenditures since acquisition, with the majority invested in property improvements and unit upgrades. Amenities at Woods Edge Apartments include a fitness center, laundry room, pool, tennis and volleyball courts and a playground, among others. Unit amenities include standard appliances, balconies and fireplaces in select units. The Woods Edge Apartment property has one Section 8 tenant.

Woods Edge Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 BR – 1 BA	96	50.5%	96	100.0%	671	$549	$0.82
2 BR – 1.5 BA	22	11.6%	21	95.5%	1,170	$770	$0.66
2 BR – 2 BA	56	29.5%	55	98.2%	974	$691	$0.71
3 BR – 2.5 BA	16	8.4%	16	100.0%	1,345	$972	$0.72
Total / Wtd. Avg.	190	100.0%	188	98.9%	875	$650	$0.76
(1)	Based on the October 6, 2011 rent roll.
(2)	Average Monthly Rental Rate does not include Section 8 unit (1 unit is 3BR – 2.5 BA) and is based on occupied units only.

Wind Drift Apartments (166 units, 7.9% of total portfolio units) The Wind Drift Apartments property consists of 12 two- and three-story buildings built in 1979 and was 92.8% occupied as of October 17, 2011. The Wind Drift Apartments property is located approximately seven miles northwest of the Indianapolis central business district and provides access to the I-465 Beltway, which is less than one mile away from the Wind Drift Apartments property. The Wind Drift Apartments property is convenient to retail development, employment centers and commercial support services, with a Target, Marsh Supermarket, Starbucks and other restaurants located in a shopping development approximately half a mile east of the property. Since acquisition, the sponsor has invested $351,320 ($2,116 per unit) in the property. Renovations included clubhouse improvements, such as the installation of tanning beds, a business center and improvements to a party room. Other amenities at the Wind Drift Apartments property include a fitness center, laundry rooms, a pool and a playground. Unit amenities include standard appliances, balconies and fireplaces. There are no subsidized housing units at the property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Wind Drift Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 BR – 1 BA	72	43.4%	69	95.8%	671	$513	$1.30
2 BR – 1 BA	48	28.9%	44	91.7%	956	$650	$1.47
2 BR – 1.5 BA	24	14.5%	22	91.7%	1,170	$754	$1.54
3 BR – 2.5 BA	22	13.3%	19	86.4%	1,345	$891	$1.51
Total / Wtd. Avg.	166	100.0%	154	92.8%	915	$633	$1.41
(1)	Based on the October 17, 2011 rent roll.
(2)	Average Monthly Rental Rate is based on occupied units only.

Riverwood Apartments (120 units, 5.7% of total portfolio units) The Riverwood Apartments property consists of 18 two- and three-story buildings built in 1977, with occupancy of 90.8% as of September 26, 2011. The Riverwood Apartments property is located in the Castleton submarket, approximately 11 miles northeast from downtown Indianapolis and provides access to the I-465 Beltway, which is less than 1.5 miles from the Riverwood Apartments property. The submarket is home to the largest mall in the state of Indiana, the Castleton Square Mall, as well as the nearby Community Hospital North. Since acquisition, the sponsor has invested $218,525 ($1,821 per unit) in improvements to the Riverwood Apartments property, including exterior and recreational amenity improvements. Amenities at the Riverwood Apartments property include a club house, laundry room, pool, tennis and basketball courts and a playground. Unit amenities include standard appliances, balconies, and fireplaces in select units. There are no subsidized housing units at the property.

Riverwood Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
2 BR – 1.5 BA	80	66.7%	73	91.3%	1,024	$733	$1.40
3 BR – 2.5 BA	40	33.3%	36	90.0%	1,271	$890	$1.43
Total / Wtd. Avg.	120	100.0%	109	90.8%	1,106	$784	$1.41
(1)	Based on the September 26, 2011 rent roll.
(2)	Average Monthly Rental Rate is based on occupied units only.

Spyglass Apartments (120 units, 5.7% of total portfolio units) The Spyglass Apartments property consists of 13 two- and three-story buildings built in 1979 and renovated in 2009-2010, with occupancy of 95.0% as of October 6, 2011. The Spyglass Apartments property is located in the Far Northwest submarket, approximately 9 miles north of the Indianapolis central business district in an accessible and highly-trafficked area of Indianapolis with extensive retail facilities in the immediate vicinity, as well as the St. Vincent Indianapolis Hospital. Since acquisition, the sponsor has invested $197,428 ($1,645 per unit) in capital expenditures at the Spyglass Apartments property, primarily for land and common area improvements. Amenities at the Spyglass Apartments property include a club house, laundry room, pool, basketball, volleyball and tennis courts and a playground. Unit amenities include standard appliances, balconies, ceiling fans and fireplaces in select units. The Spyglass Apartments property currently has 25 Section 8 units.

Spyglass Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 BR – 1 BA	36	30.0%	34	94.4%	671	$484	$0.72
2 BR – 1.5 BA	28	23.3%	27	96.4%	1,170	$679	$0.58
2 BR – 2 BA	32	26.7%	30	93.8%	974	$658	$0.68
3 BR – 2.5 BA	24	20.0%	23	95.8%	1,345	NAV	NAV
Total / Wtd. Avg.	120	100.0%	114	95.0%	1,003	$598	$0.67
(1)	Based on the October 6, 2011 rent roll.
(2)	Average Monthly Rental Rate does not include Section 8 units (1 unit is 2 BR – 1.5 BA and 24 units are 3 BR – 2.5 BA) and is based on occupied units only.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Villa Nova Apartments (126 units, 6.0% of total portfolio units) The Villa Nova Apartments property consists of 10 two-story buildings built in 1972 and as of October 6, 2011 was 91.3% occupied. The Villa Nova Apartments property is located in the Far Northwest submarket, approximately 12 miles from the Indianapolis central business district in an accessible and highly-trafficked area of Indianapolis with extensive retail facilities in the immediate vicinity, as well as the St. Vincent Indianapolis Hospital. Since acquisition, $390,785 ($3,101 per unit) in capital expenditures has been invested into the Villa Nova Apartments property, including both exterior and land improvements and appliance upgrades. Other amenities at the Villa Nova Apartments property include a club house, laundry room, pool, tennis courts and outdoor grills. Unit amenities include standard appliances, balconies and ceiling fans. The Villa Nova Apartments property currently has four Section 8 units.

Villa Nova Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 BR – 1 BA	44	34.9%	42	95.5%	792	$521	$0.66
2 BR – 1.5 BA	82	65.1%	73	89.0%	966	$576	$0.60
Total / Wtd. Avg.	126	100.0%	115	91.3%	905	$556	$0.62
(1)	Based on the October 6, 2011 rent roll.
(2)	Average Monthly Rental Rate does not include Section 8 units (1 unit is 1 BR – 1 BA and 3 units are 2 BR – 1.5 BA) and is based on occupied units only.

Environmental Matters. According to the Phase I environmental reports dated October 3, 2011, there were no recommendations for further action at the Hampshire Multifamily Portfolio Properties other than (a) with respect to all of the Hampshire Multifamily Portfolio Properties, the implementation of Operations and Maintenance (O&M) Plans for asbestos and (b) with respect to the Riverwood Apartments property, the implementation of an O&M plan for lead-based paint, all of which are in place at the properties.

The Market. The Hampshire Multifamily Portfolio Properties are all located in Indianapolis, Indiana. According to a September 2011 PPR report, population growth in Indianapolis is slightly above the national average and is expected to grow by 100,000 residents over the next five years. Indianapolis is also one of the most affordable cities in the nation to live or conduct business, with the cost of living approximately 12% below the national average.

Per the REIS Apartment Asset Advisor Q4 2011 report, the vacancy rate in the 110,200-unit Indianapolis apartment sector has fallen below its pre-recession level and continues to decrease. Class B/C Q4 2011 apartment vacancy for the Indianapolis metro area is 6.8%, down from 7.3% in Q3 2011 and 9.2% in Q4 2010.

Rents, which increased 2.6% in 2011 based on preliminary fourth quarter data, are projected to increase 3.0% in 2012, and have responded strongly to the rapid improvements in occupancy, having increased each quarter since Q4 2009. According to REIS, Q4 2011 asking rent for the overall Indianapolis metro is $696 per month, increasing 0.2% from the previous quarter.

West Indianapolis Submarket – Westlake Apartments The West Indianapolis submarket is located within 10 miles of Indianapolis’ central business district and Indianapolis International Airport. According to REIS, the average effective rent for the submarket in Q4 2011 was $571 per unit, up 2.9% from year-end 2010 levels and 4.2% from year-end 2009. Over the next five years, asking rent growth is expected to be above normal, with an expected increase of 4.7% by year-end 2016. The average physical vacancy rate for the West Indianapolis submarket during Q4 2011 was 7.5%, 3.2% lower than year-end 2010 and 5.5% lower than year-end 2009. Over the next four years, vacancies are expected to steadily decrease each year to approximately 3.8% in 2016.

Westlake Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Westlake Apartments	Indianapolis, IN	1967-1976	93.6%	1,381	720	$503
Ashton Pointe	Indianapolis, IN	1968	95%	250	900	$689
Auburn Hills Apartments	Indianapolis, IN	2000	95%	160	981	$766
Port O’Call Apartments	Indianapolis, IN	1970	96%	587	884	$577
Forest Hills Apartments	Indianapolis, IN	1975	98%	420	790	$466
Chapel Hill Apartments	Indianapolis, IN	1968	93%	148	1,277	$660
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Near Northwest Submarket – Wind Drift Apartments Wind Drift Apartments is located within the Near Northwest submarket approximately 7 miles northwest of the Indianapolis central business district. The Near Northwest submarket is also home to the Indianapolis Motor Speedway, located to the south of the Wind Drift Apartments property. According to REIS, the average effective rent for the submarket in Q4 2011 was $597 per unit, up 1.7% from year-end 2010 levels and 4.0% from year-end 2009. Over the next five years, asking rent growth is expected to below normal, with an expected increase of 1.1% by year-end 2016. The average physical vacancy rate for the Near Northwest submarket during Q4 2011 was 5.5%, 1.0% lower than year-end 2010 and 3.5% lower than year-end 2009. Over the next four years, vacancies are expected to decrease to approximately 4.2% in 2016.

Wind Drift Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Wind Drift Apartments	Indianapolis, IN	1979	92.8%	166	915	$638
Deercross Apartments	Indianapolis, IN	1979	93%	372	820	$603
Spinnaker Apartments	Indianapolis, IN	1987	92%	532	743	$603
Idlewood Apartments	Indianapolis, IN	1990	95%	320	808	$639
Bayhead Village	Indianapolis, IN	1978	89%	202	1,002	$624
Eagle Pointe Apartments	Indianapolis, IN	1987	93%	256	789	$657
(1)	Source: Appraisal

Far Northwest Submarket – Villa Nova Apartments and Spyglass Apartments The Far Northwest submarket is located approximately 9 miles from the Indianapolis central business district. The submarket offers numerous retail centers and a wide variety of other property types, including a new shopping center within walking distance of the two properties. According to REIS, the Q4 2011 physical vacancy rate for the Far Northwest Indianapolis submarket was 4.0%, down from 4.7% at year-end 2010 and 7.6% at year-end 2009. Over the next five years, asking rent growth is expected to be below average, with an expected increase of 3.0% by year-end 2016. The average effective rents for the submarket in Q4 2011 were $656 per unit, a 2.7% increase from year-end 2010 levels and a 5.3% increase from year-end 2009. Over the next four years, vacancies are expected to increase to 6.1% by 2016.

Villa Nova Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Villa Nova Apartments	Indianapolis, IN	1972	91.3%	126	907	$564
Spyglass Apartments	Indianapolis, IN	1981	95%	120	1,003	$733
Carlton Apartments	Indianapolis, IN	1986	95%	701	707	$552
Villages of Bent Tree	Indianapolis, IN	1982	96%	616	868	$688
North Willow Apartments	Indianapolis, IN	1971	96%	130	1,198	$823
Reflections Apartments	Indianapolis, IN	1973	96%	582	789	$616
(1)	Source: Appraisal

Spyglass Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Spyglass Apartments	Indianapolis, IN	1979	95.0%	120	1,003	$707
Carlton Apartments	Indianapolis, IN	1986	95%	701	707	$552
Dogwood Glen	Indianapolis, IN	1986	89%	160	580	$449
North Willow Apartments	Indianapolis, IN	1971	96%	130	1,198	$823
Pickwick Place	Indianapolis, IN	1976	96%	336	1,035	$696
Villa Nova Apartments	Indianapolis, IN	1972	91%	126	907	$538
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Castleton Submarket – Riverwood Apartments and Woods Edge Apartments The Castleton submarket is a heavily-commercialized region that lies 11 miles from downtown Indianapolis. According to REIS, average Q4 2011 effective rent for the Castleton submarket was $731 per unit, up 1.0% from year-end 2010 levels and 2.5% from year-end 2009. Over the next five years, asking rent growth is expected to be below average, with an expected increase of 2.7% by year-end 2016. Average physical vacancy for the submarket during Q4 2011 was 4.3%, 2.4% lower than the year-end 2010 vacancy rate and 4.8% lower than at year-end 2009. Through 2016, vacancies in the submarket are expected to decrease slightly to 3.9%.

Riverwood Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Riverwood Apartments	Indianapolis, IN	1977	90.8%	120	1,106	$793
Woodbridge at Castleton	Indianapolis, IN	1980	93%	318	882	$689
Scandia	Indianapolis, IN	1979	94%	444	1,132	$758
Autumn Woods	Indianapolis, IN	1978	98%	424	959	$690
Core Riverbend	Indianapolis, IN	1982	93%	996	821	$664
Woods Edge Apartments	Indianapolis, IN	1981	99%	190	875	$653
(1)	Source: Appraisal

Woods Edge Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Woods Edge Apartments	Indianapolis, IN	1981	98.9%	190	875	$653
Avery Point Apartments	Indianapolis, IN	1980	97%	512	912	$739
The Masters	Indianapolis, IN	1986	94%	400	880	$742
Autumn Woods Apartments	Indianapolis, IN	1978	98%	424	959	$690
Riverwood Apartments	Indianapolis, IN	1978	91%	120	1,106	$793
Woodbridge at Castleton	Indianapolis, IN	1980	93%	318	882	$689
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 9/30/2011	U/W	U/W per Unit
Gross Potential Rent	$13,613,403	$13,869,758	$13,914,227	$13,982,318	$6,649
Total Recoveries	727,055	793,212	843,696	843,696	401
Total Other Income	691,498	698,496	805,892	804,037	382
Less: Vacancy & Credit Loss	(1,947,180)	(1,948,508)	(1,671,567)	(1,739,641)	(827)
Effective Gross Income	$13,084,777	$13,412,958	$13,892,248	$13,890,410	$6,605
Total Operating Expenses	7,121,623	7,287,406	7,512,594	7,893,009	3,753
Net Operating Income	$5,963,154	$6,125,553	$6,379,655	$5,997,401	$2,852
Capital Expenditures	0	0	0	710,990	338
Net Cash Flow	$5,963,154	$6,125,553	$6,379,655	$5,286,411	$2,514

Property Management. Westlake Apartments and Wind Drift Apartments are managed by Flaherty & Collins, Inc. Woods Edge Apartments, Riverwood Apartments, Spyglass Apartments and Villa Nova Apartments are managed by Buckingham Management, LLC. Neither management company is an affiliate of the borrower.

Lockbox / Cash Management. The Hampshire Multifamily Portfolio Loan is structured with a springing soft lockbox and springing cash management. If the debt service coverage ratio for the trailing 12-month period falls below 1.30x on the last day of any calendar quarter, all revenue from the property is required to be deposited by the borrower or manager into the clearing account within two business days of receipt until the debt service coverage ratio for the trailing 12-month period is at least 1.30x for two consecutive calendar quarters.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Additionally, all revenue from the property will be swept from the clearing account on a daily basis into lender controlled cash management accounts, and all excess cash flow will be trapped (a) for so long as any event of default is continuing or (b) if the debt service coverage ratio for the trailing 12-month period is less than 1.20x on the last day of any calendar quarter, and continuing thereafter until the debt service coverage ratio for the trailing 12-month period is at least 1.25x for two consecutive calendar quarters.

Initial Reserves. At closing, the borrower deposited (i) $92,291 into a tax reserve account, (ii) $160,976 into an insurance reserve account and (iii) $735,260 into the required repairs reserve account, which represents 120% of the $612,717 in immediate repairs recommended in the engineering reports.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $92,291 into a monthly tax reserve account, (ii) $26,829 into a monthly insurance reserve account and (iii) $59,312 into a capital expenditure account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. On any date after the defeasance period begins, in connection with the sale of one or more individual properties to a bona fide third party purchaser, the borrower may obtain the release of such property or properties, upon the satisfaction of certain conditions, including but not limited to the following: (i) the borrower must defease an amount of principal equal to the greater of (a) 100% of net sales proceeds for such property or properties, and (b) 125% of the allocated loan amount for such property or properties, (ii) after such release the LTV for the remaining properties is not more than the lesser of (a) the LTV percentage immediately preceding the release and (b) 66.2%, and (iii) the DSCR is not below the greater of (a) the DSCR immediately preceding the release and (b) 1.32x.

Substitution of Properties. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Hampshire Multifamily Portfolio
1 Westlake Apartments Indianapolis, IN
2 Woods Edge Apartments Indianapolis, IN
3 Wind Drift Apartments Indianapolis, IN
4 Riverwood Apartments Indianapolis, IN
5 Spyglass Apartments Indianapolis, IN
6 Villa Nova Apartments Indianapolis, IN
Indianapolis
BOONE COUNTY
HAMILTON COUNTY
MARION COUNTY
Zionsville
Carmel
Fishers
Williams Creek
Meridian Hills
Crows Nest
Rocky Ripple
Lawrence
Speedway
Eagle Creek Reservoir
Eagle Creek Park
Eagle Creek Airpark
Indianapolis Metropolitan Airfield
Indianapolis International Airport
Fort Harrison State Park
Butler University
Marian University
Indiana University-Purdue University at Indianapolis
University of Indianapolis
Indianapolis Motor Speedway
State Capitol
Downtown
Lucas Oil Stadium
Bankers Life Fieldhouse
Victory Field
Methodist Hospital
St. Vincent Hospital and Health Services
St. Vincent Women's Hospital
North Willows Commons
Fashion Mall at Keystone
Clearwater Crossing
Castleton Square Mall
Glendale Town Center
Lafayette Square Mall
Speedway Supercenter
Southern Plaza Shopping Center
Merchant's Square
Indiana School for the Deaf
Indiana State Fair Grounds
White River
White River State Park
Chicago
Lake Michigan
Fort Wayne
Cincinnati
Louisville
Lexington
Evansville
Dayton
Toledo
ILLINOIS
INDIANA
OHIO
MICHIGAN
KENTUCKY

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

Mortgage Loan Information				Property Information
Loan Seller(1):	GLAC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Regional Mall
Sponsor:	CBL & Associates Properties, Inc.			Collateral:	Fee Simple
Borrower:	Alamance Crossing CMBS, LLC			Location:	Burlington, NC
Original Balance:	$50,800,000			Year Built / Renovated:	2006 / 2008
Cut-off Date Balance:	$50,454,122			Total Sq. Ft.:	684,498
% by Initial UPB:	5.4%			Total Collateral Sq. Ft.(4):	456,989
Interest Rate:	5.8300%			Property Management:	CBL & Associates Management, Inc.
Payment Date:	1st of each month
First Payment Date:	September 1, 2011			Underwritten NOI:	$5,169,275
Maturity Date:	July 1, 2021			Underwritten NCF:	$4,857,350
Amortization:	360 months			Appraised Value:	$72,670,000
Additional Debt:	None			Appraisal Date:	April 20, 2011
Call Protection:	L(31), D(83), O(5)
Lockbox / Cash Management:	Hard / Springing			Historical NOI
				TTM NOI:	$5,972,814 (T-12 November 30, 2011)
Reserves(2)				2010 NOI:	$5,988,307 (December 31, 2010)
	Initial	Monthly		2009 NOI:	$5,683,662 (December 31, 2009)
Taxes:	$334,788	$41,849		2008 NOI:	$3,802,792 (December 31, 2008)
Insurance:	$0	$0
Replacement:	$0	$4,199		Historical Occupancy(4)
TI/LC:	$0	$27,990		Current Occupancy:	84.3% (November 23, 2011)
				2010 Occupancy:	91.2% (December 31, 2010)
Financial Information				2009 Occupancy:	91.7% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.(3):	$110			2008 Occupancy:	86.7% (December 31, 2008)
Balloon Balance / Sq. Ft.(3):	$94		(1)	In July 2011, Regions Bank originated the $50.8 million loan, which was then purchased by GLAC on the same day.
Cut-off Date LTV:	69.4%
Balloon LTV:	59.1%		(2)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
Underwritten NOI DSCR:	1.44x		(3)	Based on the Total Collateral Sq. Ft. of 456,989.
Underwritten NCF DSCR:	1.35x		(4)	Excludes JCPenney (102,826 sq. ft.) and Dillard’s (124,683 sq. ft.), which are not part of the collateral.
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

Anchor and Major Tenant Summary
Anchor Tenants	Ratings Fitch/Moody’s/S&P(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF	Occupancy Cost (% of Sales)
Belk	NR/NR/NR	96,485	21.1%	10/16/2027	$12,600	$131	4.7%
Hobby Lobby	NR/NR/NR	52,500	11.5%	5/31/2024	NAP	NAP	NAP
Carousel Cinemas	NR/NR/NR	52,000	11.4%	6/30/2028	$5,254	$101	13.0%
Subtotal		200,985	44.0%			$120	7.6%

Non-Collateral Anchors
Dillard’s	BB/B2 /BB-	124,683	NAP	NAP	$15,000	$120	NAP
JCPenney	BBB-/NR/BB+	102,826	NAP	NAP	$7,400	$72	NAP
Subtotal		227,509	NAP			$98	NAP

Major In-Line Tenants
Barnes and Noble	NR/NR/NR	26,848	5.9%	7/31/2017	$4,364	$163	9.4%
Victoria’s Secret	BB+/Ba2/BB+	8,090	1.8%	1/31/2018	$2,087	$258	12.2%
Subtotal		34,938	7.6%			$185	10.0%

Other In-line Tenants		126,299	27.6%
Restaurants (3)		23,000	5.0%
Total Occupied Collateral		385,222	84.3%

Vacant		71,767	15.7%
Total(4)		456,989	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales and Sales PSF for all tenants listed above are as of year-end 2011, except Belk, Dillard’s and JCPenney are as of year-end 2010.
(3)	Includes 12,200 sq. ft. of restaurant tenants that are on a ground lease.
(4)	Does not include non-collateral anchor tenants.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	8	18,270	4.0%	18,270	4.0%	$27.68	9.2%	9.2%
2013	3	9,640	2.1%	27,910	6.1%	$24.01	4.2%	13.4%
2014	2	10,529	2.3%	38,439	8.4%	$31.19	6.0%	19.3%
2015	0	0	0.0%	38,439	8.4%	$0.00	0.0%	19.3%
2016	1	4,064	0.9%	42,503	9.3%	$10.00	0.7%	20.1%
2017	7	42,955	9.4%	85,458	18.7%	$19.10	14.9%	34.9%
2018	12	53,987	11.8%	139,445	30.5%	$21.46	21.0%	56.0%
2019	5	17,792	3.9%	157,237	34.4%	$26.20	8.5%	64.4%
2020	1	6,000	1.3%	163,237	35.7%	$18.60	2.0%	66.5%
2021	0	0	0.0%	163,237	35.7%	$0.00	0.0%	66.5%
2022	2	9,300	2.0%	172,537	37.8%	$14.73	2.5%	68.9%
Thereafter	12	212,685	46.5%	385,222	84.3%	$8.05	31.1%	100.0%
Vacant	NAP	71,767	15.7%	456,989	100.0%	NAP	NAP
Total / Wtd. Avg.	53	456,989	100.0%			$14.31	100.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

The Loan. The Alamance Crossing loan (the “Alamance Crossing Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 456,989 square foot Class A, regional mall and lifestyle center located at 1080 Piper Lane in Burlington, North Carolina (the “Alamance Crossing Property”) with an original principal balance of $50.8 million. The Alamance Crossing Loan has a 119-month term and amortizes on a 30-year schedule. The Alamance Crossing Loan accrues interest at a fixed rate equal to 5.8300% and has a Cut-off Date Balance of approximately $50.5 million. Loan proceeds were used to retire existing debt of approximately $52.0 million. Based on the appraised value of approximately $72.7 million as of April 20, 2011, the Cut-off Date LTV is 69.4%. The borrower developed the property in 2006 for a total cost of approximately $95.6 million and has remaining equity in excess of $44.8 million. The most recent prior financing of the Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$50,800,000	96.4%	Loan Payoff	$51,963,364	98.6%
Sponsor Equity	1,906,847	3.6%	Reserves	334,788	0.6%
			Closing Costs	408,695	0.8%

Total Sources	$52,706,847	100.0%	Total Uses	$52,706,847	100.0%

The Borrower / Sponsor. The borrower, Alamance Crossing CMBS, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is CBL & Associates Properties, Inc. (“CBL”).

Founded in 1978 and headquartered in Chattangooga, Tennessee, CBL is one of the largest mall REITs in the United States, with controlling interests in 76 regional malls/open-air centers, 30 associated centers, eight community centers and 14 office buildings; non-controlling interests in seven regional malls, four associated centers, four community centers and six office buildings. CBL’s properties are located in 26 states, primarily in the southeastern and midwestern United States. The company is a publicly traded REIT listed on the New York Stock Exchange under the symbol CBL. As of February 2012, CBL had an equity market capitalization of approximately $2.60 billion.

The Property. The Alamance Crossing Property is a 684,498 square foot Class A regional mall and lifestyle center, of which 456,989 square feet is collateral, located in Burlington, North Carolina. The Alamance Crossing Property is anchored by Dillard’s (non-owned), JCPenney (non-owned), Belk (ground lease), Hobby Lobby and Carousel Cinemas. The mall was developed in 2006 for a total cost of approximately $95.6 million. Since the completion of the Alamance Crossing Property, the sponsor has also developed the second phase of the property, Alamance West, for a total cost of approximately $20 million, which opened in Q4 2011, and is anchored by Kohl’s, BJ’s Wholesale Club, Inc. and Dick’s Sporting Goods.

Major in-line tenants at the mall include Barnes & Noble, Victoria’s Secret, American Eagle Outfitters, and The Children’s Place. The Alamance Crossing Property includes 39 in-line tenants and 4 restaurants. For the YE 2011, comparable in-line tenants (comparable tenants include those tenants with lease start dates greater than one year prior to sales reporting date) generated $31.3 million or $218 PSF in sales with occupancy costs of 15.0%.

Based on a rent roll dated November 23, 2011, the Alamance Crossing Property is 84.3% occupied (excluding non-collateral tenants).

Historical Sales PSF/Screen(1)
	2008		2009	2010	2011
Belk	$136		$125	$131	NAV
Carousel Cinemas(2)	$140,810	(3)	$326,179	$324,112	$328,353

In-Line Tenants(4)	NAV		$198	$219	$218

(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	Historical Sales per Screen for Carousel Cinemas is based on 16 screens.
(3)	Sales presented above for Carousel Cinemas tenant for 2008 are for a partial year, as the tenant’s lease commencement date is July 1, 2008.
(4)	In-Line Tenants sales for comparable in-line tenants only.

Environmental Matters. The Phase I environmental report dated May 9, 2011 recommended no further action at the Alamance Crossing Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

The Market. The Alamance Crossing Property is located in Burlington, Alamance County, North Carolina. Burlington is located in the North Carolina Piedmont Triad, a region of North Carolina in the Piedmont that is comprised of 12 counties surrounding the cities of Greensboro, Winston-Salem, and High Point. The Piedmont Triad has an estimated population of roughly 1.7 million, making it the 30th largest Combined Statistical Area in the United States. The Alamance Crossing Property is located approximately 5 miles southwest of downtown Burlington and approximately 15 miles east of Greensboro’s central business district.

The mall is situated in the dominant retail node between Greensboro and Raleigh, NC just off of I-40/85, the major highway connecting the two cities. Nearby retailers include: Kohl's, BJ's Wholesale Club, Inc., and Dick’s Sporting Goods (at Alamance West); Target, Best Buy, Michael’s Stores, PetsMart, Old Navy, Ross Stores, Bed Bath & Beyond (at University Crossing); and a Walmart Supercenter, one mile east of the Alamance Crossing Property. It is approximately four miles south of Elon University, whose 575-acre campus houses 4,995 undergraduate students and 671 graduate students. There is also a new 283-bed regional hospital, Alamance Regional Medical Center, located on the south side of Interstate 85. The Alamance Crossing Property’s trade area spans a 10-mile radius and, as of 2010, had a population of 131,819 in 52,078 households with an average household income was $54,320. The area has grown at an annual compounded rate of 1.32% over the last ten years, and is projected to grow at a 1.24% rate over the next five years.

Per CoStar, the Alamance Crossing Property is located in the Alamance County retail market. As of year-end 2011, the Alamance County mall market had an inventory of 3.1 million square feet, with a vacancy rate of 7.2% and rental rates of $12.77 PSF NNN. Similarly, the overall Alamance County retail market had an inventory of 13.1 million square feet, with a vacancy rate of 5.9% and rental rates of $10.42 PSF NNN.

The primary competitive set consists of the Friendly Shopping Center (953,149 SF, 18 miles W), Shops at Friendly Center (307,419 SF, 18 miles W), and Tanger Factory Outlet (318,990 SF, 15 miles E). The primary competitive set totals approximately 1.6 million square feet and is located within a 20 mile radius from the property. The local competitive set comprises Burlington Mall (415,944 SF, 2 miles NE), University Crossing (233,746 SF, adjacent to the subject), and Huffman Mill Plaza (200,000 SF, 1 mile east). Due to their distance from the Alamance Crossing Property, Streets of Southpoint (1,326,000 SF, 32 miles SE) and Cameron Village (630,123 SF, 57 miles E) are considered secondary competitors, and are not presented in the table below.

Burlington Mall is the closest competitor to the Alamance Crossing Property, and has lost two of its three anchors (JCPenney and Belk) to the subject. Friendly Shopping Center and Shops at Friendly Center are adjacent one another. The former is an enclosed mall, while the latter is a lifestyle center, both are owned by CBL.

Competitive Set(1)
Name	Friendly Shopping Center	Shops at Friendly Center	Tanger Factory Outlets	Burlington Mall	University Crossing	Huffman Mill Plaza
Distance from Subject	18 miles	18 miles	15 miles	2 miles	Adjacent to subject	1 mile
Property Type	Regional Center	Lifestyle Center	Outlet Center	Regional Mall	Power Center	Community Center
Owner	CBL & Associates Properties, Inc.	CBL & Associates Properties, Inc.	NAV	NAV	NAV	NAV
Year Built / Renovated	1957 / 1996	2006-2008 / NAP	2010 / NAP	1969 / 2004	2005 / NAP	1988 / 1993
Size (Sq. Ft.)	953,149	307,419	318,990	415,944	233,746	200,000
Anchors / Major Tenants	Barnes & Noble, Belk, Grande Cinema, Macy’s, Sears	Harris Teeter, REI, DSW	Saks Fifth Avenue, J. Crew, Banana Republic, Polo Ralph Lauren, Gap	Sears	Target, Best Buy, Michael’s Stores, PetsMart, Old Navy, Ross Stores, Bed Bath & Beyond	WalMart Supercenter
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 11/30/2011	U/W	U/W PSF
Base Rent(1)	$5,453,670	$5,589,943	$5,646,857	$7,224,709	$15.81
Total Recoveries	1,870,173	1,794,157	1,832,009	1,884,447	4.12
Total Other Income	244,314	373,145	345,531	406,364	0.89
Less: Vacancy & Credit Loss(2)	(6,396)	(1,088)	0	(2,199,803)	(4.81)
Effective Gross Income	$7,561,761	$7,756,157	$7,824,397	$7,315,718	$16.01
Total Operating Expenses	1,878,099	1,767,850	1,851,582	2,146,443	4.70
Net Operating Income	$5,683,662	$5,988,307	$5,972,814	$5,169,275	$11.31
TI/LC	0	0	0	220,527	0.48
Capital Expenditures	0	0	0	91,398	0.20
Net Cash Flow	$5,683,662	$5,988,307	$5,972,814	$4,857,350	$10.63

(1)	U/W Base Rent includes value of vacant space.
(2)
U/W Vacancy and Credit Loss is 18.0%, with additional adjustments made to U/W rents, including mark downs to market levels and U/W rent reductions to meet certain sustainable occupancy cost thresholds.

Property Management. The Alamance Crossing Property is managed by CBL & Associates Management, Inc., an affiliate of CBL and the borrower. CBL & Associates Management, Inc. manages all of the properties that are owned by CBL.

Lockbox / Cash Management. The Alamance Crossing Loan is structured with a hard lockbox and springing cash management. The Alamance Crossing Loan provides for cash management upon the occurrence of (a) an event of default, (b) if the debt service coverage ratio for the trailing 12-month period is less than 1.10x on the last day of the calendar quarter, or (c) if the Barnes & Noble tenant becomes the subject of bankruptcy proceedings or goes dark at the Alamance Crossing Property. The Alamance Crossing Loan also provides for cash sweep upon the occurrence of (a) an event of default, (b) if the debt service coverage ratio for the trailing 12-month period is less than 1.10x on the last day of the calendar quarter, or (c) if the Barnes & Noble tenant becomes the subject of bankruptcy proceedings or goes dark at the Alamance Crossing Property.

Initial Reserves. At closing, the borrower deposited $334,788 into a tax reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $41,849 into a monthly tax reserve account, (ii) $4,199 into a capital expenditure account and (iii) $27,990 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None

Partial Release. The borrower is permitted to obtain the release of a certain Release Parcel (as described in the Alamance Crossing Loan documents) provided, (i) the DSCR after release is not less than 1.10x and (ii) the LTV after release is not more than 69.0%. No underwritten cash flow or appraised value was assigned for such Release Parcel.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

DICK'S
BJ's
KOHL'S
Dillard's
HOBBY LOBBY
CAROUSEL
belk
jcpenney
BARNES & NOBLE
Piper Lane
Boone Station Drive
Boone Station Drive
University Drive
I-85 / I-40
N
Borrower Owned
Anchor/Major
Non Anchor/In-line
Not Part of Collateral

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

Alamance Crossing
1080 Piper Lane
Burlington, NC 27215
Ossipee
GUILFORD COUNTY
ALAMANCE COUNTY
Gibsonville
Elon
Elon College
Glen Raven
Burlington
Downtown Burlington
Graham
Alamance
Rhodes Stadium
Glen Raven Shopping Center
Burlington Amtrak Station
Alamance Country Club
Burlington City Park
Burlington Square Mall
Davidson Park
Alamance Regional Medical Center
Burlington-Alamance Regional Airport
Indian Valley Golf Course
Shamrock Golf Course
North Park
Lake Mackintosh
AMTRAK
Greensboro 15 miles
Raleigh 52 miles
Church St
Front St
Main St
Davis St
Mebane St
Chapel Hill Rd
University Dr
Grand Oaks Blvd
Huffman Mill Rd
Garden Rd
Boone Station Dr
Anthony Rd
Tucker St
Hanford Rd
Whites Kennel Rd
Maple Ave
Bellemont-Alamance Rd
Beaver Creek Rd
Springwood Church Rd
Steele St
Westbrook Ave
Cook Rd
Haggard Ave
Elon Bypass
Power Line Rd
Webb Ave
Flora Ave
Saddle Club Rd
Edgewood Ave
Old Glencoe Rd
Birch Bridge Rd
Durham St
Ossipee Rd
Greenwood Dr
Carolina Rd
Glencoe Rd
Lower Hopedale Rd
Sharpe Rd
Apple St
Rose St
Baldwin Rd
Beaumont Ave
Holt St
Lakeside Ave
E 6th St
Kilby St
Queen Ann St
Manning Ave
Shallowford Church Rd
Piedmont Ave
Amick Rd
Gibsonville-Ossipee Rd
Elon-Ossipee Rd
Martinsville
Danville
VIRGINIA
Roanoke Rapids
Reidsville
Henderson
Winston-Salem
Greensboro
Burlington
Durham
Wake Forest
Rocky Mount
Chapel Hill
High Point
Raleigh
Cary
Greenville
Huntersville
Kannapolis
Concord
Sanford
NORTH CAROLINA
Gastonia
Goldsboro
Charlotte
Pinehurst
Matthews
Southern Pines
Fayetteville
Rock Hill
Rockingham
Laurinburg
Jacksonville
SOUTH CAROLINA
Cheraw
Lumberton

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor:	BOSC Realty Advisors LLC			Collateral:	Fee Simple / Leasehold
Borrower:	BPI Brea LLC			Location:	Brea, CA
Original Balance:	$43,500,000			Year Built / Renovated:	1976 / 1993-1994, 2008-2011
Cut-off Date Balance:	$43,451,656			Total Sq. Ft.:	165,337
% by Initial UPB:	4.6%			Property Management:	Coreland Companies
Interest Rate:	6.3220%			Underwritten NOI:	$4,161,126
Payment Date:	6th of each month			Underwritten NCF:	$3,943,614
First Payment Date:	March 6, 2012			Appraised Value:	$66,000,000
Maturity Date:	February 6, 2022			Appraisal Date:	December 7, 2011
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(25), D(91), O(4)			TTM NOI:	$3,117,192 (T-12 October 31, 2011)
Lockbox / Cash Management:	Hard / In Place			2010 NOI:	NAV
				2009 NOI:	NAV
Reserves(1)				2008 NOI:	NAV
	Initial	Monthly
Taxes:	$382,220	$76,444		Historical Occupancy
Insurance:	$63,199	$5,745		Current Occupancy(2):	98.0% (January 4, 2012)
Replacement:	$0	$2,756		2010 Occupancy:	NAV
TI/LC:	$81,158	$13,778		2009 Occupancy:	NAV
DXL – Casual Male Reserve:	$150,225	$0		2008 Occupancy:	NAV
DSW Reserve:	$522,500	$0	(1)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
DXL – Casual Male Delivery Reserve:	$260,000	$0	(2)
Current Occupancy includes DXL – Casual Male Group andDSW, which have signed leases and are in the process of performing build out of their respective spaces. DXL – Casual Male Group is anticipated to receive their space in April 2012 and DSW is expected to receive their space by July 2012. Rent will commence for DSW three months after delivery and for DXL – Casual Male Group four months after delivery. Each such tenant has the right to terminate its lease if its space is not delivered by October 1, 2012, in the case of DSW, and June 1, 2012, in the case of DXL – Casual Male Group.

DSW Delivery Reserve:	$366,450	$0
Free Rent Holdback Reserve:	$300,429	$0
Build Out Reserve:	$1,099,351	$0
Loftus Channel Completion Reserve:	$60,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$263
Balloon Balance / Sq. Ft.:	$225
Cut-off Date LTV:	65.8%
Balloon LTV:	56.4%
Underwritten NOI DSCR:	1.28x
Underwritten NCF DSCR:	1.22x
Underwritten NOI Debt Yield:	9.6%
Underwritten NCF Debt Yield:	9.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

				Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (sq. ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Tristone Cinemas	NR/NR/NR	18,450	11.2%	$9.59	4.1%	7/31/2020
Total Wines(2)	NR/NR/NR	18,013	10.9%	$16.00	6.7%	6/30/2020
DSW	NR/NR/NR	17,450	10.6%	$21.00	8.6%	8/31/2022(1)
Mother’s Market	NR/NR/NR	13,006	7.9%	$19.25	5.9%	8/31/2031
Lucille’s Smokehouse	NR/NR/NR	11,829	7.2%	$14.58	4.0%	3/30/2013
Total Major Tenants		78,748	47.6%	$15.93	29.3%
Non-Major Tenants		83,359	50.4%	$36.24	70.7%
Total Occupied Collateral		162,107	98.0%	$26.37	100.0%
Vacant		3,230	2.0%
Total / Wtd. Avg.		165,337	100.0%
(1)	The DSW lease includes a termination option after the 5th lease year (year ending 8/2017) if the gross sales do not exceed $4.0 million in year 5 of the lease term.
(2)
Total Wines has a right to rent abatement if the Borders space (vacant since September 16, 2011 but leased to DSW and DXL – Casual Male Group and in build-out phase) remains vacant for 270 consecutive days, and a termination right under its lease if the Borders space remains vacant for one year.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	1	11,829	7.2%	11,829	7.2%	$14.58	4.0%	4.0%
2014	1	7,500	4.5%	19,329	11.7%	$16.13	2.8%	6.9%
2015	4	8,061	4.9%	27,390	16.6%	$50.50	9.5%	16.4%
2016	6	10,933	6.6%	38,323	23.2%	$37.80	9.7%	26.1%
2017	1	4,000	2.4%	42,323	25.6%	$29.00	2.7%	28.8%
2018	0	0	0.0%	42,323	25.6%	$0.00	0.0%	28.8%
2019	1	1,365	0.8%	43,688	26.4%	$26.88	0.9%	29.6%
2020	6	54,655	33.1%	98,343	59.5%	$19.91	25.4%	55.1%
2021	6	13,549	8.2%	111,892	67.7%	$40.94	13.0%	68.0%
2022	2	27,450	16.6%	139,342	84.3%	$22.82	14.7%	82.7%
Thereafter	3	22,765	13.8%	162,107	98.0%	$32.49	17.3%	100.0%
Vacant	NAP	3,230	2.0%	165,337	100.0%	NAP	NAP
Total / Wtd. Avg.	31	165,337	100.0%			$26.37	100.0%

The Loan. The Brea Plaza Shopping Center Loan (the “Brea Plaza Shopping Center Loan”) is a fixed rate loan with an original principal balance of $43.5 million that is secured by the borrower’s fee simple and leasehold interest in the Brea Plaza Shopping Center, a 165,337 sq. ft. Class A, anchored retail shopping center located at the intersection of Imperial Highway and the Orange Freeway in Brea, California (the “Brea Plaza Shopping Center Property”). The Brea Plaza Shopping Center Loan has a 10-year term and amortizes on a 30-year schedule. The Brea Plaza Shopping Center Loan accrues interest at a fixed rate equal to 6.3220% and has a Cut-off Date Balance of approximately $43.5 million. Loan proceeds were used to retire existing debt of approximately $39.3 million, fund the purchase of the Jared Building Improvements and fund escrows for outstanding tenant build-out and free rent reserves. Based on the appraised value of $66.0 million as of December 7, 2011, the Cut-off Date LTV is 65.8% and the remaining implied equity is $22.5 million. The most recent prior financing of the Brea Plaza Shopping Center Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$43,500,000	99.9%	Loan Payoff	$39,300,000	90.3%
Borrower Equity	$40,000	0.1%	Prior Loan Reserves Refund	($2,756,839)	(6.3%)
			Loan Reserves	$3,285,531	7.5%
			Jared Building Purchase	$1,500,000	3.4%
			Deferred Development Costs	$1,098,014	2.5%
			Closing Costs	$1,113,293	2.6%
Total Sources	$43,540,000	100.0%	Total Uses	$43,540,000	100.0%

The Borrower / Sponsor. The borrower, BPI Brea LLC, is a single purpose Delaware limited liability company with two independent directors in its organizational structure. The sponsor of the borrower is BOSC Realty Advisors LLC and the nonrecourse carve-out guarantors are Najwa Nadhir, Ronald Shunia, and Nedal Denha. Affiliated entities of the sponsor have owned the Brea Plaza Shopping Center Property since 1992, and have renovated and redeveloped the Brea Plaza Shopping Center Property several times over the past 20 years. Affiliates of the sponsor have developed and/or leased over 1 million square feet of retail space representing several hundred million dollars in value, including retail properties in Texas, California and Florida, as well as retail and office properties in Michigan.

The Property. The Brea Plaza Shopping Center Property is located at the intersection of the Orange Freeway & Imperial Highway, Brea, California.The site consists of a 13.13‐acre irregular‐shaped parcel developed with 15 single‐story retail buildings with a total of 165,337 square feet of net rentable area. The Brea Plaza Shopping Center Property was originally constructed in 1976 and most recently renovated between 2008 and 2011 with ongoing renovations including the completion of an 8,400 sq. ft. outparcel tenanted by Jared Jewelers (6,000 sq. ft.), Pinkberry (1,141 sq. ft.) and one additional speculative retail tenant. Other recent renovations include the construction of buildings C, T and U, which total 24,461 sq. ft. and are currently leased to Mother’s Market (13,006 sq. ft.), AT&T Wireless (4,704 sq. ft.), Chick-Fil-A (3,759 sq. ft.), Bonny Bridal (2,277 sq. ft.) and Eyebrow Beauty (715 sq. ft.).

Environmental Matters. The Phase I environmental report dated December 12, 2011 recommended no further action at the Brea Plaza Shopping Center Property.

Major Tenants.

Tristone Cinemas (18,450 sq. ft., 11.2% of NRA, 4.1% of U/W Base Rent)
Tristone Cinemas, dba Brea Plaza 5 Cinemas, is a late run movie-theater featuring five screens with standard seating. Tristone Cinemas operates five theaters in southern California. It is noted that with regards to the Tristone Cinemas sales, as a late-run theater, the theater has significantly lower costs to show movies and sells tickets for lower prices than typical first-run theaters. The theater typically runs movies after two week runs at first-run theaters. Tristone currently operates five similar theaters in the market and has reportedly been profitable at all of its locations. Tristone provided a personal guarantee from its chief executive officer. Tristone Cinemas reported sales of $185,868 per screen for the T-12 period ending October 2011.

Total Wines (18,013 sq. ft., 10.9% of NRA, 6.7% of U/W Base Rent)
Total Wines is an American alcohol retailer founded in 1991 by David and Robert Trone through the opening of two wine stores in Delaware. In 1998, Total Wines purchased five Total Beverage stores from the Dart Group. Following the purchase, Total Wines grew slowly until 2002, when other executives were brought in from major retailers like BJ's, Hechinger, The Home Depot, Hecht's, and others; this allowed steady expansion thereafter. Total Wines currently has over 80 locations in 10 states (Delaware, Florida, New Jersey, North Carolina, South Carolina, Georgia, Arizona, California, Virginia, and Nevada). Total Wines has become one of the largest independent fine wine retailers in the United States and is among a select few of fine wine retailers who operate in multiple states. It is the leading non-supermarket seller of fine wine in the United States.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

DSW (17,450 sq. ft., 10.6% of NRA, 8.6% of U/W Base Rent)
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids. As of January 10, 2012, DSW operated 326 stores in 40 states and 336 leased departments for other retailers in the United States. As of December 14, 2011, DSW (NYSE: DSW) was trading at $44.54 per share, with a market capitalization of $1.93 billion. For the trailing-nine month period ending October 31, 2011, DSW reported total revenues of $1.5 billion and operating income of $111.5 million. The tenant space for DSW is currently being built out by the borrower and is anticipated to be delivered to DSW in July 2012. DSW has the right to terminate its lease if the space is not delivered by October 1, 2012. Estimated funds to complete all of the landlord’s obligations under the lease, as well as one year of rent, have been reserved.

The Market. The Brea Plaza Shopping Center Property is located in the southern portion of the City of Brea. The City of Brea is within northern Orange County and is 35 miles south of Los Angeles and 90 miles north of San Diego. A real estate data company classifies the Brea Plaza Shopping Center Property in the North submarket of Orange County which contains 5,708,000 sq. ft., or 14.2% of the region’s inventory.

As of third quarter 2011, the overall vacancy rate for the region was 6.4%, according to a real estate data company. The North submarket of Orange County has an overall vacancy rate of 6.3%. The average asking rental rate for all types of space in the region is $30.58 PSF. The highest average asking rent of $40.63 PSF is being achieved in the Coastal submarket of Orange County. Conversely, the lowest rent is being achieved in the West submarket of Orange County at $23.75 PSF. The Brea Plaza Shopping Center Property’s North submarket has an average asking rental rate of $29.60 PSF.

Competitive Set(1)
Name	Brea Gateway Center	Brea Center	Morningside Plaza	Imperial Center East	Fullerton University Center	Fullerton Crossroads
Distance from Subject	0.5 miles	1.1 miles	1.4 miles	1.7 miles	2.0 miles	2.2 miles
Property Type	Community SC	Neighborhood SC	Neighborhood SC	Community SC	Community SC	Community SC
Year Built / Renovated	1994	1967	1992	1989	1975	1970 / 2005
Total Occupancy	99%	98%	95%	98%	100%	99%
Size (Sq. Ft.)	181,854	56,945	91,209	221,224	189,000	226,000
Anchors / Major Tenants	Ralph’s, Cost Plus World Market	Vons	Stater Brothers	Albertsons, TJ Maxx, Trader Joe’s	Target	Ralph’s, Kohl’s
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	T-12 10/31/2011	U/W	U/W PSF
Base Rent(1)	$2,944,060	$4,275,387	$25.86
Value of Vacant Space	0	140,201	0.85
Gross Potential Rent	$2,944,060	$4,415,588	$26.71
Total Recoveries	879,230	1,695,992	10.26
Total Other Income	303,770	300,000	1.81
Less: Vacancy(2)	0	(320,579)	(1.94)
Effective Gross Income	$4,127,060	$6,091,001	$36.84
Total Operating Expenses	1,009,868	1,929,875	11.67
Net Operating Income	$3,117,192	$4,161,126	$25.17
TI/LC	0	184,445	1.12
Capital Expenditures	0	33,067	0.20
Net Cash Flow	$3,117,192	$3,943,614	$23.85
(1)	U/W Base Rent includes $24,253 in contractual step rent through November 2012.
(2)	U/W vacancy of 5.0% of gross income.

Property Management. The Brea Plaza Shopping Center Property is managed by Coreland Companies, which is not an affiliate of the borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

Lockbox / Cash Management. The Brea Plaza Shopping Center Loan is structured with a hard lockbox and in place cash management.

Additionally, all excess cash will be swept into a lender controlled account (i) upon the occurrence of event of default under the Brea Plaza Shopping Center Loan or the management agreement, (ii) upon the occurrence of a borrower cooperation failure event, or (iii) if the debt service coverage ratio for the Brea Plaza Shopping Center Property is less than 1.05x on a trailing 12-month basis for any applicable period.

Initial Reserves. At closing, the borrower deposited (i) $382,220 into a tax reserve account, (ii) $63,199 into an insurance reserve account, (iii) $81,158 into the TI/LC reserve account, (iv) $60,000 into a Loftus Channel Completion Reserve for outstanding fees asserted by the Orange County Flood District to be owed with the development of the parking area over the flood channel along the eastern end of the Property, (v) $150,225 into a DXL – Casual Male TI/LC Reserve for TI/LC costs to be paid in connection with the DXL – Casual Male space, (vi) $522,500 into a DSW TI/LC Reserve for TI/LC costs to be paid in connection with the DSW space, (vii) $260,000 into a DXL – Casual Male Deliver Reserve to be released upon DXL – Casual Male taking occupancy and opening for business, (viii) $366,450 into a DSW Delivery Reserve to be released upon DSW taking occupancy and opening for business,(ix) $300,429 in a Free Rent Reserve for remaining free rent and, (x) $1,099,351 in a Build Out Reserve to cover build-out costs associated with the DSW and DXL – Casual Male spaces.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $76,444 into a monthly tax reserve account, (ii) $5,745 into a monthly insurance reserve account, (iii) $2,756 into a capital expenditure account and (iv) $13,778 into a TI/LC reserve account. The TI/LC reserve is capped at $500,000, except during the last three years of the Brea Plaza Shopping Center Loan term.

Current Mezzanine or Subordinate Indebtedness. None

Future Mezzanine or Subordinate Indebtedness Permitted. None

Ground Lease. A portion of the parking area running to the benefit of the Brea Plaza Shopping Center Property (including the land currently improved with the drive-thru for Chick-Fil-A) is subject to a ground lease between borrower (as tenant) and Orange County Flood Control District (as landlord). This parking area was constructed above a flood channel running along the eastern portion of the Brea Plaza Shopping Center Property. The ground lease for the Loftus Channel Land carries a 30-year term (expiring October 31, 2040), with two 10-year extension options. The initial rent under the lease is $16,274 per month. Rent will increase every five years based upon increases in the Consumer Price Index for the initial term beginning on November 1, 2015, as well as the extension terms. Under the terms of the ground lease, certain construction costs (plus interest at the greater of (a) 10% or (b) average interest+2% per annum) associated with the development of the parking area above the flood channel are considered to be prepaid rent, and will offset such rent obligations during the initial 30-year term of the lease. Based upon estoppels received from Orange County, the above referenced construction costs are estimated (under what the related mortgage loan seller considers reasonable assumptions) to be sufficient to cover all rent payments during the initial 30-year term of the ground lease and, accordingly, no ground rent will be due during such term.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

Brea Plaza Shopping Center
835 East Imperial Highway and 1647 East Imperial Highway
Brea, CA 92821
Diamond Bar
Rowland Heights
Country Park
Chino Hills
Diamond Bar Blvd
LOS ANGELES COUNTY
Brea Blvd
Carbon Canyon Rd
Birch Street Promenade
Brea
Birch St
Carbon Canyon Regional Park
CHINO HILLS STATE PARK
Imperial Hwy
Brea Mall
Valencia Ave
Craig Regional Park
West Coyote Hills Nature Park
Harbor Blvd
State Coll. Blvd
Bastanchury Rd
Kraemer Blvd
Euclid St
St. Jude Medical Ctr.
Yorba Linda
Yorba Linda Blvd
Placentia Linda Hospital
Valencia Mesa Dr.
Fullerton
Orange Fwy
Cal. State University Fullerton
Placentia Ave
Placentia
ORANGE COUNTY
Fullerton College
Rose Dr
Richfield Rd
Lakeview Ave
Yorba Linda Lakebed Park
Kellogg Dr.
Chapman Ave
Commonwealth Ave
METROLINK
FULLERTON
Orangethorpe Ave
Raymond Ave
Acacia Ave
State College Blvd
Fullerton Metrocenter
Orange Fair Marketplace
La Palma Ave
ANAHEIM CANYON
Kaiser Permanente
Kaiser Permanente Orange Co. Medical Ctr.
Riverside Fwy
Miraloma Ave
La Palma Park and Stadium
Anaheim Memorial Medical Ctr.
Anaheim Blvd
East St
Santa Ana River
Anaheim Hills
Anaheim
Lincoln Ave
Broadway
Santa Ana St
Glassell St
Downtown Anaheim
The Village at Orange
Costa Mesa Fwy
Western Medical Ctr. Anaheim
Sunkist St
Ball Rd
Orange
Taft Ave
Villa Park
Disneyland
Santa Ana Fwy
Disney's California Adventure
Honda Center
Katella Ave
Collins Ave
ANAHEIM
Disneyland Convention Center
Angel Stadium
Orangewood Ave
Garden Grove
West St
Haster St
Chapman University
ORANGE
Tustin St
Chapman Ave
University of California Irvine Med. Ctr.
John Wayne Airport 9 miles
Santa Clarita
Victorville
SAN BERNARDINO COUNTY
Hesperia
LOS ANGELES COUNTY
ANGELES NATIONAL FOREST
SAN GABRIEL MTS.
SAN BERNARDINO NATIONAL FOREST
Burbank
Glendale
Pasadena
Glendora
Rancho Cucamonga
San Bernardino
Redlands
Los Angeles
El Monte
Pomona
Ontario
Santa Monica
Inglewood
Brea
Yorba Linda
Riverside
Moreno Valley
Corona
Torrance
Anaheim
Orange
RIVERSIDE COUNTY
Long Beach
Santa Ana
Irvine
Huntington Beach
Newport Beach
Pacific Ocean
ORANGE COUNTY
Temecula
San Clemente
SAN DIEGO COUNTY
Oceanside

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

Mortgage Loan Information			Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Two crossed single assets
Loan Purpose:	Refinance			Property Type:	Conventional Multifamily
Sponsor:	Belinda Meruelo			Collateral:	Fee Simple
Borrower:	Rio Apartments, Inc.; Residences at 107 Ave., Inc.			Location:	Miami, FL
				Year Built / Renovated:	1971,1974 / NAP
Original Balance(1):	$34,500,000			Total Units:	557
Cut-off Date Balance(1):	$34,462,582			Property Management:	Self-Managed
% by Initial UPB:	3.7%			Underwritten NOI:	$3,978,909
Interest Rate:	6.5000%			Underwritten NCF:	$3,783,959
Payment Date:	6th of each month			Appraised Value:	$52,700,000
First Payment Date:	March 6, 2012			Appraisal Date:	November 10, 2011
Maturity Date:	February 6, 2017
Amortization:	360 months			Historical NOI
Additional Debt:	None			TTM NOI:	$4,461,028 (T-12 November 30, 2011)
Call Protection:	YM1(59), O(1)			2010 NOI:	$3,496,226 (December 31, 2010)
Lockbox / Cash Management:	Soft / In Place			2009 NOI:	$3,741,858 (December 31, 2009)
				2008 NOI:	$3,114,394 (December 31, 2008)
Reserves(2)
	Initial	Monthly		Historical Occupancy
Taxes:	$162,720	$54,240		Current Occupancy:	97.8% (November 28, 2011)
Insurance:	$189,411	$36,324		2010 Occupancy:	95.1% (December 31, 2010)
Replacement:	$0	$16,246		2009 Occupancy:	93.9% (December 31, 2009)
Required Repairs:	$537,638	NAP		2008 Occupancy:	93.0% (December 31, 2008)
Debt Service Reserve:	$218,064	NAP	(1)	Aggregate balance of two cross-defaulted and cross-collateralized mortgage loans.
Security Deposit Reserve:	$485,370	$0	(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

Financial Information
Cut-off Date Balance / Unit:	$61,872
Balloon Balance / Unit:	$58,322
Cut-off Date LTV:	65.4%
Balloon LTV:	61.6%
Underwritten NOI DSCR:	1.52x
Underwritten NCF DSCR:	1.45x
Underwritten NOI Debt Yield:	11.5%
Underwritten NCF Debt Yield:	11.0%

Property Name	Location	Units	Year Built / Renovated	Original Principal Balance	Appraised Value	Occupancy
Rio Apartments	Miami, FL	294	1971 / NAP	$18,500,000	$27,700,000	98.0%
Treetop Apartments	Miami, FL	263	1974 / NAP	$16,000,000	$25,000,000	97.7%
Total / Wtd. Average:		557		$34,500,000	$52,700,000	97.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

Unit Mix – Rio Apartments(1)
Unit Type	# of Units	% of Total	Sq. Ft.	Occupied Units	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate
1 Bed / 1 Bath	90	30.6%	58,950	89	655	$923
1 Bed / 1.5 Bath	95	32.3%	86,260	92	908	$1,114
2 Bed / 1 Bath	109	37.1%	99,190	107	910	$1,116
Total / Wtd. Avg.	294	100.0%	244,400	288	831	$1,056
(1)	Based on an appraiser utilized rent roll dated November 28, 2011.

Unit Mix – Treetop Apartments(1)
Unit Type	# of Units	% of Total	Sq. Ft.	Occupied Units	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate
1 Bed / 1 Bath	17	6.5%	13,141	17	773	$893
1 Bed / 1.5 Bath	140	53.2%	130,760	136	934	$990
2 Bed / 1 Bath	70	26.6%	68,460	68	978	$1,114
2 Bed / 1.5 Bath	36	13.7%	36,504	36	1,014	$1,140
Total / Wtd. Avg.	263	100.0%	248,865	257	946	$1,037
(1)	Based on an appraiser utilized rent roll dated November 28, 2011.

The Loans. The Rio Apartments and Treetop Apartments loans (the “Rio Apartments and Treetop Apartments Loans”) are cross collateralized/cross defaulted fixed rate loans with original principal balances of $18.5 million and $16.0 million, respectively, that are secured by the borrower’s fee simple interest in Rio Apartments, a 294 unit multifamily apartment complex located in Miami, Florida, and Treetop Apartments, a 263 unit multifamily apartment complex located in Miami, Florida (each a “Property” and, together, the “Rio Apartments and Treetop Apartments Properties”). The Rio Apartments and Treetop Apartments Loans have a 5-year term and amortize on a 30-year schedule. The Rio Apartments and Treetop Apartments Loans accrue interest at a fixed rate equal to 6.5000% and have a Cut-off Date balance of $18.48 million and $15.98 million, respectively. Loan proceeds were used to retire existing debt of approximately $21.75 million and fund reserves and closing costs of approximately $2.75 million, giving the borrower a cash-out of approximately $10 million. Based on the appraised value of $52.7 million as of November 10, 2011, the Cut-off Date LTV is 65.4%. The most recent prior financing of the Rio Apartments property was included in the BACM 2000-2 transaction. The most recent prior financing of the Treetop Apartments property was not included in a securitization.

Sources and Uses – Rio Apartments
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$18,500,000	100%	Loan Payoff	$11,211,284	60.6%
			Reserves	$1,054,693	5.7%
			Cash to Borrower	$5,577,765	30.2%
			Closing Costs	$656,258	3.5%
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%

Sources and Uses – Treetop Apartments
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$16,000,000	100%	Loan Payoff	$10,540,035	65.9%
			Reserves	$538,509	3.4%
			Cash to Borrower	$4,424,660	27.6%
			Closing Costs	$496,796	3.1%
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%

The Borrower / Sponsor. Each borrower is a Florida Sub-S Corporation with an independent director in its organizational structure. The sponsor of the borrowers and the nonrecourse carve-out guarantor is Belinda Meruelo. Ms. Meruelo is a long-time experienced and established real estate investor, developer, and property manager who has resided and been heavily active in the South Florida real estate market for the past thirty years. Her portfolio, which she has both developed and managed, consists of over 2,000 units. Ms. Meruelo has owned the Rio Apartments property since 1991 and the Treetop Apartments property since 1994.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

The Properties.

Rio Apartments – The Rio Apartments property is a Class B/C property located at 8801-8871 Fontainebleau Boulevard, Miami, Florida (the “Rio Apartments Property”). The site consists of a 9.23‐acre irregular‐shaped parcel developed with twelve garden-style multifamily apartment buildings ranging from two to five stories with a total of 294 units, all developed in 1971. The site is also improved with two swimming pools, a tennis court, a clubhouse building, laundry facility and 375 parking spaces. The sponsor accepts Section 8 housing credits for the Rio Apartments Property and approximately 50% of the income is from Section 8 tenants that are mostly senior citizens.

Treetop Apartments - The Treetop Apartments property is a Class B/C property located at 8532 SW 107th Avenue, Miami, Florida (the “Treetop Apartments Property”). The site consists of a 10.21‐acre irregular‐shaped parcel developed with nine two‐story multifamily garden style apartment buildings with a total of 263 units, all developed in 1974. The site is also improved with two swimming pools, a tennis court, clubhouse building, and seven laundry facilities. The sponsor accepts Section 8 housing credits for the Treetop Apartments Property and approximately 50% of the income is from Section 8 tenants that are mostly senior citizens.

Environmental Matters. The Phase I environmental report dated November 17, 2011 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the each Property. The Phase I environmental report for the Rio Apartments Property also noted that due to the Property’s age, the Property’s utility owned pad-mounted electrical transformers may contain polychlorinated biphenyls (“PCBs”). Overall the transformers appeared to be in good condition with the exception of dielectric fluid staining observed on the concrete pad of the transformer located on the eastern corner of Building 8851. In accordance with Section 761 of the Toxic Substance Control Act, the transformers’ owner, Florida Power & Light, is responsible for their maintenance and remediation in the event of a leak. The Phase I report recommends the utility company should be notified of the leaking transformers, the PCB content of the released dielectric fluid should be determined, the transformer should be either replaced or repaired and the areas exhibiting dielectric fluid staining be properly cleaned.

The Market. Both the Rio Apartments Property and the Treetop Apartments Property are located in Miami-Dade County, in the southeastern part of the state of Florida. Within the Miami-Dade County, the Rio Apartments Property is located in the portion of the Miami area that is in the Airport West submarket, and the Treetop Apartments Property is located in the portion of the Miami area that is in the Kendall West submarket. The county’s population makes up approximately half of the South Florida metropolitan area population. Miami-Dade County is part of the Miami-Fort Lauderdale-Pompano Beach-Homestead, Florida metropolitan statistical area. Miami-Dade County has an estimated 2011 population of 2,521,036, which represents an average annual 1.0% increase over the 2000 census of 2,253,362. Miami-Dade County added an average of 24,334 residents per year over the 2000-2011 period.

Airport West Submarket - The Airport West submarket contains an overall inventory of 14,266 units, of which 8,231 units or 58% are Class B/C units. Due to the mature nature of the market, limited new construction has occurred within the Rio Apartments Property’s submarket over the past few years and only one traditional apartment property is known to the related mortgage seller to be proposed at this time. The most recent new development was Cordoba which was a 224 unit apartment development completed in July 2010. Overall submarket vacancy (all classes of properties combined) is estimated at 5.8% as of 2011, which represents a modest decrease from a high mark of 6.5% in 2010. Class B/C vacancy is higher at 7.0%. The average effective rent for the overall submarket is $1,101 per unit, which represents an increase from the low mark of $1,054 per unit in 2009. Effective rents have increased an overall average of 4.5% since that time. The Class B/C asking rental rate is lower at $1,023 per unit and has also been moving upward since its low point of $988 per unit in 2009. Class B/C asking rents have increased an overall average of 3.5% since that time.

Kendall West Submarket - The Kendall West submarket contains an overall inventory of 4,416 units, of which 2,990 units or 68% are Class B/C units. Due to the mature nature of the market limited new construction has occurred within the Treetop Apartments Property submarket over the past few years and no traditional apartments are known to the related mortgage seller to be proposed at this time. The most recent new development was Cordoba which was a 224 unit apartment development completed in July 2010. Overall submarket vacancy (all classes of properties combined) is estimated at 3.6% as of 2011, which represents a modest decrease from a high mark of 5.5% in 2010. Class B/C vacancy is lower at 3.2%. The average effective rent for the overall submarket is $1,018 per unit, which represents an increase from the low mark of $971 per unit in 2009. Effective rents have increased an overall average of 4.8% since that time. The Class B/C asking rental rate is lower at $994 per unit and has also been moving upward since its low point of $941 per unit in 2009. Class B/C asking rents have increased an overall average of 5.6% since that time.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

Competitive Set (1) – Rio Apartments
Name	Blue Riviera	Fontainbleau Milton	Vista Verde at Westchester	Birchwood
Distance from Subject	1.4 mi	0.8 mi	3.3 mi	0.6 mi
Property Type	Garden style	High rise	Garden style	Garden style
Year Built / Renovated	1986	1992	1993	1972
Total Occupancy	100%	97%	94%	98%
Size (units)	310	1,351	306	330
(1)	Source: Appraisal

Competitive Set(1) – Treetop Apartments
Name	Nob Hill Apartments	Harbour Key	Wellington Manor	Sherwood West
Distance from Subject	1.4 mi	0.9 mi	0.5 mi	1.0 mi
Property Type	Garden style	Garden style	Garden style	Garden style
Year Built / Renovated	1969	1969	1968	1970
Total Occupancy	99%	97%	96%	92%
Size (units)	314	300	205	184
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis – Rio Apartments
	2009	2010	T-12 11/30/2011	U/W	U/W per Unit
Gross Potential Rent	$3,251,254	$3,280,102	$3,342,920	$3,726,876	$12,676
Total Other Income	67,826	70,510	71,341	73,500	250
Less: Vacancy & Credit Loss	0	0	0	(186,344)	(634)
Effective Gross Income	$3,319,080	$3,350,612	$3,414,261	$3,614,032	$12,293
Total Operating Expenses	1,281,123	1,299,947	1,004,434	1,477,948	5,027
Net Operating Income	$2,037,957	$2,050,664	$2,409,827	$2,136,084	$7,266
Capital Expenditures	0	0	0	102,900	350
Net Cash Flow	$2,037,957	$2,050,664	$2,409,827	$2,033,184	$6,916

Cash Flow Analysis – Treetop Apartments
	2009	2010	T-12 11/30/2011	U/W	U/W per Unit
Gross Potential Rent	$2,636,006	$2,661,737	$2,828,348	$3,148,572	$11,972
Total Other Income	82,522	88,123	72,909	85,475	325
Less: Vacancy & Credit Loss	0	0	0	(157,429)	(599)
Effective Gross Income	$2,718,528	$2,749,860	$2,901,257	$3,076,618	$11,698
Total Operating Expenses	1,014,627	1,304,298	850,056	1,233,794	4,691
Net Operating Income	$1,703,901	$1,445,562	$2,051,201	$1,842,825	$7,007
Capital Expenditures	0	0	0	92,050	350
Net Cash Flow	$1,703,901	$1,445,562	$2,051,201	$1,750,775	$6,657

Property Management. The Rio Apartments Property and the Treetop Apartments Property are each self managed by the borrower.

Lockbox / Cash Management. The Rio Apartments and Treetop Apartments Loans are structured with a soft lockbox and in place cash management.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

Initial Reserves.

Rio Apartments - At closing, the borrower deposited (i) $85,369 into a tax reserve account, (ii) $174,957 into an insurance reserve account, (iii) $412,638 into the required repairs reserve account, (iv) $264,797 into the security deposit reserve account and (v) $116,933 into the debt service reserve account.

Treetop Apartments - At closing, the borrower deposited (i) $77,351 into a tax reserve account, (ii) $14,455 into an insurance reserve account, (iii) $125,000 into the required repairs reserve account, (iv) $220,573 into the security deposit reserve account and (v) $101,131 into the debt service reserve account.

Ongoing Reserves.

Rio Apartments - On a monthly basis, the borrower is required to deposit (i) $28,456 into a monthly tax reserve account, (ii) $21,870 into a monthly insurance reserve account and (iii) $8,575 into a replacement reserve account.

Treetop Apartments - On a monthly basis, the borrower is required to deposit (i) $25,784 into a monthly tax reserve account, (ii) $14,455 into a monthly insurance reserve account and (iii) $7,671 into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. Each Property may be released, pursuant to the related cross-default, cross-collateralization and contribution agreement, provided that, among other things, (a) its corresponding loan is paid in full and such prepayment is (if prior to the open period) accompanied by a prepayment fee equal to the greater of (i) 1% of the amount prepaid or (ii) a yield maintenance premium; (b) the remaining loan is prepaid by 20% of the original principal balance of the fully prepaid loan and such prepayment (if prior to the open period) is accompanied by a prepayment fee equal to the greater of (i) 1% of the amount prepaid, or (ii) a yield maintenance premium, (c) the debt service coverage ratio (“DSCR”) for the remaining loan will be equal to or greater than the greater of (i) the combined DSCR of both loans as of origination and (ii) combined DSCR of both loans prior to the release; and (d) the loan-to-value ratio (“LTV”) for the remaining loan will be equal to or less than the lesser of (i) the combined LTV of both loans as of origination and (ii) combined LTV of both loans prior to the release.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

Rio Apartments
8801-8871 Fontainebleau Boulevard
Miami, FL 33172
Treetop Apartments
8532 SW 107th Avenue
Miami, FL 33173
Pompano Beach
Coral Springs
Tamarac
Sunrise
Fort Lauderdale
Alligator Alley
Plantation
Weston
Davie
Fort Lauderdale/ Hollywood Intl Airport
BROWARD COUNTY
THE EVERGLADES
Hollywood
Pembroke Pines
Miramar
Hallandale
Aventura
Miami Gardens
North Miami Beach
Miami Lakes
Opa-Locka
North Miami
MIAMI-DADE COUNTY
Medley
Hialeah
Hialeah Gardens
Atlantic Ocean
Doral
Miami International Airport
Miami
Miami Beach
Tamiami Trail
Westchester
Kendale Lakes
South Miami
Coral Gables
EVERGLADES NATIONAL PARK
Kendall
Pinecrest
Biscayne Bay
Richmond Heights
Palmetto Bay
South Miami Heights
Cutler Bay
Princeton
Amelia Earhart Park
NW 119th St
Westview Country Club
Westland Mall
W 49th St
E 49th St
Hialeah
Hialeah Gardens
West Little River
Hialeah Race Track
Hialeah Hospital
TRI-RAIL
NORTHSIDE
PALMETTO
MIAMI
METRORAIL
W 21st St
OKEECHOBEE
HIALEAH
Okeechobee Rd
Gladeview
DR MLK JR
NW 58th St
Miami Springs
Westward Dr
Brownsville
Hialeah Dr
NW 54th St
Miami Springs Golf Course
Curtiss Pkwy
BROWNSVILLE
EARLINGTON HEIGHTS
Palmetto Expwy
Doral
NW 36th St
Airport Expwy
Miami International Airport
Allapattah
Milan Dairy Rd
NW 82nd Ave
NW 72nd Ave
NW 21st St
Melreese Golf Course
Dolphin Mall
Miami International Mall
Carlos Albizu University
Florida's Turnpike
NW 12th St
Dolphin Expwy
NW 7th St
Flagler Dog Track
Little Havana
Fontainebleau Golf Course
Fontainebleau
Tamiami Canal Rd
Flagami
W Flagler St
Miami
Tamiami
Sweetwater
SW 8th St
Tamiami Trail
Florida International University
SW 16th St
West Miami
Alhambra Cir
Miracle Center
Tamiami Park
SW 24th St
SW 22nd St
Fair & Expo Center
Westchester
Westchester General Hospital
Miami Children's Hospital
Coral Gables
S Dixie Hwy
SW 32nd St
COCONUT GROVE
MIAMI-DADE COUNTY
Kendall Regional Medical Ctr.
SW 40th St
Bird Rd
Biltmore Golf Course
Village of Merrick Park
DOUGLAS ROAD
Streets of Mayfair
Miami-Dade County Tropical Park
Blue Rd
Doctors Hospital
SW 48th St
Kendale Lakes
SW 56th St
University of Miami
MIAMI METRORAIL
Poinciana Ave
UNIVERSITY
South Miami
Sunset
Don Shula Expwy
The Shops at Sunset Place
SOUTH MIAMI
Sunset Dr
SW 72nd St
Snapper Creek Expwy
SW 80th St
South Miami Hospital
Kendall Indian Hammocks Park
The Palms at Town and Country
Kendall Village
Dadeland Mall
DADELAND NORTH
SW 88th St
Ingraham Hwy
N Kendall Dr
DADELAND SOUTH
Dadeland Plaza
Baptist Hospital of Miami
Biscayne Bay
Matheson Hammock Park
Miami-Dade College
SW 104th St
Kendall
SW 112th St
Florida State Preservation Area
SW 120th St
Pinecrest
SW 127th Ave
SW 122nd Ave
SW 117th Ave
SW 97th Ave
SW 92nd Ave
SW 87th Ave
SW 77th Ave
SW 72nd Ave
SW 67th Ave
SW 57th Ave
SW 102nd Ave
SW 57th St
Granada Blvd
Le Jeune Rd
SW 37th Ave
SW 27th Ave
S Red Rd
Mayaida St

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Mortgage Loan Information		Property Information
Loan Seller:	GLAC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type:	Office / Retail
Sponsor:	Millcraft Investments, Inc.; Kathleen S.	Collateral:	Fee Simple
	Piatt Marital Trust; Jack B. Piatt	Location:	Pittsburgh, PA
	Family Trust No. 2; Lucas B. Piatt;	Year Built / Renovated:	1998 / 2006-2007
	Piatt Place NMTC Lender, LLC	Total Sq. Ft.:	222,155
Borrower:	Piatt Place Downtown Pittsburgh, L.P.	Property Management:	Millcraft Property Management
Original Balance:	$33,500,000		Services, LLC
Cut-off Date Balance:	$33,500,000	Underwritten NOI:	$3,404,707
% by Initial UPB:	3.60%	Underwritten NCF:	$3,309,898
Interest Rate:	5.50%	Appraised Value(3):	$45,100,000
Payment Date:	6th of each month	Appraisal Date:	April 1, 2012
First Payment Date:	6-Apr-12
Maturity Date:	6-Mar-22	Historical NOI
Amortization:	Interest Only for first 24 months; 360 months thereafter	TTM 2011 NOI:	$2,167,925 (T-12 October 31, 2011)
Additional Debt(1):	$16,813,000 Subordinate Debt	TTM 2010 NOI:	$1,280,550 (T-12 October 31, 2010)
Call Protection:	L(24), YM1(89), O(7)	TTM 2009 NOI:	$224,192 (T-12 October 31, 2009)
Lockbox / Cash Management:	Hard / In Place	2008 NOI:	NAV

Reserves(2)			Historical Occupancy
	Initial	Monthly	Current Occupancy(3):	93.8% (February 1, 2012)
Taxes:	$0	Springing	2010 Occupancy:	87.0% (October 31, 2010)
Insurance:	$0	Springing	2009 Occupancy:	10.4% (October 31, 2009)
Replacement:	$3,132	$3,132	2008 Occupancy:	NAV
TI/LC:	$0	$0
Phoenix Reserve:	$1,250,000	$0	(1) The Piatt Place Property is encumbered by several subordinated financings structured as
			subordinate mortgages to qualify for certain tax credits under the New Markets Tax Credits
Financial Information			program. See “Description of the Mortgage Pool – Certain Terms and Conditions of the
Cut-off Date Balance / Sq. Ft.:	$151		Mortgage Loans – New Markets Tax Credits” in the Free Writing Prospectus.
Balloon Balance / Sq. Ft.:	$132		(2) See “Initial Reserves” and “Ongoing Reserves” herein.
Cut-off Date LTV:	74.30%		(3) Phoenix tenant has taken occupancy. University of Phoenix has signed a lease, and the
Balloon LTV:	65.10%		tenant’s space is currently being built-out. $1.25 million was escrowed upfront in a reserve
Underwritten NOI DSCR:	1.49x		account to cover the costs associated with the tenant build-out of the University of Phoenix space.
Underwritten NCF DSCR:	1.45x
Underwritten NOI Debt Yield:	10.20%
Underwritten NCF Debt Yield:	9.90%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Commonwealth of PA - Department of General Services(2)	AA+/Aa1/AA	165,500	74.5%	$10.86	57.9%	12/31/2029
University of Phoenix	NR/NR/NR	15,182	6.8%	$24.21	11.8%	12/31/2018
The Capital Grille	BBB/Baa2/BBB	10,533	4.7%	$35.22	12.0%	8/31/2017
McCormick & Schmick	NR/NR/NR	8,918	4.0%	$36.00	10.3%	4/30/2018
Total Major Tenants		200,133	90.1%	$14.28	92.1%
Non-Major Tenants		8,322	3.7%	$29.50	7.9%
Total Occupied Collateral		208,455	93.8%	$14.88	100.0%
Vacant		13,700	6.2%
Total / Wtd. Avg.		222,155	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
The tenant currently occupies 165,500 sq. ft. or 74.5% of the NRA and has the obligation to add an additional 13,700 sq. ft. or 6.2% of the NRA commencing March 2012. % of Total U/W Base Rent does not include amounts attributable to such additional space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	1	858	0.4%	858	0.4%	$27.04	0.7%	0.7%
2016	0	0	0.0%	858	0.4%	$0.00	0.0%	0.7%
2017	2	14,087	6.3%	14,945	6.7%	$35.90	16.3%	17.0%
2018	2	24,100	10.8%	39,045	17.6%	$28.58	22.2%	39.2%
2019	0	0	0.0%	39,045	17.6%	$0.00	0.0%	39.2%
2020	0	0	0.0%	39,045	17.6%	$0.00	0.0%	39.2%
2021	1	36	0.0%	39,081	17.6%	$280.00	0.3%	39.6%
2022	0	0	0.0%	39,081	17.6%	$0.00	0.0%	39.6%
Thereafter	2	169,374	76.2%	208,455	93.8%	$11.07	60.4%	100.0%
Vacant	NAP	13,700	6.2%	222,155	100.0%	NAP	NAP
Total / Wtd. Avg.	8	222,155	100.0%			$14.88	100.0%

The Loan. The Piatt Place loan (the “Piatt Place Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 222,155 square foot Class A, mixed use building located at 301 Fifth Avenue in Pittsburgh, PA (the “Piatt Place Property”) with an original principal balance of $33.5 million. The Piatt Place Loan has a 10-year term and amortizes on a 30-year schedule after an initial interest only period of 24 months. The Piatt Place Loan accrues interest at a fixed rate equal to 5.5000% and has a Cut-off Date Balance of $33.5 million. The proceeds of the Piatt Place Loan were used to, among other things, retire existing debt for approximately $30.1 million and fund an equity payout of $1.6 million to the borrower. Based on the appraised value of $45.1 million as of April 1, 2012 (assumes that the University of Phoenix tenant has taken occupancy), the Cut-off Date LTV is 74.3%. The most recent prior financing of the Piatt Place Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$33,500,000	100.0%	Loan Payoff	$30,063,476	89.7%
			Reserves	1,253,132	3.7%
			Closing Costs	595,047	1.8%
			Cash to Borrower	1,588,345	4.7%
Total Sources	$33,500,000	100.0%	Total Uses	$33,500,000	100.0%

The Borrower / Sponsor. The borrower, Piatt Place Downtown Pittsburgh, L.P., is a single purpose Pennsylvania limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Millcraft Investments, Inc.; Kathleen S. Piatt Marital Trust; Jack B. Piatt Family Trust No. 2; Lucas B. Piatt; and Piatt Place NMTC Lender, LLC.

Millcraft Industries Inc. (“Millcraft”), the parent of Millcraft Investments, Inc., is a Pittsburgh based real estate developer and management company with a fifty-year history of successfully creating and maintaining prominent large-scale office, retail and mixed used developments. Jack B. Piatt, founder and chairman of Millcraft, is a recognized industrialist in the Pittsburgh area and has extensive experience in the real estate development and management, industrial fabrication, and manufacturing of steel related products.

Millcraft controls 13 different developments, comprised of 726,608 square feet of office space, 310 hotel rooms, 65 condos (of which approximately 80% are sold) and a recently developed mixed use development comprised of residential units and a YMCA facility in downtown Pittsburgh.

The Property. The Piatt Place Property is centrally located in downtown Pittsburgh, Pennsylvania at the intersection of Fifth Avenue and Wood Street. Constructed in 1998, the Piatt Place Property was formerly a Lazarus Department Store, and was redeveloped to its current use as an office and retail building in 2006-2007. The Piatt Place Property is a Class A, mixed use retail, office and residential development consisting of approximately 42,955 square feet of 1st floor retail and 179,200 square feet of office space on the 2nd, 3rd and 4th floors. As a second phase, 65 condominium units were built on three (3) floors above the existing building, but are not collateral under the Piatt Place Loan.

Piatt Place Property is currently 93.8% leased and is expected to be 100% leased in March 2012. The largest tenant at the Piatt Place Property, Commonwealth of PA – Department of General Services (rated AA+/Aa1/AA by Fitch/Moody’s/S&P), currently occupies 165,500 sq. ft. or 74.5% of the NRA and has the obligation to add an additional 13,700 square feet or 6.2% of the NRA commencing March 2012. The tenant’s lease expires on December 31, 2029.

The second largest tenant at the Piatt Place Property is University of Phoenix, which has leased 15,182 square feet on the 1st floor retail space. University of Phoenix has executed a lease for this space as of January 1, 2012. $1.25 million was escrowed upfront in a reserve account to cover the costs associated with the tenant build-out of the University of Phoenix space. Upon the Commonwealth of PA – Department of General Services taking its additional space, and University of Phoenix occupying its leased space, the Piatt Place Property would be 100% occupied.

Other tenants at the Piatt Place Property include The Capital Grille (NYSE: DRI, rated BBB/Baa2/BBB by Fitch/Moody’s/S&P), McCormick & Schmick (NASDAQ: MSSR), TD Ameritrade (NASDAQ: AMTD, A-/Baa1/A- by Fitch/Moody’s/S&P), and Izzazu, Inc., a local luxury salon & spa. Overall, 87.0% of the Piatt Place Property’s NRA is currently leased by investment grade rated tenants (rated BBB-/Baa3/BBB- or better by Fitch/Moody’s/S&P).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Environmental Matters. The Phase I environmental report dated December 15, 2011 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Piatt Place Property, which is already in place.

Major Tenants.
Commonwealth of PA – Department of General Services (165,500 sq. ft., 74.5% of NRA, 57.9% of Annual U/W Base Rent, rated AA+/Aa1/AA by Fitch/Moody’s/S&P). Commonwealth of PA – Department of General Services’ lease commenced in February 2010 and occupies space on the 2nd, 3rd and 4th floors. The tenant received over $10.8 million in tenant improvements allowance at lease signing. The tenant currently occupies 165,500 square feet or 74.5% of the NRA and has the obligation to add an additional 13,700 square feet or 6.2% of the NRA commencing March 2012. The current lease has an expiration date of December 31, 2029 with a 5-year extension option and a 4-year extension option.

The Department of General Services (“DGS”) is one of the largest operating agencies in Pennsylvania state government. With approximately 1,266 employees, DGS oversees procurement of goods and services, manages non-highway capital projects and is responsible for numerous core operations of state government, including management of the vehicle fleet, the Capitol Police force, state buildings and facilities. DGS also serves as the state’s real estate agent and insurance broker.

The Commonwealth of PA – Department of General Services has the right to terminate its lease should the Commonwealth of Pennsylvania’s budget not include funds appropriated for the payment of the scheduled rental payments for any office space of similar size in the city of Pittsburgh. However, under such scenario, the tenant is required to reimburse the borrower for any unamortized TI/LC costs, as listed in the tenant’s lease, to the extent that the Commonwealth of Pennsylvania has appropriated funds for this penalty. At loan closing, this penalty was in excess of $13.3 million, and reduces to over $8.0 million at loan maturity.

University of Phoenix (15,182 sq. ft., 6.8% of NRA, 11.8% of Annual U/W Base Rent). University of Phoenix has executed a lease for 15,182 square feet on the 1st floor retail space, and the tenant’s space is currently being built out. $1.25 million was escrowed upfront in a reserve account (the “Phoenix Reserve Fund”) to cover the costs associated with the tenant build-out of the University of Phoenix space.

University of Phoenix is a subsidiary of Apollo Group, which was founded in 1973 in response to a gradual shift in higher education demographics from a student population dominated by youth to one in which approximately half the students are adults and over 80 percent of whom work full-time. Today, Apollo Group, Inc., through its subsidiaries, University of Phoenix, Apollo Global, College for Financial Planning, and Institute for Professional Development, has established itself as a recognized provider of higher education programs for working adults by focusing on servicing the needs of the working adult. Apollo Group’s 2010 revenue was $4.9 billion with a net income of $553 million, with a $6.4 billion market cap.

The University of Phoenix tenant has a termination provision at the end of the sixtieth month of the lease provided that it reimburses the borrower for any unamortized TI/LC costs. The projected TI/LC costs are approximately $1.1 million. The University of Phoenix also has the right to Go-Dark at any time during the lease so long as it continues to comply, in all respects, with the obligations outlined under the lease, including tenant’s required work, rental and expense reimbursement payments, insurance requirements, etc. Tenant will also be required to cause the space to appear as though it were occupied and actively engaged in business.

The Market. The Piatt Place Property is located in Allegheny County, Pennsylvania, which is part of the Pittsburgh Metropolitan Statistical Area (“Pittsburgh MSA”). The Pittsburgh MSA includes Allegheny, Beaver, Butler, Fayette, Washington, and Westmoreland Counties. The region is located within a 500 mile radius of 26 metropolitan areas with populations exceeding one million people, 48% of all U.S. businesses, 63% of the national industrial output, and 53% of the U.S. buying income. The City of Pittsburgh is considered to be the focal point of the region and the center for finance, government, and cultural activities. Pittsburgh was rated “America’s Most Livable City” by Places Rated Almanac in the publication’s 25th Anniversary issue in 2007.

Office Market. Per CoStar, the Piatt Place Property is located in the Central Business District submarket of the Pittsburgh Office Market. As of yearend 2011, the Pittsburgh Office Market had a total inventory of approximately 124.1 million square feet, with a vacancy rate of 8.6%, and rent rate of $18.80/SF Gross. For the same period, the Central Business District submarket had a total inventory of approximately 31.8 million square feet with a vacancy rate of 10.3% and rental rate of $20.40/SF Gross. In addition, for the same period, the Central Business District submarket had a total Class A inventory of approximately 18.0 million square feet with a vacancy rate of 8.0% and rental rate of $22.58/SF Gross.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Competitive Set(1)
Name	US Steel Building	K&L Gates Centre	Six PPG	One PPG	EQT Tower	11 Stanwix Street
Distance from Subject	< 1 mile	< 1 mile	< 1 mile	< 1 mile	< 1 mile	< 1 mile
Property Type	Office	Office	Office	Office	Office	Office
Year Built / Renovated	1971	1968	1983	1983	1987	1970
Total Occupancy	93%	87%	85%	78%	95%	92%
Size (Sq. Ft.)	2,336,272	637,698	306,439	899,823	615,942	432,238
Anchors / Major Tenants	UPMC	K&L Gates	PPG	PPG	EQT	First Niagara
(1)	Source: Appraisal

Retail Market. Per CoStar, the Piatt Place Property is located in the Central Business District submarket of the Pittsburgh Retail Market. As of year-end 2011, the Pittsburgh Retail Market had a total inventory of approximately 134.0 million square feet, with a vacancy rate of 5.1%, and rent rate of $12.24/SF NNN. For the same period, the Central Business District submarket had a total inventory of approximately 4.3 million square feet with a vacancy rate of 4.5% and rental rate of $16.20/SF NNN.

Cash Flow Analysis.

Cash Flow Analysis
	10/31/2009	10/31/2010	10/31/2011	U/W	U/W PSF
Base Rent(1)	$1,018,729	$3,185,724	$4,393,584	$3,251,322	$14.64
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$1,018,729	$3,185,724	$4,393,584	$3,251,322	$14.64
Total Recoveries(2)	0	0	0	2,491,513	11.22
Total Other Income	0	0	0	50,000	0.23
Less: Vacancy(3)	0	0	0	(214,808)	(0.97)
Effective Gross Income	$1,018,729	$3,185,724	$4,393,584	$5,578,027	$25.11
Total Operating Expenses	794,537	1,905,174	2,225,659	2,173,320	9.78
Net Operating Income	$224,192	$1,280,550	$2,167,925	$3,404,707	$15.33
TI/LC	46,665	165,267	196,478	50,378	0.23
Capital Expenditures	0	0	0	44,431	0.20
Net Cash Flow	$177,527	$1,115,283	$1,971,447	$3,309,898	$14.90
(1)	U/W Base Rent assumes that the University of Phoenix tenant has commenced rent payments.
(2)	Historic operating statements do not adequately breakout reimbursement income. Recoveries have been modeled individually through an analysis of each individual lease.
(3)
Underwritten Vacancy is 3.7% of Gross Potential Rent, Total Recoveries and Other Income, based on an underwritten vacancy of 2.0% for the Commonwealth of Pennsylvania – Department of General Services, and 8.4% for all other tenants, which is in line with the submarket vacancy.

Property Management. The Piatt Place Property is managed by Millcraft Property Management Services, LLC, a borrower affiliate.

Lockbox / Cash Management. The Piatt Place Loan is structured with a hard lockbox and in place cash management. All excess cash will be swept into a lender controlled account upon any of the following events: (i) an event of default, (ii) the Borrower, Manager or The Commonwealth of Pennsylvania should file any insolvency or reorganization case or proceeding or any proceedings related to bankruptcy, (iii) the debt service coverage ratio for the trailing 12-month period is less than 1.20x, (iv) the debt yield for any trailing 3-month period is less than 9.0%, or (v) the "Put" is not exercised pursuant to both (a) that certain Option Agreement dated December 14, 2007, by and among U. S. Bancorp Community Investment Corporation (“USB”), Investment Management I, LLC and Piatt Holdings, L. P., and (b) that certain Option Agreement, dated May 20, 2009, by and between USB and Piatt Place Holdings, L. P.

Initial Reserves. At closing, the borrower deposited $1,250,000 into the Phoenix Reserve Fund to cover the costs associated with the tenant build-out of the University of Phoenix space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Ongoing Reserves. On a monthly basis, the borrower is required to deposit $3,132 into a replacement reserve account.

On each payment date, the borrower will be required to deposit 1/12th of the estimated annual taxes and other related charges that the lender estimates will be payable in the next ensuing 12 months, and 1/12th of the estimated insurance premiums lender estimates will payable for renewal coverage. Such requirement will be waived, provided (a) no event of default has occurred and is continuing, (b) no cash sweep period exists, (c) the borrower delivers proof reasonably satisfactory to lender that all insurance premiums and taxes and other related charges have been paid at least ten (10) days prior to the date upon which such required payments are delinquent.

Current Mezzanine or Subordinate Indebtedness. The Piatt Place Property is encumbered by several subordinated financings structured as subordinate mortgages to qualify for certain tax credits under the New Markets Tax Credits program. See “Description of the Mortgage Pool – Certain Terms and Conditions of the Mortgage Loans – New Markets Tax Credits” in the free writing prospectus. The total amount of outstanding subordinate debt is $16,813,000.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Piatt Place
301 Fifth Avenue
Pittsburgh, PA 15222
Pittsburgh
Central Northside
North Shore
South Shore
Strip District
Southside Flats
Mt. Washington
Allegheny River
Ohio River
Monongahela River
Allegheny Commons West Park
North Park
East Park
National Aviary
Allegheny General Hospital
Carnegie Library of Pittsburgh/ Hazlett Theater
Children's Museum of Pittsburgh
Allegheny Center
Community College of Allegheny County
Andy Warhol Museum
Allegheny Landing Park
PNC Park
Heinz Field
Roberto Clemente Memorial Park
Western PA Sports Museum
David Lawrence Convention Center
Cliffside Parklet
William S. Moorhead Federal Bldg
Penn Station
Benedum Center
Heinz Hall
Gulf Tower
FBI Building
Centre City Tower
EQT Plaza
Gateway Center
Fifth Avenue Place
2 PNC Plaza
K&L Gates Center
Koppers Tower
1 PNC Plaza
3 PNC Plaza
US Steel Tower
Point State Park
Fort Pitt Museum
Pittsburgh State Office Building
Mellon Sq. Park
525 William Penn Place
Steel Plaza
Mellon Green
Mellon Arena
Pittsburgh Post-Gazette
BNY Mellon Ctr.
Chatham Center
Consol Energy Center
11 Stanwix Street
PPG Place
Allegheny Co. Courthouse
Oxford Centre
City Hall
Duquesne University
UPMC Mercy Hospital
Trib Total Media Amphitheatre at Station Square
Pittsburgh Intl. Airport 17 miles
Mt. Washington Overlook
Grandview Overlook
Grandview Park
Station Square
Monongahela Incline
Lower Station
Upper Station
First Avenue
Subway
Fort Pitt Bridge
Fort Duquesne Bridge
Roberto Clemente Bridge
7th Street Bridge
9th Street Bridge
Smithfield Street Bridge
Liberty Bridge
10th Street Bridge
Penn Lincoln Pkwy
279
579
376
65
22
30
380
885
New Brighton
Fernway
Fox Run
Butler County
Warrendale
Allegheny County
Aliquippa
Economy
Franklin Park
Tarentum
Ambridge
McCandless
Lower Burrell
Beaver County
Sewickley
Coraopolis
West View
Fox Chapel
New Kensington
Pittsburgh International Airport
Penn Hills
Plum
McKees Rocks
Wilkinsburg
Monroeville
Noblestown
Carnegie
North Braddock
Baldwin
Mt. Lebanon
Duquesne
Washington County
White Oak
Upper St. Clair
Bethel Park
West Mifflin
McKeesport
Clairton
Canonsburg
McMurray
Jefferson Hills
Westmoreland County
New Eagle
Pennsylvania Tpke

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Susquehanna Valley Mall Drive Selinsgrove, PA 17870	Collateral Asset Summary Susquehanna Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,895,902 64.9% 1.94x 15.8%

Mortgage Loan Information			Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Regional Mall
Sponsor:	Alma O. Cohen; Edwin Lakin; Albert Boscov; Mid-Island Properties, Inc.			Collateral:	Fee Simple
Borrower:	Susquehanna Valley Mall Associates, L.P.			Location:	Selinsgrove, PA
Original Balance:	$27,950,000			Year Built / Renovated:	1977 / 1998
Cut-off Date Balance:	$27,895,902			Total Sq. Ft.:	744,790
% by Initial UPB:	3.00%			Total Collateral Sq. Ft.(5):	628,063
Interest Rate:	6.16%			Property Management:	PREIT-Rubin, Inc.
Payment Date:	6th of each month			Underwritten NOI:	$4,398,476
First Payment Date:	6-Feb-12			Underwritten NCF:	$3,964,818
Maturity Date:	6-Jan-22			Appraised Value:	$43,000,000
Amortization:	360 months			Appraisal Date:	October 11, 2011
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)		Historical NOI
Lockbox / Cash Management(1):	Hard / Springing			TTM NOI:	$4,132,081 (T-12 August 31, 2011)
				2010 NOI:	$4,042,399 (December 31, 2010)
Reserves				2009 NOI:	$4,551,774 (December 31, 2009)
	Initial	Monthly		2008 NOI:	$5,133,826 (December 31, 2008)
Taxes:	$238,948	$89,218
Insurance:	$132,776	$12,071	Historical Occupancy(6)
Replacement:	$0	$18,842		Current Occupancy(4)(5):	94.7% (December 31, 2011)
TI/LC(2):	$0	$31,250		2010 Occupancy:	96.1% (December 31, 2010)
Required Repairs	$55,375	NAP		2009 Occupancy:	95.1% (December 31, 2009)
Accretive Leasing(3):	$1,075,000	$0		2008 Occupancy:	96.1% (December 31, 2008)
			(1)
Cash management will be triggered upon (i) an event of default, (ii) DSCR less than 1.20x, (iii) a “Partial Lease Sweep Period”, commencing 12 months prior to the end of any anchor tenant lease, or (iv) a “Full Lease Sweep Period”, commencing when any anchor tenant vacates the premises, terminates or cancels its lease, or discontinues its business, provided that either (a) non-anchor tenant occupancy is less than 85% or (b) remaining DSCR is less than either (x) 1.45x if there is less than $500,000 in the TI/LC account, or (y) 1.35x if there is $500,000 or more in the TI/LC account.

Financial Information
Cut-off Date Balance / Sq. Ft.(4):	$44
Balloon Balance / Sq. Ft.(4):	$38
Cut-off Date LTV:	64.90%
Balloon LTV:	55.40%		(2)
Beginning in year 3 of the loan term, so long as no Partial or Full Lease Sweep Period is in effect and Bon-Ton and Weis Markets have exercised their extension options, the TI/LC reserve is subject to a cap of $750,000.

Underwritten NOI DSCR:	2.15x		(3)
The Accretive Leasing reserve will be used for TI/LCs on vacant space or to enable short term leases to be converted into permanent leases. Funds will be released provided: (i) in-line occupancy is at least 85%, (ii) annualized in-line sales for reporting tenants are at least $240 PSF, (iii) the debt yield exceeds 11.0% and
(iv) the lease for the proposed tenant is not less than $10 PSF for at least four years and otherwise provides for terms comparable to existing local market rates.

Underwritten NCF DSCR:	1.94x
Underwritten NOI Debt Yield:	15.80%
Underwritten NCF Debt Yield:	14.20%
			(4)	Based on Total Collateral Sq. Ft. of 628,063.
			(5)
Excludes Applebee’s (4,738 sq. ft.), Friendly’s (3,950 sq. ft.), Sears (106,206 sq. ft.) and Taco Bell (1,833 sq. ft.), all of which own their improvements. Including these tenants, overall mall occupancy is 95.5%.

			(6)	Historical occupancy is based on the total mall square footage of 744,790.

TRANSACTION HIGHLIGHTS
▪
Stable Tenancy. Susquehanna Valley Mall is 94.7% leased (based on Total Collateral Sq. Ft.) to approximately 69 tenants, with three of the five largest tenants having been in place since the late 1970s. Occupancy has remained steady, averaging 95.8% since 2007 and the mall has an overall occupancy cost as of August 2011 of 5.9%, with in-line tenants having an occupancy cost of 9.3%.

▪
Experienced Sponsorship. The sponsors are well capitalized, with a combined net worth in excess of $164 million, and contributed approximately $2.54 million of fresh equity as part of the loan refinancing. In addition, the property manager is a subsidiary of Pennsylvania Real Estate Investment Trust (“PREIT”), one of the first equity REITs in the United States.  PREIT is headquartered in Philadelphia, Pennsylvania and has a primary investment focus on retail shopping malls.  PREIT’s portfolio consists of 49 retail properties in 13 states, totaling over 34 million square feet.

▪
Environmental Insurance.  In connection with the existence of certain underground hydraulic lifts located on the property, the Borrower obtained a $2 million Zurich Lender Environmental Collateral Protection Policy that expires 2 years after the term of the loan. The policy premiums have been paid in full.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6205-6477 Pats Ranch Road Mira Loma, CA 91752	Collateral Asset Summary Vernola Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,561,921 53.8% 1.83x 13.0%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	Vestar Development Co.; Rockwood V REIT,		Collateral:	Fee Simple
	Inc.; Equity One, Inc.		Location:	Mira Loma, CA
Borrower:	Vernola Marketplace, LLC		Year Built / Renovated:	2007 / NAP
Original Balance:	$23,750,000		Total Sq. Ft.:	210,963
Cut-off Date Balance:	$23,561,921		Property Management:	Vestar Properties, Inc.
% by Initial UPB:	2.50%		Underwritten NOI:	$3,068,823
Interest Rate:	5.11%		Underwritten NCF:	$2,836,941
Payment Date:	6th of each month		“As-Is” Appraised Value:	$43,800,000
First Payment Date:	6-Sep-11		“As-Is” Appraisal Date:	25-Jun-11
Maturity Date:	6-Aug-21		“As Stabilized” Appraised Value(5):	$44,800,000
Amortization:	360 Months		“As Stabilized” Appraisal Date(5):	December 25, 2012
Additional Debt(1):	Future Mezzanine
Call Protection:	L(11), YM1(105), O(4)		Historical NOI
Lockbox / Cash Management:	Hard / In Place		TTM NOI:	$3,017,293 (YTD October 31, 2011 Ann.)
			2010 NOI:	$3,195,868 (December 31, 2010)
Reserves			2009 NOI:	$3,628,225 (December 31, 2009)
	Initial	Monthly	2008 NOI:	$3,807,037 (December 31, 2008)
Taxes:	$140,947	$46,947
Insurance(2):	$0	Springing	Historical Occupancy(4)
Replacement(3):	$0	$4,396	Current Occupancy:	82.9% (October 31, 2011)
TI/LC:	$46,309	$14,928	2010 Occupancy:	81.9% (December 31, 2010)
			2009 Occupancy:	76.9% (December 31, 2009)
Financial Information			2008 Occupancy:	81.4% (December 31, 2008)
Cut-off Date Balance / Sq. Ft.:	$112		(1) Future mezzanine debt is permitted provided, among other things, the combined LTV is not greater than
Balloon Balance / Sq. Ft.:	$93		65%, the combined DSCR is not less than 1.50x and the combined debt yield is not less than 10.8%.
Cut-off Date LTV:	53.80%		(2) If an acceptable blanket policy is not in place, monthly deposits equal to 1/12 of
Balloon LTV:	44.70%		the annual insurance premium are required.
Underwritten NOI DSCR:	1.98x		(3) Replacement reserve cap of $158,250.
Underwritten NCF DSCR:	1.83x		(4) Historical Occupancy excludes Lowe’s Home Improvement Warehouse (“Lowe’s”), which is a shadow
Underwritten NOI Debt Yield:	13.00%		anchor and not collateral for the loan. Including Lowe’s, the shopping center is 90.6% occupied. In addition,
Underwritten NCF Debt Yield:	12.00%		occupancy includes Michael’s Stores (“Michael’s”), which lease contains a prohibition against selling or
			leasing space to a gym/health club. This covenant was breached when the borrower entered into a lease with
			Fitness 19 in March 2010. Michael’s lease provides that, after certain time periods, it may reduce its rent or
			terminate its lease after providing notice of the violation to the landlord. Michael’s has not notified the
			landlord of the breach or of any intention to exercise remedies under its lease. Michael’s reported 2010 sales
			of $144 PSF and an occupancy cost ratio of 15.4%.
			(5) “As Stabilized” LTV is 52.6% assuming a stabilized occupancy of 94.0%.

TRANSACTION HIGHLIGHTS
▪
Credit Tenants. The tenant mix consists of approximately 30 tenants, with 29.1% of the center’s Total Sq. Ft. occupied by investment grade tenants that include Bed Bath & Beyond (NR/NR/BBB+ by Fitch/Moody’s/S&P), Ross Stores (NR/NR/BBB+ by Fitch/Moody’s/S&P) and H&R Block (NR/NR/BBB by Fitch/Moody’s/S&P).

▪
Experienced Sponsorship. Vestar Development Co., Rockwood V REIT, Inc. and Equity One, Inc. collectively have a net worth of approximately $1.7 billion and liquidity of approximately $39 million. As of September 30, 2011, the Equity One, Inc. portfolio comprised 199 properties totaling approximately 20.7 million square feet, including 176 shopping centers. Since the acquisition in December 2010, the sponsors have executed three new leases with Five Guys Burgers, Subway, and Health Source.

▪	Strong Credit Metrics. The Vernola Marketplace loan has a 53.8% Cut-off Date LTV, 1.83x Underwritten NCF DSCR and a 13.0% Underwritten NOI Debt Yield.
▪	Location. The Vernola Marketplace property has frontage along the Interstate 15 Freeway at a major off ramp with good visibility and access. Interstate 15 averages 158,000 cars per day.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Houston, TX and Bedford Park, IL	Collateral Asset Summary GRM Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,967,806 65.6% 1.39x 11.9%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio of 2 Properties
Loan Purpose:	Refinance		Property Type:	Warehouse / Distribution Industrial
Sponsor:	Moishe Mana		Collateral:	Fee Simple
Borrower:	Bedford Park Holdings, LLC; Harwin		Location(3):	Texas and Illinois
	Holdings, LLC		Year Built / Renovated:	1971 / 2009 and 2005 / NAP
Original Balance:	$20,000,000		Total Sq. Ft.:	607,633
Cut-off Date Balance:	$19,967,806		Property Management:	M Management, Inc.
% by Initial UPB:	2.10%		Underwritten NOI:	$2,384,849
Interest Rate:	6.00%		Underwritten NCF:	$2,142,310
Payment Date:	6th of each month		Appraised Value(4):	$30,440,000
First Payment Date:	6-Mar-12		Appraisal Date:	November 2011
Maturity Date:	6-Feb-22
Amortization:	300 months		Historical NOI(5)
Additional Debt:	None		TTM NOI:	NAV
Call Protection(1):	L(25), D(91), O(4)		2010 NOI:	NAV
Lockbox / Cash Management:	Hard / In Place		2009 NOI:	NAV
			2008 NOI:	NAV
Reserves
	Initial	Monthly	Historical Occupancy(5)
Taxes:	$153,852	$59,000	Current Occupancy:	100.0% (January 19, 2012)
Insurance(2):	$0	Springing	2010 Occupancy:	NAV
Replacement:	$0	$7,595	2009 Occupancy:	NAV
			2008 Occupancy:	NAV
Financial Information
Cut-off Date Balance / Sq. Ft.:	$33		(1) Partial defeasance is permitted, subject to the payment of 125% of the allocated loan amount for
Balloon Balance / Sq. Ft.:	$25		such property and the satisfaction of DSCR, LTV and Debt Yield tests on the remaining property.
Cut-off Date LTV:	65.60%		(2) If an acceptable blanket insurance policy is not in place, monthly deposits equal to 1/12 of the annual
Balloon LTV:	50.90%		insurance premium are required.
Underwritten NOI DSCR:	1.54x		(3) The properties are located at 10310 Harwin Drive in Houston, Texas (the “Harwin Drive Property”) and
Underwritten NCF DSCR:	1.39x		7123 West 65th Street in Bedford Park, Illinois (the “Bedford Park Property”).
Underwritten NOI Debt Yield:	11.90%		(4) The appraisals also reported a “Go Dark” value totaling $23,570,000.
Underwritten NCF Debt Yield:	10.70%		(5) The Bedford Park Property was acquired in 2010 and the Harwin Drive Property was acquired in 2011;
			historical NOI and occupancy was not made available by the previous owner.

TRANSACTION HIGHLIGHTS
▪
Portfolio Lease Guarantees. The lease of GRM Information Management of Chicago, LLC (“GRM Chicago”), which comprises 100.0% of the NRA at the Bedford Park Property and the lease of GRM Document Storage, LLC (“GRM Texas”), which comprises 55.6% of the NRA at the Harwin Drive Property, are guaranteed by the loan sponsor, Moishe Mana. If GRM Chicago or GRM Texas fails to pay its contractual rent in any month, the sponsor is required to deposit such rent shortfall directly into the lockbox prior to the next monthly payment. Iron Mountain occupies the remaining 44.4% of NRA at the Harwin Drive Property. In the event Iron Mountain does not renew its lease when it expires in 2016, GRM Texas is obligated to execute a lease for the entirety of the space vacated by Iron Mountain on the same terms as the then-current GRM Texas lease.

▪
Experienced Sponsorship. Moishe Mana founded GRM Information Management Services, Inc. (“GRM”), the parent company of GRM Chicago and GRM Texas, in 1987. In addition, Mr. Mana has developed several businesses, including, M Management, Inc. (the property manager of the portfolio). Mr. Mana has reported net worth of $87.9 million and liquidity of $2.2 million as of May 2011. The sponsor has put approximately $5.6 million into the two properties for tenant improvements and capital expenditures to build out space for the document storage business.

▪
Tenancy. GRM provides information and records management solutions worldwide with approximately 400 employees, and leases 77.2% of the portfolio NRA. GRM has been at the Bedford Park Property since the sponsor acquired it in April 2010 and the Harwin Drive Property since the sponsor acquired it in August 2011. Iron Mountain is one of the world’s largest records storage and information management companies, assisting more than 140,000 organizations in 39 countries on five continents with storing, protecting and managing information. Iron Mountain has been in occupancy at the Harwin Drive Property since 1995, and exercised a five-year extension option in October 2011 which extended the expiration date of the lease to June 30, 2016. In addition, Iron Mountain has invested over $5.0 million into its space at the Harwin Drive Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Sharonville, OH Indianapolis, IN Marion, OH	Collateral Asset Summary Evergreen Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,964,976 66.8% 1.38x 10.5%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Portfolio of 3 Properties(2)
Loan Purpose:	Refinance		Property Type:	Manufactured Housing Community
Sponsor(1):	Ross H. Partrich		Collateral:	Fee Simple
Borrower:	Vance Associates, LLC; Yorktowne Associates, LLC; Pondarosa Associates, LLC		Location:	Ohio – 2 properties Indiana – 1 property
Original Balance:	$17,500,000		Year Built / Renovated:	1965,1970 / NAP
Cut-off Date Balance(2):	$16,964,976		Total Pads:	595
% by Initial UPB:	1.80%		Property Management:	Newbury Management Company
Interest Rate:	6.05%		Underwritten NOI:	$1,785,964
Payment Date:	6th of each month		Underwritten NCF:	$1,748,891
First Payment Date:	6-Jan-12		Appraised Value:	$25,400,000
Maturity Date:	6-Dec-21		Appraisal Date:	October 11, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection(3):	L(27), D(90), O(3)		TTM NOI:	$1,776,372 (T-12 September 30, 2011)
Lockbox / Cash Management(4):	Soft / Springing		2010 NOI:	$1,702,429 (December 31, 2010)
			2009 NOI:	$1,735,953 (December 31, 2009)
Reserves			2008 NOI:	$1,605,636 (December 31, 2008)
	Initial	Monthly
Taxes:	$95,144	$20,484	Historical Occupancy
Insurance:	$8,990	$4,495	Current Occupancy:	84.9% (November 1, 2011)
Replacement:	$0	$3,099	2010 Occupancy:	89.3% (December 31, 2010)
Yorktowne Deficiency Reserve:	$47,814	$0	2009 Occupancy:	89.5% (December 31, 2009)
Evergreen Monitoring Reserve:	$45,000	$0	2008 Occupancy:	89.3% (December 31, 2008)
Well Closure Reserve:	$3,750	$0	(1) The Evergreen Portfolio sponsor is the sponsor under three other mortgage loans in the mortgage
Yorktowne Remediation Reserve:	$352,186	$0	pool (Holiday Village, Eagle Crest MHC and Boulevard Estates MHC).
Required Repairs:	$53,565	NAP	(2) A portion of the Environmental Reserve in an amount equal to $483,618 was applied to prepay
			the loan upon completion of certain recommended environmental work at the Pondarosa MHP
Financial Information			property.
Cut-off Date Balance / Pad:	$28,513		(3) Release of any individual property through partial defeasance is permitted after the lockout date
Balloon Balance / Pad:	$23,499		provided that, among other things, (i) DSCR of the remaining properties is equal to or greater
Cut-off Date LTV:	66.80%		than both (a) DSCR of all individual properties at origination and (b) DSCR of all individual
Balloon LTV:	55.00%		properties prior to such partial defeasance; (ii) LTV of the remaining properties is equal to or less
Underwritten NOI DSCR:	1.41x		than both (a) LTV of all individual properties at origination and (b) LTV of all individual properties
Underwritten NCF DSCR:	1.38x		prior to such partial defeasance; and (iii) defeasance of a principal amount equal to 125% of the
Underwritten NOI Debt Yield:	10.50%		allocated loan amount for the individual property to be released.
Underwritten NCF Debt Yield:	10.30%		(4) Cash management will spring upon the occurrence of any of the following (i) the occurrence of an
			event of default under the loan or the property management agreement, (ii) the trailing 12 month
			DSCR falling to 1.05x or below for three consecutive calendar quarters, or (iii) September 6,
			2021. Borrower is permitted to cure a sweep event caused by an event described in clause (ii)
			above two times during the term of the loan by the property achieving a trailing 12 month DSCR
			in excess of 1.15x for three consecutive calendar quarters.

TRANSACTION HIGHLIGHTS
▪
Experienced Sponsorship / Management. Ross H. Partrich currently owns, operates and manages 124 properties with 28,771 housing units and sites in 20 states. Newbury Management Company (established 1988) manages all of these units and acts as a third party manager at 31 properties located in eight states comprised of approximately 8,000 sites. Newbury Management Company’s institutional clients include Fortress Investment Group, Midland Loan Services, CW Capital, Natixis, Berkadia and JER Partners.

▪
Locations. The three properties are located in two different states and three different metropolitan statistical areas. The portfolio has diversified exposure to three local area economies, all of which have different employment and economic drivers. Indianapolis (Pondarosa MHP) is the capital  of Indiana with government and healthcare as major contributors to the local economy. The Marion, Ohio (Vance MHP) economic drivers include industrial production and transportation and the Sharonville, Ohio (Yorktowne MHP) economic drivers include retail and healthcare.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

25 Matheson Street Healdsburg, CA 95448	Collateral Asset Summary Healdsburg Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,883,352 66.2% 1.46x 13.4%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Full Service Hospitality
Sponsor:	Merritt Sher; Pamela Sher		Collateral:	Fee Simple
Borrower:	HH Healdsburg Investment Group,		Location:	Healdsburg, CA
	LLC		Year Built / Renovated:	2001 / NAP
Original Balance:	$17,000,000		Total Rooms:	55
Cut-off Date Balance:	$16,883,352		Property Management:	Piazza Hotel Management, LLC
% by Initial UPB:	1.80%		Underwritten NOI:	$2,261,915
Interest Rate:	6.35%		Underwritten NCF:	$1,853,788
Payment Date:	6th of each month		Appraised Value:	$25,500,000
First Payment Date:	6-Aug-11		Appraisal Date:	April 13, 2011
Maturity Date:	6-Jul-16
Amortization:	360 months		Historical NOI
Additional Debt:	None		TTM NOI:	$2,206,115 (T-12 October 31,2011)
Call Protection:	L(32), D(24), O(4)		2010 NOI:	$2,179,193 (December 31, 2010)
Lockbox / Cash Management(1):	Hard / Springing		2009 NOI:	$1,631,717 (December 31, 2009)
			2008 NOI:	$2,325,474 (December 31, 2008)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$102,031	$17,005	Current Occupancy:	70.2% (October 31, 2011)
Insurance:	$3,893	$3,893	2010 Occupancy:	70.9% (December 31, 2010)
Replacement(2):	$0	1/12 of 2.0% of Gross Revenue	2009 Occupancy:	71.1% (December 31, 2009)
Required Repairs:	$16,133	NAP	2008 Occupancy:	79.7% (December 31, 2008)
Seasonality Reserve(3):	$250,000	Excess Cash Flow	(1) Cash management will be triggered upon (i) an event of default or (ii) if the DSCR is less than 1.15x
			on the last calendar day of the quarter, and will cease when, with respect to clause (i) the event of
Financial Information			default has been cured and such cure has been accepted by Lender and, with respect to clause (ii)
Cut-off Date Balance / Room:	$306,970		when the DSCR has been at least 1.15x for two consecutive calendar quarter ends, as reasonably
Balloon Balance / Room:	$290,537		determined by Lender.
Cut-off Date LTV:	66.20%		(2) Monthly Replacement Reserves are required to be 1/12 of 2.0% of the prior year Gross Revenues,
Balloon LTV:	62.70%		increasing by 0.5% on each August payment date (beginning August 2012) until reaching 4.0%, and
Underwritten NOI DSCR:	1.78x		remaining 4.0% thereafter.
Underwritten NCF DSCR:	1.46x		(3) Excess cash flow is required to be deposited into the Seasonality Reserve, not exceeding
Underwritten NOI Debt Yield:	13.40%		$150,000 per month and subject to a cap of $700,000 inclusive of the initial Seasonality Reserve
Underwritten NCF Debt Yield:	11.00%		amount. The balance as of the February 2012 payment date was $396,520.

TRANSACTION HIGHLIGHTS
▪
Unique Property and Location.  The Healdsburg Hotel is surrounded by local shops, restaurants and wineries, and is across the street from Healdsburg Town Plaza, a venue for weekly concerts that draw large local crowds. The hotel benefits from a variety of tourist and leisure attractions in the area and is located in a built-out area, minimizing the potential for future competitive projects.

▪
High Quality Collateral.  The Healdsburg Hotel was completed in 2001 and the sponsors have since invested $851,002 ($15,473 per room) in upgrades and renovations including improvements to the guestrooms, spa, meeting spaces, restaurants and lounges. The full serve restaurant is operated under chef Charlie Palmer.

▪
Experienced Sponsorship.  The sponsors have extensive experience in the real estate and hospitality industries. Merritt Sher has been a board member, real estate consultant and early stage investor for several national retail companies and was the founder of Terranomics Retail Services, a retail real estate brokerage which specialized in tenant representation, project leasing and institutional property management.

▪	Performance. October 31, 2011 occupancy is 70.2%, ADR is $341.96 and RevPAR is $239.93.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1445 North Montebello Boulevard Montebello, CA 90640	Collateral Asset Summary Montebello Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,978,416 31.2% 2.97x 20.1%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor(1):	Kimco Income Operating Partnership, L.P.			Collateral:	Fee Simple
				Location:	Montebello, CA
Borrower:	KIR Montebello, L.P.			Year Built / Renovated:	1992 / NAP
Original Balance:	$16,000,000			Total Sq. Ft.:	251,489
Cut-off Date Balance:	$15,978,416			Property Management:	KRC Property Management I, Inc.
% by Initial UPB:	1.7%			Underwritten NOI:	$3,219,000
Interest Rate:	4.9560%			Underwritten NCF:	$3,046,942
Payment Date:	6th of each month			Appraised Value:	$51,190,000
First Payment Date:	March 6, 2012			Appraisal Date:	January 4, 2012
Maturity Date:	February 6, 2022
Amortization:	360 months			Historical NOI
Additional Debt:	None			2011 NOI:	$3,339,657 (December 31, 2011)
Call Protection:	L(25), D(91), O(4)			2010 NOI:	$3,201,101 (December 31, 2010)
Lockbox / Cash Management(2):	Springing Hard / Springing			2009 NOI:	$3,195,362 (December 31, 2009)
				2008 NOI:	$3,181,560 (December 31, 2008)
Reserves(3)
	Initial	Monthly		Historical Occupancy
Taxes:	$0	Springing		Current Occupancy:	98.5% (February 2, 2012)
Insurance:	$0	Springing		2010 Occupancy:	98.5% (December 31, 2010)
				2009 Occupancy:	97.3% (December 31, 2009)
Financial Information				2008 Occupancy:	99.3% (December 31, 2008)
Cut-off Date Balance / Sq. Ft.:	$64		(1)	The Montebello Town Square sponsor is affiliated with the sponsor under two other mortgage loans in the mortgage pool (Rancho Penasquitos Towne Center I and Rancho Penasquitos Towne Center II).
Balloon Balance / Sq. Ft.:	$52
Cut-off Date LTV:	31.2%		(2)	A hard lockbox with cash management will be triggered upon an event of default or if the debt service coverage ratio is less than 1.20x on the last day of the calendar quarter.
Balloon LTV:	25.7%		(3)	During the continuance of an event of default or if the debt service coverage ratio is less than 1.20x on the last day of the calendar quarter, the borrower will be required to deposit (i) 1/12 of the annual tax payment into the tax reserve and (ii) 1/12 of the annual insurance premiums into the insurance reserve.
Underwritten NOI DSCR:	3.14x
Underwritten NCF DSCR:	2.97x
Underwritten NOI Debt Yield:	20.1%
Underwritten NCF Debt Yield:	19.1%

TRANSACTION HIGHLIGHTS
▪
Stable Tenancy. Montebello Town Square is 98.5% leased as of February 2, 2012. The majority of tenants (86.8% of NRA) have been at the property since 1992, including Petco, which renewed its lease in December 2011 for 10 years.  Additionally, for tenants that report sales (60.8% of NRA), 2010 total sales PSF were $151.51 with an occupancy cost of 11.7%. AMC Theatres reported 2010 sales of $418,078 per screen.

▪
Experienced Sponsorship. Kimco Income Operating Partnership, L.P. (“KIOP”) is closely related to Kimco Realty Corporation (NYSE: KIM), a publicly traded REIT that owns and operates one of North America’s largest portfolios of neighborhood and community shopping centers. As of December 31 2011, Kimco Realty Corporation owned interest in 946 shopping centers comprising 138 million square feet across 44 states, Puerto Rico, Canada, New Mexico and South America. As of December 31, 2011, KIOP reported $1.26 billion in assets with $16.9 million in liquidity. The sponsor initially acquired the Property in 2000 for $25.14 million and has since spent approximately $600,000 in tenant and building improvements.

▪
Strong Credit Metrics. The loan exhibits an Underwritten NOI Debt Yield of 20.1% and Underwritten NCF DSCR of 2.97x. Based on the appraised value of $51.19 million ($204 PSF), the Cut-off Date LTV is 31.2% and the borrower’s implied equity is approximately $35.2 million.

▪
Strong Market. The Southeast Los Angeles submarket consists of approximately 17.3 million square feet of retail inventory, with a Q4 2011 vacancy rate of 4.7%. Vacancy has averaged 4.7% over the past five years, with no new inventory added in the last year and only one retail project of approximately 3,750 square feet under construction that will be added in the near term.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2205 Veterans Boulevard Del Rio, TX 78840	Collateral Asset Summary Plaza del Sol	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,732,025 66.0% 1.44x 11.9%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Regional Mall
Sponsor:	Herbert L. Levine; Elliott Aintabi			Collateral:	Fee Simple
Borrower:	Plaza-Al, LLC			Location:	Del Rio, TX
Original Balance:	$15,750,000			Year Built / Renovated:	1977 / NAP
Cut-off Date Balance:	$15,732,025			Total Sq. Ft.:	260,538
% by Initial UPB:	1.7%			Property Management:	Levcor, Inc.
Interest Rate:	6.1300%			Underwritten NOI:	$1,874,038
Payment Date:	6th of each month			Underwritten NCF:	$1,656,476
First Payment Date:	March 6, 2012			Appraised Value:	$23,850,000
Maturity Date:	February 6, 2022			Appraisal Date:	December 1, 2011
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(25), D(91), O(4)			TTM NOI:	$1,573,994 (T-12 October 31, 2011)
Lockbox / Cash Management(1):	Springing Hard / Springing			2010 NOI:	$1,369,444 (December 31, 2010)
				2009 NOI:	$1,378,946 (December 31, 2009)
Reserves				2008 NOI:	$1,488,947 (December 31, 2008)
	Initial	Monthly
Taxes:	$18,062	$18,062		Historical Occupancy
Insurance(2):	$0	Springing		Current Occupancy:	99.6% (December 1, 2011)
Replacement:	$0	$6,905		2010 Occupancy:	84.1% (December 31, 2010)
TI/LC(3):	$0	$11,317		2009 Occupancy:	83.9% (December 31, 2009)
Required Repairs:	$93,875	NAP		2008 Occupancy:	84.6% (December 31, 2008)
			(1)
A hard lockbox with cash management will be triggered upon (i) an event of default, (ii) if the DSCR is less than 1.20x on the last day of a calendar quarter, or (iii) the commencement of a JCPenney or Cinemark Trigger Period, which will occur upon (a) the date that is twelve months prior to the tenant’s lease expiration date, (b) the early termination or cancellation of the tenant’s lease, (c) if the tenant goes dark at the property, or (d) if there is a bankruptcy or insolvency proceeding of the tenant or its parent entity. The JCPenney Sweep Account is subject to a cap of $287,000 and the Cinemark Sweep Account is subject to a cap of $248,000.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$60
Balloon Balance / Sq. Ft.:	$51
Cut-off Date LTV:	66.0%
Balloon LTV:	56.2%		(2)	If an acceptable blanket policy is not in place, monthly deposits equal to 1/12 of the annual insurance premiums are required.
Underwritten NOI DSCR:	1.63x		(3)	TI/LC reserves subject to a cap of $400,000.
Underwritten NCF DSCR:	1.44x
Underwritten NOI Debt Yield:	11.9%
Underwritten NCF Debt Yield:	10.5%

TRANSACTION HIGHLIGHTS
▪
Historical Sales.  Sales PSF for reporting anchor tenants has increased from an average of $137 PSF in 2009 to $141 PSF in 2010 and $145 PSF for the trailing twelve months. For reporting in-line tenants, sales PSF have increased from an average of $169 in 2009 to $181 in 2010 and $194 for the trailing twelve months. Tenant sales were reported on a trailing twelve month basis as of August, September or October 2011. 70.8% of in-line tenants report sales.

▪
National Retailer Presence.  The Plaza del Sol property currently operates with a strong national tenant presence, with 18 national tenants comprising 88.5% of total square feet. National anchor tenants have demonstrated strong retention, with a weighted average lease term of 18.2 years.

▪
Recent Leasing.  Since acquisition by the current sponsorship in 2010, 9 new leases totaling 47,002 square feet have been signed, of which 41,136 square feet have been leased to three national tenants – Marshall’s, The Children’s Place and Kirkland’s.

▪
Experienced Sponsorship.  Sponsor Herbert L. Levine, who also serves as president of the property manager, Levcor, Inc., has been involved with the development, leasing and management of over 15 million square feet of retail centers and office buildings, with a focus on the Texas market and the repositioning of under-performing properties. Elliott Aintabi is chairman and CEO of the Jesta Group, which acquires, develops and manages real estate in North America and Europe.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

701 South Dobson Road Mesa, AZ 85202	Collateral Asset Summary Holiday Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,454,232 49.9% 1.78x 12.7%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Manufactured Housing Community
Sponsor(1):	Ross H. Partrich			Collateral:	Fee Simple
Borrower:	Holiday MHC Limited Partnership			Location:	Mesa, AZ
Original Balance:	$15,500,000			Year Built / Renovated:	1963 / NAP
Cut-off Date Balance:	$15,454,232			Total Pads(3):	495
% by Initial UPB:	1.6%			Property Management:	Newbury Management Company
Interest Rate:	5.8020%			Underwritten NOI:	$1,969,500
Payment Date:	6th of each month			Underwritten NCF:	$1,944,750
First Payment Date:	January 6, 2012			Appraised Value:	$31,000,000
Maturity Date:	December 6, 2021			Appraisal Date:	October 25, 2011
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(27), D(90), O(3)			TTM NOI:	$1,934,069 (T-12 October 31, 2011)
Lockbox / Cash Management(2):	Soft / Springing			2010 NOI:	$1,880,636 (December 31, 2010)
				2009 NOI:	$1,916,457 (December 31, 2009)
Reserves				2008 NOI:	$1,802,398 (December 31, 2008)
Taxes:	$38,224	$7,645
Insurance:	$8,926	$2,975		Historical Occupancy
Replacement:	$0	$2,063		Current Occupancy:	88.3% (November 1, 2011)
Required Repairs:	$5,013	NAP		2010 Occupancy:	91.0% (December 31, 2010)
				2009 Occupancy:	93.0% (December 31, 2009)
Financial Information				2008 Occupancy:	NAV
Cut-off Date Balance / Pad(3):	$31,221		(1)	The Holiday Village sponsor is the sponsor under three other mortgage loans in the mortgage pool (Evergreen Portfolio, Eagle Crest MHC and Boulevard Estates MHC).
Balloon Balance / Pad(3):	$26,404
Cut-off Date LTV:	49.9%		(2)
Cash management will be triggered upon (i) an event of default under the loan or the management agreement, (ii) the DSCR based on the trailing twelve month period is 1.05x or less for three consecutive calendar quarters, or (iii) reaching September 6, 2021. The borrower is permitted to cure a sweep event caused by an event described in clause (ii) above twice during the loan term, by the property achieving a trailing twelve month DSCR in excess of 1.20x for three consecutive calendar quarters.

Balloon LTV:	42.2%
Underwritten NOI DSCR:	1.80x
Underwritten NCF DSCR:	1.78x
Underwritten NOI Debt Yield:	12.7%		(3)	In addition to the 495 home sites, there are also 83 RV sites located at the property. Cut-off Date Balance / Pad and Balloon Balance / Pad are based on the 495 home sites only.
Underwritten NCF Debt Yield:	12.6%

TRANSACTION HIGHLIGHTS
▪
Experienced Sponsorship / Management. Ross H. Partrich currently owns, operates and manages 124 properties with 28,771 housing units and sites in 20 states. Newbury Management Company (established 1988) manages all of these units and acts as a third party manager at 31 properties located in 8 states comprised of approximately 8,000 sites. Newbury Management Company’s institutional clients include Fortress Investment Group, Midland Loan Services, CW Capital, Natixis, Berkadia and JER Partners.

▪
Location. The Holiday Village property is located in Mesa, Arizona. Mesa is the third most populous city in Arizona. The 2010 median household income for the metropolitan statistical area was 11.5% higher than the national average, while the Cost of Living Index is 98.3% of the national average.

▪
Strong Credit Metrics and Performance. The Holiday Village loan has a 49.9% Cut-off Date LTV based on the appraised value of $31.0 million as of October 25, 2011, a 1.78x Underwritten NCF DSCR and an Underwritten NOI Debt Yield of 12.7%.

▪	Consistent Rental Collections. The annual collections have varied minimally from $2,161,073 in 2008 to $2,241,484 as of T-12 October 2011.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

830-1140 Biddle Road Medford, OR 97504	Collateral Asset Summary Bear Creek Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,381,462 67.8% 1.35x 10.8%

Mortgage Loan Information				Property Information
Loan Seller:	GLAC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor:	Flamey Damian; Egla Damian			Collateral:	Fee Simple
Borrower:	Bear Creek Ventures, LLC			Location:	Medford, OR
Original Balance:	$15,400,000			Year Built / Renovated:	1977 / 2010
Cut-off Date Balance:	$15,381,462			Total Sq. Ft.:	189,953
% by Initial UPB:	1.6%			Property Management:	Self-Managed
Interest Rate:	5.7500%			Underwritten NOI:	$1,656,950
Payment Date:	6th of each month			Underwritten NCF:	$1,453,825
First Payment Date:	March 6, 2012			Appraised Value:	$22,700,000
Maturity Date:	February 6, 2022			Appraisal Date:	November 2, 2011
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(25), D(91), O(4)			TTM NOI:	$1,600,538 (T-12 November 30, 2011)
Lockbox / Cash Management:	None			2010 NOI:	$1,551,654 (December 31, 2010)
				2009 NOI:	$1,470,759 (December 31, 2009)
Reserves				2008 NOI:	NAV
	Initial	Monthly
Taxes:	$22,417	$22,417		Historical Occupancy
Insurance:	$5,042	$1,260		Current Occupancy:	92.9% (January 1, 2012)
Replacement(1):	$80,000	Springing		2010 Occupancy:	88.0% (December 31, 2010)
TI/LC(2):	$250,000	Springing		2009 Occupancy:	87.0% (December 31, 2009)
				2008 Occupancy:	NAV
Financial Information			(1)
Any time the balance of the replacement reserve account falls below $80,000, the borrower will be required to make monthly deposits in the amount of $ 2,374, until such time the balance of the replacement reserve account is equal to $80,000.

Cut-off Date Balance / Sq. Ft.:	$81
Balloon Balance / Sq. Ft.:	$68		(2)
Any time the balance of the TI/LC reserve account falls below $250,000, the borrower will be required to make monthly deposits in the amount of $7,915, until such time the balance of the replacement reserve escrow account is equal to $250,000.

Cut-off Date LTV:	67.8%
Balloon LTV:	57.1%
Underwritten NOI DSCR:	1.54x
Underwritten NCF DSCR:	1.35x
Underwritten NOI Debt Yield:	10.8%
Underwritten NCF Debt Yield:	9.5%

TRANSACTION HIGHLIGHTS
▪
Strong Location/Market. The Bear Creek Plaza property is well-located within the central retail corridor of Medford, Oregon and has excellent frontage and visibility along Biddle Road and Interstate 5 (traffic count in excess of 50,000 vehicles per day). Per the appraisal, the Medford retail inventory was over 4.6 million square feet with a 4.8% vacancy rate as of Q3 2011. There was no additional inventory delivered in Q3 2011 and no new deliveries are expected in the next year.

▪
Tenant Mix/Granular Rent Roll. Bear Creek Plaza benefits from a diverse tenant mix, with a variety of local and national tenants. In addition, no single tenant occupies more than 15.8% of the NRA, or 12.7% of GPR. Thirteen tenants occupying over 66.6% of the NRA and contributing 55.7% of the GPR have been at the Bear Creek Plaza property for over 10 years, of which 6 tenants occupying 25.3% of the NRA and contributing 20.7% of the GPR have been at the Bear Creek Plaza property for over 25 years.

▪
Equity. The borrower under the Bear Creek Plaza loan acquired the Bear Creek Plaza property in 2007 for approximately $19.25 million, and has made over $1.4 million in capital improvements. The borrower has approximately $5.8 million or 27.8% remaining equity in the property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

200 West Second Street Winston-Salem, NC 27101	Collateral Asset Summary BB&T Headquarters Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,328,964 44.0% 2.29x 17.2%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition			Property Type:	CBD Office
Sponsor:	Inland Private Capital Corporation			Collateral:	Fee Simple
Borrower:	Winston-Salem Office DST			Location:	Winston-Salem, NC
Original Balance:	$15,360,750			Year Built / Renovated:	1987 / 2001-2003
Cut-off Date Balance:	$15,328,964			Total Sq. Ft.:	239,854
% by Initial UPB:	1.6%			Property Management:	Inland Continental Property Management Corp.
Interest Rate(1):	5.8080%			Underwritten NOI:	$2,640,873
Payment Date:	6th of each month			Underwritten NCF:	$2,478,662
First Payment Date:	February 6, 2012			Appraised Value:	$34,800,000
Anticipated Repayment Date(1):	January 6, 2022			Appraisal Date:	November 9, 2011
Amortization(1):	360 months
Additional Debt(2):	$8,933,996 Mezzanine Loan			Historical NOI
Call Protection:	L(26), YM1(90), O(4)			2011 NOI:	$2,241,670 (YTD September 30, 2011 Ann.)
Lockbox / Cash Management:	Hard / In Place			2010 NOI:	$2,920,391 (December 31, 2010)
				2009 NOI:	$3,016,439 (December 31, 2009)
Reserves				2008 NOI:	$2,847,913 (December 31, 2008)
	Initial	Monthly
Taxes:	$91,889	$30,630		Historical Occupancy
Insurance:	$0	Springing		Current Occupancy:	100.0% (December 1, 2011)
Replacement(3):	$750,000	See Footnote		2010 Occupancy:	100.0% (December 31, 2010)
TI/LC:	$206,430	$0		2009 Occupancy:	100.0% (December 31, 2009)
				2008 Occupancy:	100.0% (December 31, 2008)
Financial Information			(1)
The loan is structured with an anticipated repayment date (“ARD”) of January
6, 2022 and a final maturity date of January 6, 2037. In the event that the loan is not paid off on or before the ARD, the borrower will be required to make monthly payments of principal based on a 15-year amortization schedule and the loan will accrue interest at an increased interest rate equal to the initial interest rate plus 2%; provided that payment of the interest accrued at the additional two percentage points will be deferred until payment in full of the principal balance of the loan and will, to the extent permitted by applicable law, accrue interest at the initial interest rate plus 2%. Additionally, from and after the ARD, all excess cash flow will be used to pay down the loan.
LCF funded a $10,250,000 mezzanine loan secured by the unsold passive equity interests in the borrower, which has since been paid down to
$8,933,996. The mezzanine loan has a term of one-year and initially bears interest at a rate of 10.0000% per annum and is interest-only throughout the term. If the mezzanine loan is not repaid in full by April 6, 2012, the interest rate will increase to 14.0000% per annum. In addition, if the mezzanine loan is not repaid in full by July 6, 2012, all excess cash flow will be swept and used to pay down the mezzanine loan.

	Mortgage Loan	Total Debt(4)
Cut-off Date Balance / Sq. Ft.:	$64	$101
Balloon Balance / Sq. Ft.:	$54	$91
Cut-off Date LTV:	44.0%	69.7%
ARD LTV(1):	37.2%	62.9%
Underwritten NOI DSCR:	2.44x	1.33x	(2)
Underwritten NCF DSCR:	2.29x	1.25x
Underwritten NOI Debt Yield:	17.2%	10.9%
Underwritten NCF Debt Yield:	16.2%	10.2%

			(3)	Replacement reserves per annum are: 2013 – $50,000, 2014 –$125,000, 2015 - $175,000, 2016 – $275,000, 2017 – $150,000, 2018 – $300,000, and 2019 through 2021 – $450,000 .
			(4)	Total Debt includes the BB&T Headquarters Building mortgage loan and the $8,933,996 mezzanine loan.

TRANSACTION HIGHLIGHTS
▪
Tenancy. The BB&T Headquarters Building is primarily leased to and is the corporate headquarters for Branch Banking and Trust Company (“BB&T”) (rated A-/A2/A+ by S&P/Moody’s/Fitch) (91.4% of NRA/ 93.5% of UW Total Rent). BB&T has been a tenant at the property since 2001 and recently extended its lease through March 2023 with fixed rent steps of $0.40 PSF every year, throughout the base term of the lease.

•
Strong Credit Metrics. The BB&T Headquarters Building loan has a 43.1% Loan to Cost and a 44.0% Cut-off Date LTV. There is minimal rollover during the term as only 8.6% of the square footage at the property expires prior to ARD.

•
Location. The BB&T Headquarters Building is strategically located within 2 blocks of freeway access to I-40 Business Loop (I-40 BUS W/US-158 W/US-421 N/N Carolina 150 W), the major east west freeway through Winston-Salem connecting Winston-Salem with Greensboro. Location provides visibility and direct freeway access to all major thoroughfares that traverse the “Piedmont Triad” area.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Ladder Capital Securities LLC, Guggenheim Securities, LLC, Morgan Stanley & Co. LLC and RBS Securities Inc. (the “Underwriters”) are soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IRS Circular 230 Notice: THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.   INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE CERTIFICATES

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL OFFERING CIRCULAR) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY NOT BE ISSUED WITH THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE

CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES WHICH SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED HEREIN SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.